EXHIBIT 4
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                       GE COMMERCIAL MORTGAGE CORPORATION,
                                    Depositor

                             BANK OF AMERICA, N.A.,
                                    Servicer

                             LENNAR PARTNERS, INC.,
                                Special Servicer
     with respect to all of the Loans other than the Renaissance Loan Pair,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Special Servicer
                   with respect to the Renaissance Loan Pair,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2003

                                 $1,188,882,057
                       GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2003-C1

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.....................................................
Section 1.02  Certain Calculations..............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans......................................
Section 2.02  Acceptance by Trustee.............................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties.............
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.............................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans...........
Section 3.02  Collection of Mortgage Loan Payments..............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts...............................................
Section 3.04  The Certificate Account, the Lower-Tier Distribution
               Account and the Upper-Tier Distribution Account, the
               Excess Liquidation Proceeds Reserve Account; the
               Interest Reserve Account; and the Loan Pair Custodial
               Accounts.........................................................
Section 3.05  Permitted Withdrawals from the Certificate Account; the
               Distribution Account; and the Loan Pair Custodial
               Accounts.........................................................
Section 3.06  Investment of Funds in the Certificate Account and the
               REO Accounts.....................................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage............................................
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements.........
Section 3.09  Realization Upon Defaulted Loans..................................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...................
Section 3.11  Servicing Compensation............................................
Section 3.12  Inspections; Collection of Financial Statements...................
Section 3.13  Annual Statement as to Compliance.................................
Section 3.14  Reports by Independent Public Accountants.........................
Section 3.15  Access to Certain Information.....................................
Section 3.16  Title to REO Property; REO Account................................
Section 3.17  Management of REO Property........................................
Section 3.18  Sale of Defaulted Loans and REO Properties........................
Section 3.19  Additional Obligations of the Servicer............................
Section 3.20  Modifications, Waivers, Amendments and Consents...................
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report....................
Section 3.22  Sub-Servicing Agreements..........................................
Section 3.23  Representations, Warranties and Covenants of the Servicer.........
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicers........................................................
Section 3.25  Interest Reserve Account..........................................
Section 3.26  Excess Interest Distribution Account..............................
Section 3.27  Limitations on and Authorization of the Servicer and
               Special Servicer with Respect to Certain Mortgage Loans..........
Section 3.28  Certain Matters Relating to the Wellbridge Loan Pair..............
Section 3.29  Certain Powers of the Companion Noteholders.......................
Section 3.30  Certain Matters Regarding the Purchase of the Renaissance
               Mortgage Loan and the Walgreens Mortgage Loan....................
Section 3.31  Delivery of Certain Reports to the Renaissance
               Controlling Companion Loan Noteholder............................
Section 3.32  Statements to the Companion Loan Noteholders......................
Section 3.33  Certain Matters Relating to Certain Mortgage Loans................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.....................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s...................................................
Section 4.03  P&I Advances......................................................
Section 4.04  Allocation of Collateral Support Deficit..........................
Section 4.05  Appraisal Reductions..............................................
Section 4.06  Certificate Deferred Interest.....................................
Section 4.07  Grantor Trust Reporting...........................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..................................................
Section 5.02  Registration of Transfer and Exchange of Certificates.............
Section 5.03  Book-Entry Certificates...........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.05  Persons Deemed Owners.............................................

                                   ARTICLE VI

                               THE DEPOSITOR, THE
       SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer.........................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer.................................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others..................................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign............
Section 6.05  Rights of the Depositor in Respect of the Servicer and
               the Special Servicer.............................................
Section 6.06  Rating Agency Fees................................................
Section 6.07  The Directing Certificateholder...................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination......................................................
Section 7.02  Trustee to Act; Appointment of Successor..........................
Section 7.03  Notification to Certificateholders................................
Section 7.04  Waiver of Events of Default.......................................
Section 7.05  Trustee as Maker of Advances......................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.................................................
Section 8.02  Certain Matters Affecting the Trustee.............................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans...................................
Section 8.04  Trustee May Own Certificates......................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee..........
Section 8.06  Eligibility Requirements for Trustee..............................
Section 8.07  Resignation and Removal of the Trustee............................
Section 8.08  Successor Trustee.................................................
Section 8.09  Merger or Consolidation of Trustee................................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.....................
Section 8.11  Appointment of Custodians.........................................
Section 8.12  Access to Certain Information.....................................
Section 8.13  Representations and Warranties of the Trustee.....................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans...................................................
Section 9.02  Additional Termination Requirements...............................

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration..............................................
Section 10.02 Depositor, Servicer and Special Servicer to Cooperate
               with Trustee.....................................................
Section 10.03 Use of Agents.....................................................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.........................................................
Section 11.02 Recordation of Agreement; Counterparts............................
Section 11.03 Limitation on Rights of Certificateholders and the
               Companion Loan Noteholders.......................................
Section 11.04 Governing Law.....................................................
Section 11.05 Notices...........................................................
Section 11.06 Severability of Provisions........................................
Section 11.07 Grant of a Security Interest......................................
Section 11.08 Successors and Assigns; Beneficiaries.............................
Section 11.09 Article and Section Headings......................................
Section 11.10 Notices to the Rating Agencies....................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-4 Certificate
Exhibit A-5       Form of Class A-1A Certificate
Exhibit A-6       Form of Class B Certificate
Exhibit A-7       Form of Class C Certificate
Exhibit A-8       Form of Class D Certificate
Exhibit A-9       Form of Class E Certificate
Exhibit A-10      Form of Class F Certificate
Exhibit A-11      Form of Class G Certificate
Exhibit A-12      Form of Class H Certificate
Exhibit A-13      Form of Class J Certificate
Exhibit A-14      Form of Class K Certificate
Exhibit A-15      Form of Class L Certificate
Exhibit A-16      Form of Class M Certificate
Exhibit A-17      Form of Class N Certificate
Exhibit A-18      Form of Class O Certificate
Exhibit A-19      Form of Class P Certificate
Exhibit A-20      Form of Class X-1 Certificate
Exhibit A-21      Form of Class X-2 Certificate
Exhibit A-22      Form of Class R Certificate
Exhibit A-23      Form of Class LR Certificate
Exhibit A-24      Form of Class S Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G-1       Form of Statement to Certificateholders
Exhibit G-2       Form of Statement to Certificateholders Filed with the SEC
Exhibit H         Form of Omnibus Assignment
Exhibit I         Form of CMSA Operating Statement Analysis Report and CMSA
                  NOI Adjustment Worksheet
Exhibit J         Form of Confidentiality Agreement
Exhibit K         Form of Investor Certification
Exhibit L         Form of Notice and Certification Regarding Defeasance of
                  Mortgage Loan
Exhibit M         Form of Purchase Option Notice
Exhibit           N Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate on or Prior
                  to the Release Date
Exhibit O         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate After
                  the Release Date
Exhibit           P Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate to Rule 144A Book-Entry Certificate on or Prior to
                  the Release Date
Exhibit Q         Form of Transfer Certificate for Transfers within
                  Regulation S Book-Entry Certificate on or Prior to the
                  Release Date
Exhibit R-1       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate on or Prior to the
                  Release Date
Exhibit R-2       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate After the Release Date
Exhibit S         Form of Transfer Certificate for Book-Entry Certificate to
                  Regulation S Definitive Certificate
Exhibit T         Supplemental Servicer Schedule
Exhibit U         Form of Certification to be Provided with Form 10-K
Exhibit V         Form of Certifications to be Provided to Depositor
Exhibit W-1       Form of Closing Date Certification
Exhibit W-2       Form of Initial Certification
Exhibit X         Form of Notice Relating to the Wellbridge Loan Pair
Exhibit Y         Form of Custodial Agreement

                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which Initially Pay Interest Only
Schedule 4        Mortgage Loans with Environmental Insurance Policies
Schedule 5        Rates to be Used in Determining Class X Pass-Through Rate

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of April 1, 2003, among GE COMMERCIAL MORTGAGE CORPORATION, as Depositor, BANK OF AMERICA, N.A., as Servicer, LENNAR PARTNERS, INC., as Special Servicer with respect to all of the Loans other than the Renaissance Loan Pair, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer with respect to the Renaissance Loan Pair and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans. As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Lower-Tier REMIC" and the "Upper-Tier REMIC," each, a "REMIC").

            The portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class S Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                                 ORIGINAL
    CLASS            PASS-THROUGH RATE     CERTIFICATE BALANCE   ORIGINAL RATING
 DESIGNATION            (PER ANNUM)         OR NOTIONAL AMOUNT     S&P/MOODY'S
-------------        -----------------     -------------------   ---------------
Class A-1                  3.091%            $113,697,000            AAA/Aaa
Class A-2                  4.093%            $108,049,000            AAA/Aaa
Class A-3                  4.371%            $156,269,000            AAA/Aaa
Class A-4                  4.819%            $367,323,000            AAA/Aaa
Class A-1A                 4.618%            $217,656,000            AAA/Aaa
Class B                    4.933%(1)         $ 41,611,000             AA/Aa2
Class C                    4.975%(1)         $ 16,347,000            AA-/Aa3
Class D                    5.024%(1)         $ 25,264,000              A/A2
Class E                    5.083%(1)         $ 16,347,000             A-/A3
Class F                    5.546%(1)         $ 10,403,000           BBB+/Baa1
Class G                    5.578%(1)         $ 16,347,000            BBB/Baa2
Class H                    5.754%(2)         $ 16,347,000           BBB-/Baa3
Class J                    5.070%(1)         $ 25,264,000            BB+/Ba1
Class K                    5.070%(1)         $  8,916,000             BB/Ba2
Class L                    5.070%(1)         $  7,431,000            BB-/Ba3
Class M                    5.070%(1)         $  2,972,000             B+/B1
Class N                    5.070%(1)         $ 10,403,000              B/B2
Class O                    5.070%(1)         $  5,944,000             B-/B3
Class P                    5.070%(1)         $ 22,292,057             NR/NR
Class X-1                  0.193%(3)         $1,188,882,057(4)       AAA/Aaa
Class X-2                  1.113%(3)         $1,076,741,000(4)       AAA/Aaa
Class R                   (5)                      (5)

----------

(1) The Pass-Through Rate for any Distribution Date for each of the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be the lesser of
      (i) 4.933%, 4.975%, 5.024%, 5.083%, 5.546%, 5.578%, 5.070%, 5.070%,
      5.070%, 5.070%, 5.070%, 5.070%, and 5.070% per annum, respectively, with respect to each of the Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F, Class G Class K, Class L, Class M, Class N, Class O and Class P Certificates for the first Distribution Date are 4.933%, 4.975%, 5.024%, 5.083%, 5.546%, 5.578%, 5.070%, 5.070%, 5.070%, 5.070%, 5.070%, 5.070% and
      5.070%, per annum, respectively.

(2) The Pass-Through Rate for any Distribution Date for the Class H Certificates shall be 5.754% per annum for the initial Distribution Date, and thereafter shall be the Weighted Average Net Mortgage Rate for such Distribution Date.

(3) The Pass-Through Rate for any Distribution Date for the Class X-1 and Class X-2 Certificates will be one-twelfth of the weighted average of the Class X-1 Strip Rates and the Class X-2 Strip Rates, respectively. The Pass-Through Rate of the Class X-1 and Class X-2 Certificates for the first Distribution Date is approximately 0.193% and 1.113% per annum, respectively.

(4) The Class X-1 and Class X-2 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Classes at the Class X-1 Pass-Through Rate and Class X-2 Pass-Through Rate, respectively, on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to (i) in the case of the Class B, Class C, Class D, Class E, Class F, Class K, Class M, Class N, Class O and Class P Components, the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, and (ii) in the case of the Class A-1-1, Class A-1-2, Class A-1-3, Class A-2-1, Class A-2-2, Class A-3-1, Class A-3-2, Class A-3-3, Class A-4-1, Class A-4-2, Class A-1A-1, Class A-1A-2, Class A-1A-3, Class A-1A-4, Class A-1A-5, Class A-1A-6, Class A-1A-7, Class G-1, Class G-2, Class H-1, Class H-2, Class J-1, Class J-2, Class J-3, Class L-1 and Class L-2 Components, the respective amounts specified in the definitions thereof. The original Notional Amount of the Class X-1 and Class X-2 Certificates is $1,188,882,058 and $1,076,741,000, respectively.

(5) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interest" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the initial principal amount (the "Original Lower-Tier Principal Amounts") and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC

    CLASS                                     INTEREST       ORIGINAL LOWER-TIER
 DESIGNATION                                    RATE           PRINCIPAL AMOUNT
-------------                                 --------       -------------------
Class LA-1-1                                    (1)              $57,924,000
Class LA-1-2                                    (1)              $47,778,000
Class LA-1-3                                    (1)               $7,995,000
Class LA-2-1                                    (1)              $38,016,000
Class LA-2-2                                    (1)              $70,033,000
Class LA-3-1                                    (1)              $37,203,000
Class LA-3-2                                    (1)              $37,389,000
Class LA-3-3                                    (1)              $81,677,000
Class LA-4-1                                    (1)              $74,105,000
Class LA-4-2                                    (1)             $293,218,000
Class LA-1A-1                                   (1)              $12,606,000
Class LA-1A-2                                   (1)              $10,510,000
Class LA-1A-3                                   (1)               $9,925,000
Class LA-1A-4                                   (1)              $19,117,000
Class LA-1A-5                                   (1)               $8,278,000
Class LA-1A-6                                   (1)              $15,802,000
Class LA-1A-7                                   (1)             $141,418,000
Class LB                                        (1)              $41,611,000
Class LC                                        (1)              $16,347,000
Class LD                                        (1)              $25,264,000
Class LE                                        (1)              $16,347,000
Class LF                                        (1)              $10,403,000
Class LG-1                                      (1)              $11,308,000
Class LG-2                                      (1)               $5,039,000
Class LH-1                                      (1)              $13,465,000
Class LH-2                                      (1)               $2,882,000
Class LJ-1                                      (1)               $4,855,000
Class LJ-2                                      (1)              $18,340,000
Class LJ-3                                      (1)               $2,069,000
Class LK                                        (1)               $8,916,000
Class LL-1                                      (1)               $1,215,000
Class LL-2                                      (1)               $6,216,000
Class LM                                        (1)               $2,972,000
Class LN                                        (1)              $10,403,000
Class LO                                        (1)               $5,944,000
Class LP                                        (1)              $22,292,057
Class LR                                        (2)                    (2)

----------

(1) The interest rate for each Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

            The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-4-1, Class LA-4-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LJ-3, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Uncertificated Lower-Tier Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interest" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,188,882,058.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class S Certificate, Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-1 or Class X-2 Certificates, as applicable, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class on the Notional Amount of such Class (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Loan, any debt owed by the related Mortgagor to a party other than the lender under such Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate (or, in the case of the Wellbridge Mortgage Loan, the Wellbridge Servicing Fee Rate) and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(d)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Prepayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York, (b) the tax laws of the State of Minnesota and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than the Wellbridge Mortgage Loan) or the Renaissance Loan Pair as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Loan Pair over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as an Advance) with respect to any such Mortgage Loan or Loan Pair (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Loan Pair) as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 or (2) by an internal valuation performed by the Special Servicer (unless the Special Servicer elects to obtain an Appraisal with the consent of the Directing Certificateholder) with respect to any such Mortgage Loan or Loan Pair (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Loan Pair) as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Loan Pair over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Loan Pair at a per annum rate equal to its Mortgage Rate (or in the case of the Renaissance Loan Pair, the weighted average of its Mortgage Rates), (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or Loan Pair, (C) all unpaid Servicing Fees (to the extent not duplicative of any amounts listed above) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan or Loan Pair (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 90 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Loan Pair until such time as such Appraisal or internal valuation referred to above is received and the Appraisal Reduction is calculated. Within 90 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance) or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense) or an internal valuation; provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal or internal valuation within the 120 day period set forth in such clause (ii), which Appraisal or internal valuation shall be delivered by the Special Servicer to the Servicer, the Trustee, the Directing Certificateholder (and if the Renaissance Loan Pair is involved, the related Companion Loan Noteholder) and the Trustee shall deliver such Appraisal or internal valuation to each other Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate who requests such Appraisal or internal valuation in writing within 15 days of receipt by the Trustee of such Appraisal or internal valuation from the Special Servicer.

            With respect to each Mortgage Loan (other than the Wellbridge Mortgage Loan) or the Renaissance Loan Pair as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Loan Pair has become a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Loan Pair, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal or internal valuation, as applicable, order an Appraisal or conduct an internal valuation, as applicable, (which may be an update of a prior Appraisal or internal valuation), the cost of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan or Loan Pair and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or internal valuation with respect to a Mortgage Loan or Loan Pair which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or internal valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or internal valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or Loan Pair; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such Appraisal or internal valuation, as applicable.

            Any Appraisal Reduction in respect of the Wellbridge Loan Pair shall be calculated by the Wellbridge Master Servicer in accordance with and pursuant to the terms of the Wellbridge Pooling Agreement.

            Any Mortgage Loan (other than the Wellbridge Mortgage Loan) or the Renaissance Loan Pair previously subject to an Appraisal Reduction which becomes a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Loan Pair), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, (a) the aggregate Appraisal Reduction related to a Mortgage Loan (other than the Wellbridge Mortgage Loan) or the Renaissance Loan Pair or the related REO Property will be reduced to zero as of the date the related Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund and (b) except as otherwise expressly noted, the terms of this definition of "Appraisal Reduction" shall not be applicable to the Wellbridge Loan Pair.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class) or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount calculated by the Special Servicer (who shall inform the Servicer of the amount so calculated on the related Determination Date) equal to the product of (a) the weighted average of the applicable per annum Pass-Through Rates (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Classes of Certificates to which the Appraisal Reductions for all Mortgage Loans (and, in the case of the Wellbridge Mortgage Loan, the appraisal reductions effected under the Wellbridge Pooling Agreement during the applicable period) are allocated, weighted on the basis of the amount of Appraisal Reductions allocated to each such Class, and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Wellbridge Mortgage Loan) and the Renaissance Loan Pair, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan or Loan Pair becomes effective as a result of a modification of such Mortgage Loan or Loan Pair by the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on such Mortgage Loan or Loan Pair, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan or Loan Pair, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or Loan Pair, or a change in any other material economic term of such Mortgage Loan or Loan Pair (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Loan Pair by the Special Servicer, (iv) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property, (v) immediately after the Special Servicer receives notice that a Mortgagor has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy), (vi) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan unless the Mortgagor has delivered to the Servicer or the Special Servicer on the related Maturity Date (or, in the case of the Renaissance Loan Pair, by the 30th day after the related Maturity Date) a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 60 days and (viii) immediately after such Mortgage Loan or Loan Pair becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer, the Trustee and the Directing Certificateholder promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Mortgaged Property securing the Wellbridge Mortgage Loan), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Loan or Loan Pair made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable, or in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) of the definition of "Appraisal Reduction." With respect to the Wellbridge Mortgaged Property, the portion of the appraisal value allocable thereto, as determined pursuant to the Wellbridge Pooling Agreement.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Collection Period and with respect to any REO Loan or Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Loan on the Due Date occurring in the related Collection Period based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment with respect to the related Mortgage Loan or REO Loan has not become due, after giving effect to any modification of such Loan, and (b) interest on the Stated Principal Balance of such Loan or REO Loan, as applicable, at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (other than payments and other collections on or with respect to REO Properties that relate to a Companion Loan and, in the case of the Wellbridge Mortgage Loan, only to the extent received by the Trustee pursuant to the Wellbridge Co-Lender Agreement), including (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

            (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period), Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received after the end of the related Collection Period;

            (iii) Reserved;

            (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii), (iii) and (iv) of Section 3.05(b);

            (v) Excess Interest;

            (vi) all Prepayment Premiums and Yield Maintenance Charges;

            (vii) all amounts deposited in the Lower-Tier Distribution Account in error; and

            (viii) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to
      Section 3.25;

            (b) Reserved;

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made) and any advances of Monthly Payments made by the Wellbridge Master Servicer in respect of the Wellbridge Mortgage Loan;

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b); and

            (e) all funds released from the Excess Liquidation Proceeds Reserve Account for distribution on such Distribution Date.

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "B Note": The Renaissance Companion Loan, the Walgreens Companion Loan or the Wellbridge B Note, as applicable.

            "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Book-Entry Certificate": Any Rule 144A Book-Entry Certificate or Regulation S Book-Entry Certificate.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the office of the Certificate Registrar or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall at all times be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or the Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and, provided further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. Additionally, for purposes of determining if the requisite consents of Certificateholders under
Section 11.01(b) have been obtained, any Certificate beneficially owned by a Mortgage Loan Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent), and the consent rights to which such Certificateholder would otherwise be entitled shall not be taken into account in determining whether the requisite consents necessary to effect any amendment under Section 11.01(b) have been obtained with respect to amendments that are significantly modifying the permitted activities of the Trust. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification": As defined in Section 4.02(d).

            "Chatham Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of December 10, 2002, by and between Deutsche Bank Mortgage Capital, L.L.C., as mortgage lender, Bayerische Hypo-Und Vereinsbank AG, New York Branch, as pledgee and ISAR Chatham LLC, as Mezzanine Lender.

            "Chatham Mezzanine Lender": Bayerische Hypo-Und Vereinsbank AG, New York Branch and ISAR Chatham, LLC, or their permitted successors or assigns.

            "Chatham Mezzanine Loan": Those certain mezzanine loans related to the Mortgage Loan identified as Mortgage Loan No. 17 on the Mortgage Loan Schedule.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1 Components": The Class A-1-1 Component, Class A-1-2 Component and Class A-1-3 Component.

            "Class A-1-1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates, equal to the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Lower-Tier Interest.

            "Class A-1-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Lower-Tier Interest.

            "Class A-1-3 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Lower-Tier Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 3.091%.

            "Class A-1A Certificate": A Certificate designated as "Class A-5" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class A-1A Components": The Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component and Class A-1A-7 Component.

            "Class A-1A-1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates, equal to the Lower-Tier Principal Amount of the Class LA-1A-1 Uncertificated Lower-Tier Interest.

            "Class A-1A-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-2 Uncertificated Lower-Tier Interest.

            "Class A-1A-3 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-3 Uncertificated Lower-Tier Interest.

            "Class A-1A-4 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-4 Uncertificated Lower-Tier Interest.

            "Class A-1A-5 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-5 Uncertificated Lower-Tier Interest.

            "Class A-1A-6 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-6 Uncertificated Lower-Tier Interest.

            "Class A-1A-7 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-1A-7 Uncertificated Lower-Tier Interest.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.618%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2 Components": The Class A-2-1 Component and Class A-2-2 Component.

            "Class A-2-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Lower-Tier Interest.

            "Class A-2-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Lower-Tier Interest.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.093%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-3 Components": The Class A-3-1 Component, Class A-3-2 Component and Class A-3-3 Component.

            "Class A-3-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Lower-Tier Interest.

            "Class A-3-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Lower-Tier Interest.

            "Class A-3-3 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-3-3 Uncertificated Lower-Tier Interest.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.371%.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class A-4 Components": The Class A-4-1 Component and Class A-4-2 Component.

            "Class A-4-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Lower-Tier Interest.

            "Class A-4-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Lower-Tier Interest.

            "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.819%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class B Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Lower-Tier Interest.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 4.933%.

            "Class B through Class F Components": The Class B Component, Class C Component, Class D Component, Class E Component and Class F Component.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class C Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Lower-Tier Interest.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 4.975%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class D Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Lower-Tier Interest.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.024%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class E Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LE Uncertificated Lower-Tier Interest.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.083%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class F Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LF Uncertificated Lower-Tier Interest.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.546%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class G Components": The Class G-1 Component and Class G-2
Component.

            "Class G-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LG-1 Uncertificated Lower-Tier Interest.

            "Class G-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LG-2 Uncertificated Lower-Tier Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.578%.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class H Components": The Class H-1 Component and Class H-2
Component.

            "Class H-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LH-1 Uncertificated Lower-Tier Interest.

            "Class H-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LH-2 Uncertificated Lower-Tier Interest.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class J Components": The Class J-1 Component, Class J-2 Component and Class J-3 Component.

            "Class J-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Lower-Tier Interest.

            "Class J-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Lower-Tier Interest.

            "Class J-3 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LJ-3 Uncertificated Lower-Tier Interest.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class K Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Lower-Tier Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class L Components": The Class L-1 Component and Class L-2
Component.

            "Class L-1 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LL-1 Uncertificated Lower-Tier Interest.

            "Class L-2 Component": With respect to the Class X-1 Certificates and the Class X-2 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates and the Class X-2 Certificates, respectively, equal to the Lower-Tier Principal Amount of the Class LL-2 Uncertificated Lower-Tier Interest.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class LA-1-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-7 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-23 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class M Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Lower-Tier Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class M through Class P Components": The Class M Component, Class N Component, Class O Component and Class P Component.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class N Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Lower-Tier Interest.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class O Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LO Uncertificated Lower-Tier Interest.

            "Class O Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class P Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Lower-Tier Principal Amount of the Class LP Uncertificated Lower-Tier Interest.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.070%.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-22 hereto.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-24 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any Class X-1 or Class X-2 Certificate.

            "Class X-1 Certificate": A Certificate designated as "Class X-1" on the face thereof, in the form of Exhibit A-20 hereto.

            "Class X-1 Notional Amount": For any date of determination, a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-1 Pass-Through Rate": With respect to any Distribution Date and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1 Components, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A Components, Class B through Class F Component, Class G Components, Class H Components, Class J Components, Class K Component, Class L Components and the Class M through Class P Components, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date.

            "Class X-1 Strip Rate": With respect to any Component,

            (A) for any Distribution Date occurring on or before the Distribution Date in April 2005, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1-1 Component, Class A-1A-1 Component and the Class M through Class P Components, the Pass-Through Rate for such Component and (y) in the case of the Class A-1-2 Component, Class A-1-3 Component, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L Components, the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto;

            (B) for any Distribution Date occurring after the Distribution Date in April 2005 and on or before the Distribution Date in April 2006, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1-1 Component, Class A-1-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class L-1 Component and the Class M through Class P Components, the Pass-Through Rate for such Component and
(y) in the case of the Class A-1-3 Component, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L-2 Component, the rate per annum corresponding to such Distribution Date as set forth on Schedule 5 attached hereto;

            (C) for any Distribution Date occurring after the Distribution Date in April 2006 and on or before the Distribution Date in April 2007, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1 Components, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-2-1 Component, Class J-1 Component, Class K Component, Class L Components and the Class M through Class P Components, the Pass-Through Rate for such Component and (y) in the case of the Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-2-2 Component, Class A-3 Components, Class A-4 Components, Class B through Class F Components, Class G Components, Class H Components, Class J-2 Component and Class J-3 Component, the rate per annum corresponding to such Distribution Date as set forth on Schedule 5 attached hereto;

            (D) for any Distribution Date occurring after the Distribution Date in April 2007 and on or before the Distribution Date in April 2008, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1 Components, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-2 Components, Class A-3-1 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L Components and the Class M through Class P Components, the Pass-Through Rate for such Component and (y) in the case of the Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-4 Components, Class B through Class F Components, Class G Components, Class H Components and Class J-3 Component, the rate per annum corresponding to such Distribution Date as set forth on Schedule 5 attached hereto;

            (E) for any Distribution Date occurring after the Distribution Date in April 2008 and on or before the Distribution Date in April 2009, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1 Components, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-2 Components, Class A-3-1 Component, Class A-3-2 Component, Class H-1 Component, Class J Components, Class K Component, Class L Components and the Class M through Class P Components, the Pass-Through Rate for such Component and (y) in the case of the Class A-1A-6 Component, Class A-1A-7 Component, Class A-3-3 Component, Class A-4 Components, Class B through Class F Components, Class G Components and Class H-2 Component, the rate per annum corresponding to such Distribution Date as set forth on Schedule 5 attached hereto;

            (F) for any Distribution Date occurring after the Distribution Date in April 2009 and on or before the Distribution Date in April 2010, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-2 Components, Class A-3 Components, Class A-4-1 Component, Class G-1 Component, Class H Components, Class J Components, Class K Component, Class L Components and the Class M through Class P Components, the Pass-Through Rate for such Component and (y) in the case of the Class A-1A-7 Component, Class A-4-2 Component, Class B through Class F Components and Class G-2 Component, the rate per annum corresponding to such Distribution Date as set forth on Schedule 5 attached hereto; and

            (G) for any Distribution Date occurring after the Distribution Date in April 2010, the excess of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for each Component. In no event will any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": A Certificate designated as "Class X-2" on the face thereof, in the form of Exhibit A-21 hereto.

            "Class X-2 Notional Amount":

            (i) with respect to any Distribution Date occurring on or before the Distribution Date in April 2005, the aggregate of the Notional Amounts of the Class A-1-2 Component, Class A-1-3 Component, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L Components as of the close of business on the preceding Distribution Date;

            (ii) with respect to any Distribution Date after the Distribution Date in April 2005 and on or before the Distribution Date in April 2006, the aggregate of the Notional Amounts of the Class A-1-3 Components, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L-2 Component as of the close of business on the preceding Distribution Date;

            (iii) with respect to any Distribution Date after the Distribution Date in April 2006 and on or before the Distribution Date in April 2007, the aggregate of the Notional Amount of the Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-2-2 Component, Class A-3 Components, Class A-4 Components, Class B through Class F Components, Class G Components, Class H Components, Class J-2 Component and Class J-3 Component as of the close of business on the preceding Distribution Date;

            (iv) with respect to any Distribution Date after the Distribution Date in April 2007 and on or before the Distribution Date in April 2008, the aggregate of the Notional Amount of the Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-4 Components, Class B through Class F Components, Class G Components, Class H Components and Class J-3 Component as of the close of business on the preceding Distribution Date;

            (v) with respect to any Distribution Date after the Distribution Date in April 2008 and on or before the Distribution Date in April 2009, the aggregate of the Notional Amount of the Class A-1A-6 Component, Class A-1A-7 Component, Class A-3-3 Component, Class A-4 Components, Class B through Class F Component, Class G Components and Class H-2 Component as of the close of business on the preceding Distribution Date;

            (vi) with respect to any Distribution Date after the Distribution Date in April 2009 and on or before the Distribution Date in April 2010, the aggregate of the Notional Amount of the Class A-1A-7 Component, Class A-4-2 Component, Class B through Class F Components and Class G-2 Component as of the close of business on the preceding Distribution Date; and

            (vii) with respect to any Distribution Date occurring after the Distribution Date in April 2010, zero.

            "Class X-2 Pass-Through Rate": (i) with respect to any Distribution Date occurring on or before the Distribution Date in April 2005 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (A) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date, (ii) with respect to any Distribution Date occurring after the Distribution Date in April 2005 and on or before the Distribution Date in April 2006 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (B) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date, (iii) with respect to any Distribution Date occurring after the Distribution Date in April 2006 and on or before the Distribution Date in April 2007 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (C) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date, (iv) with respect to any Distribution Date occurring after the Distribution Date in April 2007 and on or before the Distribution Date in April 2008 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (D) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date, (v) with respect to any Distribution Date occurring after the Distribution Date in April 2008 and on or before the Distribution Date in April 2009 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (E) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date, (vi) with respect to any Distribution Date occurring after the Distribution Date in April 2009 and on or before the Distribution Date in April 2010 and the related Interest Accrual Period, one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Components stated in clause (F) of the definition thereof, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date.

            "Class X-2 Strip Rate":

            (A) for any Distribution Date occurring on or before the Distribution Date in April 2005, with respect to the Class A-1-2 Component, Class A-1-3 Component, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L Components, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component;

            (B) for any Distribution Date occurring after the Distribution Date in April 2005 and on or before the Distribution Date in April 2006, with respect to the Class A-1-3 Component, Class A-2 Components, Class A-3 Components, Class A-4 Components, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through F Components, Class G Components, Class H Components, Class J Components, Class K Component and Class L-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component;

            (C) for any Distribution Date occurring after the Distribution Date in April 2006 and on or before the Distribution Date in April 2007, with respect to the Class A-2-2 Component, Class A-3 Components, Class A-4 Components, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components, Class J-2 Component and Class J-3 Component, the excess, if any, of
(x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component;

            (D) for any Distribution Date occurring after the Distribution Date in April 2007 and on or before the Distribution Date in April 2008, with respect to the Class A-3-2 Component, Class A-3-3 Component, Class A-4 Components, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components, Class H Components and Class J-3 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component;

            (E) for any Distribution Date occurring after the Distribution Date in April 2008 and on or before the Distribution Date in April 2009, with respect to the Class A-3-3 Component, Class A-4 Components, Class A-1A-6 Component, Class A-1A-7 Component, Class B through Class F Components, Class G Components and Class H-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component; and

            (F) for any Distribution Date occurring after the Distribution Date in April 2009 and on or before the Distribution Date in April 2010, with respect to the Class A-4-2 Component, Class A-1A-7 Component, Class B through Class F Components and Class G-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component.

            For any Distribution Date occurring after the Distribution Date in April 2010, the Class X-2 Strip Rate for any Component will be equal to zero.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": April 15, 2003.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA NOI Adjustment Worksheet and (ix) the CMSA Loan Level Reserve-LOC Report.

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve-LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Supplemental Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, and the CMSA Operating Statement Analysis Report.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Co-Lender Agreement": Any of the Wellbridge Co-Lender Agreement, the Renaissance Co-Lender Agreement or the Walgreens Co-Lender Agreement, as applicable.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day following the Determination Date occurring in the month preceding the month in which such Distribution Date occurs (and, in the case of the first Distribution Date, the period commencing on the Cut-off Date) and ending on and including the Determination Date occurring in the month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Companion Loan": Any Wellbridge Companion Loan, Walgreens Companion Loan or Renaissance Companion Loan.

            "Companion Loan Noteholder": In the case of the Renaissance Loan Pair, the Renaissance Companion Loan Noteholder, in the case of the Walgreens Loan Pair, the Walgreens Companion Loan Noteholder, and in the case of the Wellbridge Loan Pair, the Wellbridge Companion Loan Noteholders.

            "Compensating Interest Payment": As defined in Section 3.19.

            "Component": Any of the Class A-1-1 Component, the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1A-1 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-3-1 Component, the Class A-3-2 Component, the Class A-3-3 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G-1 Component, the Class G-2 Component, the Class H-1 Component, the Class H-2 Component, the Class J-1 Component, the Class J-2 Component, the Class J-3 Component, the Class K Component, the Class L-1 Component, the Class L-2 Component, the Class M Component, the Class N Component, the Class O Component and the Class P Component.

            "Condemnation Proceeds": All proceeds paid in connection with the full or partial condemnation of a Mortgaged Property, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standards (in the case of the Wellbridge Loan Pair, to the extent of any portion of such amounts received by the Trustee pursuant to the Wellbridge Co-Lender Agreement).

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Companion Loan Noteholder": With respect to the Wellbridge Loan Pair, the "Controlling Holder" as such term is defined in the Wellbridge Co-Lender Agreement, which shall initially be the Wellbridge B Noteholder. With respect to the Renaissance Loan Pair, the "Controlling Holder" or "Controlling Holder Designee," as applicable, as such terms are defined in the Renaissance Co-Lender Agreement, each of which shall initially be the Renaissance Companion Loan Noteholder.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to all matters other than certificate transfers, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS, GECMC 2003-C1), telecopy number (410) 715-2380; and (ii) with respect to certificate transfers, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Loan to the Servicer pursuant to Section 3.21(a).

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including, without limitation, the original or copy of all environmental reports, the original or a copy of any major tenant lease, the original or copy of any environmental indemnity agreement and the original or copy of any management agreement.

            "Cross-Collateralized Loan": Any Loan that is cross-collateralized and cross-defaulted with another Loan.

            "Cross-Collateralized Group": The Cross-Collateralized Loans which are cross-collateralized and cross-defaulted with each other.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": April 1, 2003.

            "Cut-off Date Principal Balance": With respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

            "Debt Service Coverage Ratio": With respect to any Loan and as of any date of determination, and calculated without regard to any cross-collateralization feature of such Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than twelve (12) months or less than three (3) months for which financial statements (whether or not audited) have been received by or on behalf of a Mortgage Loan Seller (prior to the Closing Date), or the Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Loan level and, provided further, that with respect to the Loans indicated on Schedule 3, which pay interest only for a specified period of time set forth in the related Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 3).

            "Defect": As defined in Section 2.02(e).

            "Default Interest": With respect to any Loan which is in default pursuant to the terms of the related Loan documents for any related Collection Period, all interest accrued in respect of such Loan during such Collection Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of Late Payment Charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Loan outstanding from time to time during such Collection Period.

            "Defaulted Loan": A Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Deficient Valuation": With respect to any Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.01(a).

            "Denomination": As defined in Section 5.01(a).

            "Depositor": GE Commercial Mortgage Corporation, a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 6th day of the month in which such Distribution Date occurs or, if such 6th day is not a Business Day, the immediately preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. Delaware Bonds Holdings Inc., a Delaware corporation, shall be the initial Directing Certificateholder, without necessity of further notice or selection.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the Upper-Tier REMIC, the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) such Class's share of the Uncovered Prepayment Interest Shortfall for such Distribution Date and (ii) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

            "Distribution Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Distribution Account," which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Interest Distribution Account. The Distribution Account shall at all times be an Eligible Account.

            "Distribution Date": The 10th day of any month or, if such 10th day is not a Business Day, the Business Day immediately following such 10th day, commencing on May 12, 2003.

            "Due Date": With respect to (i) any Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "EDGAR": The Commission's Electronic Data Gathering and Retrieval System.

            "Eligible Account": Either (a) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (i) the long-term unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's, or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account 30 days or more and
(B) "AA-" by S&P (or A+ by S&P if such institution's short term rating is at least A-1), or (ii) the short-term unsecured debt obligations of which have a short-term rating of not less than (A) "P-1" from Moody's, or, if not rated by Moody's, at least "P-1" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account for less than 30 days and (B) "A-1" from S&P, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates (and, in the case of an account that relates solely to the Renaissance Loan Pair, to any class of Renaissance Companion Loan Securities) that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (b) a segregated account or accounts maintained with Deutsche Bank so long as it is rated at least (i) "A1" by Moody's or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency and (ii) "AA-" by S&P, or (c) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor, or (iii) in the case of the Regular Certificates (other than the ERISA Restricted Certificates (without giving effect to clause (b)(ii) of such definition)), in the case of ownership or transfer of an interest in any Regulation S Book-Entry Certificate, a Person acquiring such interest pursuant to Regulation S in accordance with all applicable procedures herein.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(d)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate; provided, that any such Certificate
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System and its successors.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Prepayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts, which may be a subaccount of the Distribution Account, by the Trustee pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Excess Interest Distribution Account," and which must be an Eligible Account or maintained as a subaccount of the Distribution Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Liquidation Proceeds": With respect to any Loan, the excess of (i) Liquidation Proceeds of that Loan or related REO Property net of any related Liquidation Expenses, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such Loan on the Due Date immediately following the date on which such proceeds were received.

            "Excess Liquidation Proceeds Reserve Account": The account, accounts or subaccount created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the benefit of Holders of GE Commercial Mortgage Corporation, Mortgage Pass-Through Certificates, Series 2003-C1, Excess Liquidation Proceeds Reserve Account." Any such account shall at all times be an Eligible Account. The Excess Liquidation Proceeds Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "FEMA": Federal Emergency Management Agency or any successor thereto.

            "Final Recovery Determination": A good faith reasonable determination by the Special Servicer with respect to any Defaulted Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by either Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Directing Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Special Servicer or the Servicer pursuant to Section 9.01 or, in the case of a Loan Pair, a Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement) that there has been a recovery of all Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that will ultimately be recoverable.

            "Freddie Mac": Freddie Mac or any successor thereto.

            "GMACCM": GMAC Commercial Mortgage Corporation, a California corporation, or its successors in interest.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account.

            "Ground Lease": In the case of any Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Companion Loan Noteholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Companion Loan Noteholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Companion Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Companion Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Companion Loan Noteholder or any Affiliate thereof, as the case may be, provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, any Companion Loan Noteholder or the Trust, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel has been delivered to the Trustee (and, if any Loan Pair is affected, to the related Controlling Companion Loan Noteholder) to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer (and, if any Loan Pair is affected, by the related Controlling Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Trust Fund or any Companion Loan Noteholder, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification Date": As defined in Section 2.02(b).

            "Initial Purchasers": Deutsche Bank Securities Inc. and Banc of America Securities LLC.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Proceeds": All proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Insured Environmental Event": As defined in Section 3.07(f).

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.25 in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Interest Reserve Account" or maintained as a subaccount of the Distribution Account into which the amounts set forth in Section 3.25 shall be deposited directly and which must at all times be an Eligible Account.

            "Interest Reserve Loans": The Actual/360 Mortgage Loans.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period), whether as Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (without regard to any acceleration of amounts due under the predecessor Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Late Payment Charges": With respect to any Loan, amounts due to the Servicer (which accrued on non-Specially Serviced Loans) or the Special Servicer (which accrued on Specially Serviced Loans), which represent charges for late payments paid by a Mortgagor pursuant to the Loan documents.

            "Lennar": Lennar Partners, Inc., a Florida corporation, or its successors in interest.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or related REO Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c); (v) such Mortgage Loan is purchased by the Special Servicer or the Servicer pursuant to Section 9.01(b) or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01(d); (vi) such Mortgage Loan is purchased by the related Mezzanine Lender pursuant to the related Mezzanine Intercreditor Agreement or (vii) in the case of a Loan Pair, such Mortgage Loan is purchased by a Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to
Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii), (iv), (v), (vi) or (vii) of the definition of Liquidation Proceeds.

            "Liquidation Fee Rate": A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement or (subject to Section 3.05(e)) of a Wellbridge Companion Loan, Walgreens Companion Loan or the Renaissance Companion Loan by the seller thereof pursuant to any loan purchase agreement; (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Servicer pursuant to Section 9.01;
(vi) the purchase of a mortgage loan by the related Mezzanine Lender pursuant to the related Mezzanine Intercreditor Agreement; or (vii) in the case of a Loan Pair, the purchase of the related Mortgage Loan by a Companion Loan Noteholder or its designee, as applicable, pursuant to the related Co-Lender Agreement or Wellbridge Pooling Agreement, as applicable (in the case of the Wellbridge Loan Pair, to the extent of any portion of such amounts received by the Trust as holder of the Wellbridge Mortgage Loan pursuant to the Wellbridge Co-Lender Agreement and the Wellbridge Pooling Agreement).

            "Loan": Any Mortgage Loan or any Companion Loan.

            "Loan Group" shall mean either Loan Group 1 or Loan Group 2.

            "Loan Group 1" shall mean, collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans within respect thereto.

            "Loan Group 1 Available Distribution Amount" shall mean, with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount" shall mean, with respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A Certificates (other than the Class A-1A Certificates), exceeds (b) the aggregate amount distributed in respect of principal on the Class A Certificates (other than the Class A-1A Certificates) on the preceding Distribution Date. The Loan Group 1 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Group 2" shall mean, collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans within respect thereto.

            "Loan Group 2 Available Distribution Amount" shall mean, with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount" shall mean, with respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A-1A Certificates, exceeds
(b) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. The Loan Group 2 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Pair": Any of the Renaissance Loan Pair, the Wellbridge Loan Pair and the Walgreens Loan Pair, as applicable.

            "Loan Pair Custodial Account": With respect to the Renaissance Loan Pair and the Walgreens Loan Pair, the segregated account or accounts created and maintained by the Servicer pursuant to Section 3.04(e) on behalf of the Renaissance Noteholders and the Walgreens Noteholders, respectively, which shall be entitled "[NAME OF SERVICER], as Servicer, in trust for [NAMES OF THE RENAISSANCE NOTEHOLDERS AND THE WALGREENS NOTEHOLDERS], as their interests may appear." Any such account(s) shall at all times be an Eligible Account(s).

            "Loan Pair Remittance Amount": With respect to any Business Day preceding a Distribution Date and the Renaissance Loan Pair or Walgreens Loan Pair, as applicable, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the Renaissance Loan Pair or Walgreens Loan Pair, as applicable, and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Pair Custodial Account as of 12:00 noon (New York City time) on such date, including any such payments and other collections transferred to the related Loan Pair Custodial Account from the related REO Account (if established), and (ii) any and all P&I Advances made with respect to the Renaissance Loan Pair or Walgreens Loan Pair, as applicable, that are available for remittance to the Certificate Account and the related Companion Loan Noteholder on such date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period; (ii) any amount payable or reimbursable to any Person from the related Loan Pair Custodial Account pursuant to Section 3.05(e); and (iii) any amounts deposited in the related Loan Pair Custodial Account in error.

            "Loan Pair REO Account": As defined in Section 3.16(b).

            "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Loan at the time of determination (assuming no defaults or prepayments on the Mortgage Loan prior to that time), and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lower-Tier Distribution Account": The subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to
Section 3.04(b).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (a) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)); provided that:

            (i) the Lower-Tier Principal Amount for the Class LA-1-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class A-1 Certificates minus $55,773,000 (but shall not be less than zero);

            (ii) the Lower-Tier Principal Amount for the Class LA-1-2 Uncertificated Lower-Tier Interest shall be the lesser of (A) $47,778,000 and (B) the Certificate Balance of the Class A-1 Certificates minus $47,995,000 (but shall not be less than zero);

            (iii) the Lower-Tier Principal Amount for the Class LA-1-3 Uncertificated Lower-Tier Interest shall be the lesser of $7,995,000 and the Certificate Balance of the Class A-1 Certificates;

            (iv) the Lower-Tier Principal Amount for the Class LA-2-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class A-2 Certificates minus $70,033,000 (but shall not be less than zero);

            (v) the Lower-Tier Principal Amount for the Class LA-2-2 Uncertificated Lower-Tier Interest shall be the lesser of $70,033,000 and the Certificate Balance of the Class A-2 Certificates;

            (vi) the Lower-Tier Principal Amount for the Class LA-3-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class A-3 Certificates minus $119,066,000 (but shall not be less than zero);

            (vii) the Lower-Tier Principal Amount for the Class LA-3-2 Uncertificated Lower-Tier Interest shall be the lesser of (A) $37,389,000 and (B) the Certificate Balance of the Class A-3 Certificates minus $81,677,000 (but shall not be less than zero);

            (viii) the Lower-Tier Principal Amount for the Class LA-3-3 Uncertificated Lower-Tier Interest shall be the lesser of $81,677,000 and the Certificate Balance of the Class A-3 Certificates;

            (ix) the Lower-Tier Principal Amount for the Class LA-4-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class A-4 Certificates minus $293,218,000 (but shall not be less than zero);

            (x) the Lower-Tier Principal Amount for the Class LA-4-2 Uncertificated Lower-Tier Interest shall be the lesser of $293,218,000 and the Certificate Balance of the Class A-4 Certificates;

            (xi) the Lower-Tier Principal Amount for the Class LA-1A-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class A-1A Certificates minus $205,050,000 (but shall not be less than zero);

            (xii) the Lower-Tier Principal Amount for the Class LA-1A-2 Uncertificated Lower-Tier Interest shall be the lesser of (A) $10,510,000 and (B) the Certificate Balance of the Class A-1A Certificates minus $194,540,000 (but shall not be less than zero);

            (xiii) the Lower-Tier Principal Amount for the Class LA-1A-3 Uncertificated Lower-Tier Interest shall be the lesser of (A) $9,925,000 and (B) the Certificate Balance of the Class A-1A Certificates minus $184,615,000 (but shall not be less than zero);

            (xiv) the Lower-Tier Principal Amount for the Class LA-1A-4 Uncertificated Lower-Tier Interest shall be the lesser of (A) $19,117,000 and (B) the Certificate Balance of the Class A-1A Certificates minus $165,498,000 (but shall not be less than zero);

            (xv) the Lower-Tier Principal Amount for the Class LA-1A-5 Uncertificated Lower-Tier Interest shall be the lesser of (A) $8,278,000 and (B) the Certificate Balance of the Class A-1A Certificates minus $157,220,000 (but shall not be less than zero);

            (xvi) the Lower-Tier Principal Amount for the Class LA-1A-6 Uncertificated Lower-Tier Interest shall be the lesser of (A) $15,802,000 and (B) the Certificate Balance of the Class A-1A Certificates minus $141,418,000 (but shall not be less than zero);

            (xvii) the Lower-Tier Principal Amount for the Class LA-1A-7 Uncertificated Lower-Tier Interest shall be the lesser of (A) $141,418,000 and (B) the Certificate Balance of the Class A- 1A Certificates;

            (xviii) the Lower-Tier Principal Amount for the Class LG-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class G Certificates minus $5,039,000 (but shall not be less than zero);

            (xix) the Lower-Tier Principal Amount for the Class LG-2 Uncertificated Lower-Tier Interest shall be the lesser of $5,039,000 and the Certificate Balance of the Class G Certificates;

            (xx) the Lower-Tier Principal Amount for the Class LH-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class H Certificates minus $2,882,000 (but shall not be less than zero);

            (xxi) the Lower-Tier Principal Amount for the Class LH-2 Uncertificated Lower-Tier Interest shall be the lesser of $2,882,000 and the Certificate Balance of the Class H Certificates;

            (xxii) the Lower-Tier Principal Amount for the Class LJ-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class J Certificates minus $20,409,000 (but shall not be less than zero);

            (xxiii) the Lower-Tier Principal Amount for the Class LJ-2 Uncertificated Lower-Tier Interest shall be the lesser of (A) $18,340,000 and (B) the Certificate Balance of the Class J Certificates minus $2,069,000 (but shall not be less than zero);

            (xxiv) the Lower-Tier Principal Amount for the Class LJ-3 Uncertificated Lower-Tier Interest shall be the lesser of $2,069,000 and the Certificate Balance of the Class J Certificates;

            (xxv) the Lower-Tier Principal Amount for the Class LL-1 Uncertificated Lower-Tier Interest shall be the Certificate Balance of the Class L Certificates minus $6,216,000 (but shall not be less than zero); and

            (xxvi) the Lower-Tier Principal Amount for the Class LL-2 Uncertificated Lower-Tier Interest shall be the lesser of $6,216,000 and the Certificate Balance of the Class L Certificates;

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Accounts (to the extent of the Trust Fund's interest therein), if any, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

            "MAI": Member of the Appraisal Institute.

            "Material Breach": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Mezzanine Intercreditor Agreement": Any of the Wellbridge Mezzanine Intercreditor Agreement and the Chatham Mezzanine Intercreditor Agreement.

            "Mezzanine Lender": Any of the Wellbridge Mezzanine Lender or the Chatham Mezzanine Lender.

            "Mezzanine Loan": Any of the Wellbridge Mezzanine Loan or the Chatham Mezzanine Loan.

            "Monthly Payment": With respect to any Loan, the scheduled monthly payment of principal and/or interest on such Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Mortgage": With respect to any Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property and, with respect to certain Loans and certain relevant terms which are not specified in the mortgage or deed of trust, the loan agreement for such Loan.

            "Mortgage Deferred Interest": With respect to any Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan and, in the case of the Companion Loans, the following documents collectively (which, except for the Mortgage Note referred to in clause (i) of this definition, relate to the entire Loan Pair), but subject to Section 2.01, collectively the following documents:

            (i) (A) the original Mortgage Note, or a lost note affidavit with a customary indemnification provision with a copy of the Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent endorsee), and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, without recourse, representation or warranty, express or implied" and (B) in the case of each Companion Loan, a copy of the executed Mortgage Note for such Companion Loan;

            (ii) an original or copy of the Mortgage and originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent assignee of record), in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1";

            (vi) an original or copy of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon (if recording is necessary to protect the rights of the secured party);

            (vii) an original assignment of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage), in recordable form (if recording is necessary to protect the rights of the secured party), executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1";

            (viii) originals (with respect to the Mortgage Note) or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a duplicate original certified by the applicable title company or a copy thereof in connection with the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a marked-up written commitment, interim binder or the pro forma title insurance policy marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

            (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements (other than UCC-3 assignments to the Trustee) and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property, and to transfer such security interest to the Trustee, or alternatively, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations;

            (xii) all UCC Financing Statements (including financing statements in lieu of continuation statements and UCC-3 financing statements) in favor of the Trustee in form that is complete and suitable for filing or recording, as appropriate, acceptable to the Trustee sufficient to assign the security interest held by the originator of the Mortgage Loan or its assignee, or alternatively if the UCC Financing Statements in favor of the Trustee have been filed or recorded, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations;

            (xiii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiv) with respect to the Mortgage Loans with Additional Debt listed on Schedule 2 hereto, an original or copy of the subordination agreement (if any), pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan and copies of the Additional Debt documents, if available;

            (xv) with respect to any Mortgaged Property, the original Environmental Insurance Policy, if applicable, or a duplicate original or a copy thereof;

            (xvi) with respect to any Mortgage Loan secured by a ground lease, an original or copy of the related ground lease and an original or a copy of the related ground lease estoppel;

            (xvii) reserved;

            (xviii) an original or copy of any escrow agreement and/or lock box agreement or cash management agreement;

            (xix) a copy of any letter of credit for the benefit of the lender securing such Mortgage Loan;

            (xx) in the case of any Loan Pair, a copy of the related Co-Lender Agreement; and

            (xxi) with respect to the Wellbridge Mortgage Loan, a copy of the Wellbridge Pooling Agreement.

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby.

            With respect to the Wellbridge Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing the Wellbridge Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the Wellbridge Mortgage Loan.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Checklist": The table of contents provided by each Mortgage Loan Seller with each closing binder delivered to the Trustee pursuant to Section 2.02.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number (as specified in Annex A to the Prospectus);

            (ii) the Sponsor's name (as specified in Annex A to the Prospectus);

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity or Anticipated Prepayment Date, (b) remaining term to stated maturity or Anticipated Prepayment Date and (c) Maturity Date or Anticipated Prepayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Administrative Fee Rate;

            (xii) the applicable Servicing Fee Rate;

            (xiii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiv) whether such Mortgage Loan has an Anticipated Prepayment Date;

            (xv) the Revised Rate of such Mortgage Loan, if any;

            (xvi) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvii) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xviii) the originator of such Mortgage Loan;

            (xix) whether such Mortgage Loan has a guarantor;

            (xx) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xxi) whether such Mortgage Loan's Principal Balance is secured by a letter of credit (excluding any letter of credit provided in lieu of cash reserves);

            (xxii) whether such Mortgage Loan is insured by an Environmental Insurance Policy; and

            (xxiii) the applicable Loan Group to which such Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) General Electric Capital Corporation, a Delaware corporation or its respective successors in interest,
(2) Bank of America, N.A., a national banking association, or its respective successors in interest, and (3) German American Capital Corporation, a Maryland corporation, or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": All of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include the Wellbridge Companion Loans, the Walgreens Companion Loan, the Renaissance Companion Loan or any REO Loan related to any of those Loans.

            "Mortgage Rate": With respect to: (i) any Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate or any default rate; (ii) any Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (B) preceding the Due Date in March will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January.

            "Mortgaged Property": The fee or leasehold interest, as applicable, in the real property subject to the lien of a Mortgage together with improvements thereon.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Investment Earnings": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to either the Certificate Account or any REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate in effect from time to time, minus the Administrative Cost Rate (in the case of any Mortgage Loan) or the Servicing Fee Rate (in the case of the Renaissance Companion Loan and Walgreens Companion Loan); provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Loan will be determined without regard to any modification, waiver or amendment of the terms of such Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust and, in the case of the Renaissance Loan Pair and Walgreens Loan Pair, the related Companion Loan Noteholder, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": (A) Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or the Renaissance Loan Pair or a related REO Loan which, in the reasonable judgment of the Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or Loan Pair or REO Loan and (B) the Wellbridge Nonrecoverable P&I Advances (including interest thereon calculated in accordance with the Wellbridge Pooling Agreement). The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any P&I Advance proposed by it, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Depositor, in the case of the Servicer, and to the Depositor and the Directing Certificateholder, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable. The determination as to the recoverability of any principal or interest advance previously made or proposed to be made in respect of the Wellbridge Loan Pair shall be made by the Wellbridge Master Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee, as the case may be, pursuant to the Wellbridge Pooling Agreement. Any such determination made by the Wellbridge Master Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee, as the case may be, shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Trustee.

            "Nonrecoverable Servicing Advance": (A) Any Servicing Advance previously made or proposed to be made in respect of a Loan (other than the Wellbridge Loan Pair) or REO Property which, in the reasonable good faith judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property and (B) the Wellbridge Nonrecoverable Servicing Advances (including interest thereon calculated in accordance with the Wellbridge Pooling Agreement). The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any Servicing Advance proposed by it, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer, the Directing Certificateholder and the Depositor (and in the case of the Renaissance Loan Pair, the related Controlling Companion Loan Noteholder), in the case of the Servicer, and to the Depositor and the Directing Certificateholder (and in the case of the Renaissance Loan Pair, the related Controlling Companion Loan Noteholder), in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's or the Special Servicer's, as applicable, determination that a Servicing Advance is or would be nonrecoverable. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Wellbridge Loan Pair shall be made by the Wellbridge Master Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee, as the case may be, pursuant to the Wellbridge Pooling Agreement. Any such determination made by the Wellbridge Master Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee, as the case may be, shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Trustee.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class A-1A, Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R or Class LR Certificate.

            "Non-U.S. Person": Any Person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form), (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such Person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Notional Amount": As of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination, (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination and (v) with respect to any Component, as set forth in the definition of such Component.

            "Offered Certificates": The Class A, Class B and Class C
Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) the qualification of the trust fund related to any securities backed by the Renaissance Companion Loan as a grantor trust, (e) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04 or (f) any opinion with respect to enforceability, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(c).

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 and Class X-2 Notional Amounts, the initial Notional Amounts thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Loan or REO Loan (other than the Wellbridge Loan Pair), any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

            "Pass-Through Rate": With respect to any Distribution Date, any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate, the Class P Pass-Through Rate, the Class X-1 Pass-Through Rate and the Class X-2 Pass-Through Rate. The Pass-Through Rate of any Component shall be the Pass-Through Rate of the Related Certificates.

            "Penalty Charges": With respect to any Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent Late Payment Charges or Default Interest, other than Prepayment Premiums, Yield Maintenance Charges or Excess Interest.

            "Percentage Interest": As to any Certificate (other than the Class S or Residual Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S or Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment being made with funds that relate solely to the Renaissance Loan Pair, to any class of Renaissance Companion Loan Securities), as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of S&P and Moody's or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment being made with funds that relate solely to the Renaissance Loan Pair, to any class of Renaissance Companion Loan Securities), as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above that also has a long-term unsecured debt rating of at least "AA-" by S&P;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of S&P and Moody's or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment being made with funds that relate solely to the Renaissance Loan Pair, to any class of Renaissance Companion Loan Securities) as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated in the highest rating category by S&P and Moody's (or if not rated by Moody's, its equivalent by at least one nationally recognized rating agency);

            (vi) any money market funds, including those managed or advised by the Trustee or its affiliates, rated in the highest rating categories of each of S&P and Moody's; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates (and, in the case of an investment being made with funds that relate solely to the Renaissance Loan Pair, to any class of Renaissance Companion Loan Securities) that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to
      Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agents": Deutsche Bank Securities Inc. and Banc of America Securities LLC.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, REO Account." Any such account or accounts shall be an Eligible Account.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, provided that it is assumed that each Mortgage Loan with an Anticipated Prepayment Date prepays on such date.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Loans on the amount of such Principal Prepayments or Insurance Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the Loan documents relating to such Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Loan, in each case after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Rate for such Loan on the amount of such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment; provided that no amounts shall be considered Prepayment Premiums until there has been a full recovery of all principal, interest and other amounts due under the related Loan.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero. Notwithstanding the foregoing, for purposes of determining the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, the Loan Group 1 Principal Shortfall or the Loan Group 2 Principal Shortfall, as applicable.

            "Private Placement Memorandum": shall mean the Private Placement Memorandum, dated April 7, 2003, pursuant to which the Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P Certificates will be offered for sale.

            "Privileged Person": shall mean any of the following: a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Directing Certificateholder, any Companion Loan Noteholder and any other person who delivers to the Trustee in the form attached hereto as Exhibit K (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated March 31, 2003, as supplemented by the Prospectus Supplement dated April 7, 2003, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan (or related REO
Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Directing Certificateholder, the Special Servicer or the Servicer or any of their assignees pursuant to
Section 3.18(c), by the holders specified in Section 3.18(l) or by the Servicer or the Special Servicer pursuant to Section 9.01(b), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus

            (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (and, in the case of the Wellbridge Mortgage Loan, unpaid fees payable to the Wellbridge Master Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee allocable to such Mortgage Loan); plus

            (iv) any Liquidation Fee due pursuant to Section 3.11 hereunder;
      plus

            (v) if such Mortgage Loan (or related REO loan) is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (iii) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Loan Pair Custodial Account.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(e).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A2" by Moody's (or, if not rated by Moody's, at least "A+" by Fitch Ratings or "A-IX" by A.M. Best Company) and "A" by S&P or such higher rating as may be required in the Loan documents and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A2" by Moody's (or, if not rated by Moody's, at least "A+" by Fitch Ratings or "A-IX" by A.M. Best Company) and "A" by S&P or, in the case of clauses (i) and
(ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment, which is less than 12 months old, that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel; and (xvi) with respect to a Group 2 Mortgage Loan, be of the same property type as such Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding Class of Certificates that is not subject to a cap based on the Weighted Average Net Mortgage Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, January 10, 2038, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": As to the Certificates, each of S&P and Moody's or their successors in interest, and as to any provisions relating to the Renaissance Loan Pair or the Renaissance Companion Loan Securities, S&P and Moody's and any other rating agency then rating any class of Renaissance Companion Loan Securities or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of S&P and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-1 and Class X-2 Certificates.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Book-Entry Certificates": With respect to any Class of Certificates (other than any ERISA Restricted Certificate, without giving effect to clause (b)(ii) of the definition thereof) offered and sold outside of the United States in reliance on Regulation S, a single Book-Entry Certificate, in definitive, fully registered form, without interest coupons.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and related Components set forth below; for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interest and related Components set forth below; and for the following Components, the related Class of Certificates and Class of Uncertificated Lower-Tier Interest set forth below:

                                     RELATED UNCERTIFICATED
 RELATED CERTIFICATE                   LOWER-TIER INTEREST                    RELATED COMPONENT
----------------------   ------------------------------------------------   ----------------------
Class A-1 Certificate    Class LA-1-1 Uncertificated Lower-Tier Interest    Class A-1-1 Component
                         Class LA-1-2 Uncertificated Lower-Tier Interest    Class A-1-2 Component
                         Class LA-1-3 Uncertificated Lower-Tier Interest    Class A-1-3 Component
Class A-2 Certificate    Class LA-2-1 Uncertificated Lower-Tier Interest    Class A-2-1 Component
                         Class LA-2-2 Uncertificated Lower-Tier Interest    Class A-2-2 Component
Class A-3 Certificate    Class LA-3-1 Uncertificated Lower-Tier Interest    Class A-3-1 Component
                         Class LA-3-2 Uncertificated Lower-Tier Interest    Class A-3-2 Component
                         Class LA-3-3 Uncertificated Lower-Tier Interest    Class A-3-3 Component
Class A-4 Certificate    Class LA-4-1 Uncertificated Lower-Tier Interest    Class A-4-1 Component
                         Class LA-4-2 Uncertificated Lower-Tier Interest    Class A-4-2 Component
Class A-1A Certificate   Class LA-1A-1 Uncertificated Lower-Tier Interest   Class A-1A-1 Component
                         Class LA-1A-2 Uncertificated Lower-Tier Interest   Class A-1A-2 Component
                         Class LA-1A-3 Uncertificated Lower-Tier Interest   Class A-1A-3 Component
                         Class LA-1A-4 Uncertificated Lower-Tier Interest   Class A-1A-4 Component
                         Class LA-1A-5 Uncertificated Lower-Tier Interest   Class A-1A-5 Component
                         Class LA-1A-6 Uncertificated Lower-Tier Interest   Class A-1A-6 Component
                         Class LA-1A-7 Uncertificated Lower-Tier Interest   Class A-1A-7 Component
Class B Certificate      Class LB Uncertificated Lower-Tier Interest        Class B Component
Class C Certificate      Class LC Uncertificated Lower-Tier Interest        Class C Component
Class D Certificate      Class LD Uncertificated Lower-Tier Interest        Class D Component
Class E Certificate      Class LE Uncertificated Lower-Tier Interest        Class E Component
Class F Certificate      Class LF Uncertificated Lower-Tier Interest        Class F Component
Class G Certificate      Class LG-1 Uncertificated Lower-Tier Interest      Class G-1 Component
                         Class LG-2 Uncertificated Lower-Tier Interest      Class G-2 Component
Class H Certificate      Class LH-1 Uncertificated Lower-Tier Interest      Class H-1 Component
                         Class LH-2 Uncertificated Lower-Tier Interest      Class H-2 Component
Class J Certificate      Class LJ-1 Uncertificated Lower-Tier Interest      Class J-1 Component
                         Class LJ-2 Uncertificated Lower-Tier Interest      Class J-2 Component
                         Class LJ-3 Uncertificated Lower-Tier Interest      Class J-3 Component
Class K Certificate      Class LK Uncertificated Lower-Tier Interest        Class K Component
Class L Certificate      Class LL-1 Uncertificated Lower-Tier Interest      Class L-1 Component
                         Class LL-2 Uncertificated Lower-Tier Interest      Class L-2 Component
Class M Certificate      Class LM Uncertificated Lower-Tier Interest        Class M Component
Class N Certificate      Class LN Uncertificated Lower-Tier Interest        Class N Component
Class O Certificate      Class LO Uncertificated Lower-Tier Interest        Class O Component
Class P Certificate      Class LP Uncertificated Lower-Tier Interest        Class P Component

            "Release Date": The date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Renaissance Co-Lender Agreement": With respect to the Renaissance Loan Pair, the related intercreditor agreement by and between the Renaissance Noteholders relating to the relative rights of such holders of the respective Renaissance Mortgage Loan and the Renaissance Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Renaissance Companion Loan": With respect to the Renaissance Loan Pair and for so long as the Renaissance Mortgage Loan (or a successor REO Mortgage Loan with respect to the Renaissance Mortgage Loan) is part of the Mortgage Pool, the related Mortgage Note evidencing the "B" portion thereof not included in the Trust, which is subordinated in right of payment to the Renaissance Mortgage Loan to the extent set forth in the Renaissance Co-Lender Agreement.

            "Renaissance Companion Loan Noteholder": The holder of the Mortgage Note for the Renaissance Companion Loan.

            "Renaissance Companion Loan Securities": For so long as the Renaissance Mortgage Loan or a successor REO Mortgage Loan with respect to the Renaissance Mortgage Loan is part of the Mortgage Pool, any class of securities backed by the Renaissance Companion Loan.

            "Renaissance Depositor" means the "depositor" under the Renaissance Trust Agreement, which as of the date hereof is Banc of America Structured Notes, Inc.

            "Renaissance Loan Pair": The Renaissance Mortgage Loan, together with the Renaissance Companion Loan. References herein to the Renaissance Loan Pair shall be construed to refer to the aggregate indebtedness under the Renaissance Mortgage Loan and the Renaissance Companion Loan.

            "Renaissance Mortgage Loan": The Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule, which is secured, together with the Renaissance Companion Loan, by a Mortgage on the Renaissance Mortgaged Property.

            "Renaissance Mortgaged Property": The property or properties which secure the Renaissance Loan Pair.

            "Renaissance Noteholders": Collectively, the holder of the Mortgage Note for the Renaissance Mortgage Loan and the Renaissance Companion Loan Noteholder.

            "Renaissance Non-Securitized Note": On any date of determination, any Mortgage Note related to the Renaissance Loan Pair that is not included in a securitization or a collateralized debt obligation in which interests in such Mortgage Note are issued or created.

            "Renaissance Securitized Note": On any date of determination, any Mortgage Note related to the Renaissance Loan Pair that is included in a securitization or a collateralized debt obligation in which interests in such Mortgage Note are issued or created.

            "Renaissance Servicing Reports": With respect to the Renaissance Loan Pair, each of the CMSA Delinquent Loan Status Report, CMBS Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis Report, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that the Renaissance Mortgaged Properties or successor REO Properties, as the case may be, is the subject of such report.

            "Renaissance Trust Agreement": With respect to the Renaissance Companion Loan, the trust agreement between the Renaissance Depositor and Renaissance Trustee, as from time to time amended, supplemented or modified.

            "Renaissance Trustee": means the "trustee" under the Renaissance Trust Agreement, which as of the date hereof is Wells Fargo Bank, Minnesota, N.A.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account and/or a Loan Pair REO Account, as applicable.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property or in the case of a Loan Pair (other than the Wellbridge Loan Pair), any of the Loans comprising such Loan Pair. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and to provide for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor
Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Special Servicer, or to the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(e) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee, as applicable, in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards of the Servicer or Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Charges and (ii) Excess Interest and other amounts, in that order; provided, however, that the treatment of the foregoing amounts of the Wellbridge Loan Pair, the Renaissance Loan Pair and the Walgreens Loan Pair shall be subject to the terms of the related Co-Lender Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee, or a nominee of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and, in the case of a related Mortgaged Property securing the Renaissance Loan Pair or Walgreens Loan Pair, for the benefit of the Certificateholders and the related Companion Loan Noteholder, as their interests may appear) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, or trust officer in the corporate trust department of the Trustee, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the successor Trustee or any other officer of the successor Trustee, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Prepayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A under the Securities Act, a single Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors in interest.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan other than the Wellbridge Mortgage Loan, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due on a Due Date in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Collection Period, and all Assumed Scheduled Payments for the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments in respect of any Mortgage Loan to the extent received during the related Collection Period and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a Mortgagor, including late payments in respect of a delinquent Balloon Payment in respect of a Mortgage Loan, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer, the Special Servicer or the Trustee, as the case may be, for prior Advances.

            With respect to any Distribution Date and in respect of the Wellbridge Mortgage Loan, the "Scheduled Payment Distribution Amount" (as such term is defined in the Wellbridge Pooling Agreement) to the extent distributed on the Wellbridge Mortgage Loan pursuant to the Wellbridge Co-Lender Agreement.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Servicer": Bank of America, N.A. and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": With respect to any Loan (other than the Wellbridge Loan Pair), all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee or the Special Servicer, as applicable, in connection with the servicing and administering of (a) such Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) the related REO Property, if any, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to the related Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any related REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Loan or REO Property.

            "Servicing Fee": With respect to each Loan and REO Loan (other than the Wellbridge Loan Pair, as to which there is no Servicing Fee payable to the Servicer), the fee payable to the Servicer pursuant to the first paragraph of
Section 3.11(a).

            "Servicing Fee Rate": (a) With respect to each Mortgage Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months and (b) with respect to the Renaissance Companion Loan and any related REO Loan, 0.09% per annum. With respect to the Wellbridge Loan Pair, no Servicing Fee Rate is charged by the Servicer, but the Wellbridge Servicing Fee Rate is charged pursuant to the Wellbridge Pooling Agreement.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(e).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Loan or Loan Pair (other than the Wellbridge Loan Pair), the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan or Loan Pair at its original maturity date or, if the original maturity date of such Loan or Loan Pair has been extended in accordance herewith, a payment default occurs on such Loan or Loan Pair at its extended maturity date or, in the case of Balloon Loans, the date the related Balloon Payment is due, unless in either case the related Mortgagor has delivered to the Servicer a written refinancing commitment prior to such maturity date reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days of the Maturity Date and payment has been made within 60 days of the Maturity Date; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the date upon which the Servicer or the Special Servicer (who shall forward its determination to the Servicer and the Servicer may conclusively rely upon such determination) determines that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days, provided that with respect to such determination neither the Servicer nor the Special Servicer shall be required to obtain the consent of the other; or

            (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) a default of which the Servicer or the Special Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to the Renaissance Loan Pair or Walgreens Loan Pair, the related Companion Loan Noteholder) has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days) provided, however, that in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), failure to obtain such insurance shall not be deemed to be a default for purposes of this clause (vii); or

            (viii) the Servicer or Special Servicer (who shall forward such notice to the Servicer) has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            With respect to the Wellbridge Mortgage Loan, the occurrence of a "Servicing Transfer Event" (as such term is defined in the Wellbridge Pooling Agreement).

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer": With respect to each Loan other than the Renaissance Loan Pair, Lennar or any successor Special Servicer appointed as herein provided and/or with respect to the Renaissance Loan Pair, (a) in the absence of a Control Appraisal Period (as such term is defined in the Renaissance Co-Lender Agreement) and otherwise subject to the terms of the Renaissance Co-Lender Agreement, GMACCM or any successor Special Servicer appointed as provided herein and in the Renaissance Co-Lender Agreement and (b) with respect to the Renaissance Loan Pair and during the occurrence of a Control Appraisal Period, Lennar or any successor Special Servicer appointed as provided herein and in the Renaissance Co-Lender Agreement, in each case as the context requires.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan (other than the Wellbridge Loan Pair), the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan (other than the Wellbridge Mortgage Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus
(z) the sum of:

            (i) the principal portion of each Monthly Payment due on and attributable to such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the end of the Collection Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders or the Companion Loan Noteholders, as applicable, on or before such date of determination.

            With respect to the Renaissance Companion Loan and the Walgreens Companion Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Companion Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on and attributable to such Companion Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to the related Companion Loan Noteholder on or before such date of determination and in accordance with the terms of the related Co-Lender Agreement;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to the related Companion Loan Noteholder on or before such date of determination and in accordance with the terms of the related Co-Lender Agreement;

            (iii) the principal portion of all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Mortgage Loan after the Cut-off Date, to the extent distributed to the related Companion Loan Noteholder on or before such date of determination and in accordance with the terms of the related Co-Lender Agreement; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the end of the Collection Period for the most recent Distribution Date and in accordance with the terms of the related Co-Lender Agreement.

            With respect to any Loan Pair (other than the Wellbridge Loan Pair), as of any date of determination, the sum of (a) the amount calculated with respect to the Mortgage Loan related to such Loan Pair in accordance with the first paragraph of this definition and (b) the amount calculated with respect to the Companion Loan related to such Loan Pair in accordance with the third paragraph of this definition.

            The Stated Principal Balance of the Wellbridge Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the Wellbridge Pooling Agreement.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans as provided in Section 3.22.

            "Sub-Servicer Termination Fee": As defined in Section 3.22(a).

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(e).

            "Supplemental Servicer Schedule": With respect to the Mortgage Loans transferred on the Closing Date to the Servicer as part of the Trust Fund, a list attached hereto as Exhibit T, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan servicing number;

            (ii) the related Mortgage Loan Seller;

            (iii) whether an operation and maintenance plan exists and, if so, what repairs are required;

            (iv) whether a cash management agreement or lock-box agreement is in place;

            (v) whether the Mortgage Loan is a defeasance loan;

            (vi) the current balance and monthly amount of any reserve or escrow fund;

            (vii) the grace period with respect to both default payments and late payments; and

            (viii) property name and type.

            Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Termination Period": As defined in Section 7.01(e).

            "Third Party Appraiser": As defined in Section 3.18(e).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor":   Any  Person  who  is  disposing  by  Transfer  any
Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, any Servicing Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts (to the extent of the Trust Fund's interest therein); (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; (v) the Excess Liquidation Proceeds Reserve Account, (vi) the Uncertificated Lower-Tier Interests, and (vii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of each Mortgage Loan Purchase Agreement.

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid monthly on the Distribution Date to the Trustee as compensation for the Trustee's activities under this Agreement equal to the product of the Trustee Fee Rate and the Stated Principal Balance of the Mortgage Loans (other than the Wellbridge Mortgage Loan) as of the preceding Distribution Date.

            "Trustee Fee Rate": A rate equal to 0.0019% per annum.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-4-1, Class LA-4-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LJ-3, Class L-K, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Uncertificated Lower-Tier Interests.

            "Uncovered Prepayment Interest Shortfall": Any Prepayment Interest Shortfall in excess of (i) the Compensating Interest Payment and (ii) the Prepayment Interest Excess attributable to such Mortgage Loan.

            "Underwriters": Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 3 where Monthly Payments pay interest only for a specified period of time set forth in the related Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 3).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated stabilized annual revenue derived from the use and operation of such Mortgaged Property, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Collection Period (or, in the case of the Wellbridge Mortgage Loan, the portion of such amounts payable to the Wellbridge A Notes pursuant to the Wellbridge Co-Lender Agreement), but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated to the Class X-1 and Class X-2 Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination), and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, the Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Walgreens Co-Lender Agreement": With respect to the Walgreens Loan Pair, the related intercreditor agreement by and between the Walgreens Noteholders relating to the relative rights of such holders of the respective Walgreens Mortgage Loan and the Walgreens Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Walgreens Companion Loan": With respect to the Walgreens Loan Pair and for so long as the Walgreens Mortgage Loan (or a successor REO Mortgage Loan with respect to the Walgreens Mortgage Loan) is part of the Mortgage Pool, the related Mortgage Note evidencing the "B" portion thereof not included in the Trust, which is subordinated in right of payment to the Walgreens Mortgage Loan to the extent set forth in the Walgreens Co-Lender Agreement.

            "Walgreens   Companion  Loan   Noteholder":   The  holder  of  the
Mortgage Note for the Walgreens Companion Loan.

            "Walgreens Loan Pair": The Walgreens Mortgage Loan, together with the Walgreens Companion Loan. References herein to the Walgreens Loan Pair shall be construed to refer to the aggregate indebtedness under the Walgreens Mortgage Loan and the Walgreens Companion Loan.

            "Walgreens Mortgage Loan": The Mortgage Loan identified as Loan No. 94 on the Mortgage Loan Schedule, which is secured, together with the Walgreens Companion Loan, by a Mortgage on the Walgreens Mortgaged Property.

            "Walgreens Mortgaged Property": The property or properties which secure the Walgreens Loan Pair.

            "Walgreens Noteholders": Collectively, the holder of the Mortgage Note for the Walgreens Mortgage Loan and the Walgreens Companion Loan Noteholder.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

            "Wellbridge A Notes": Collectively, the Wellbridge A-1 Note, the Wellbridge Mortgage Loan and the Wellbridge A-3 Note.

            "Wellbridge A-1 Note": With respect to the Wellbridge Loan Pair, the related promissory note made by the Wellbridge Mortgagor and secured by the Mortgage on the Wellbridge Mortgaged Property and designated as Promissory Note A-1, which is not included in the Trust and which is senior in right of payment to the Wellbridge B Note and pari passu in right of payment to the Wellbridge Mortgage Loan and the Wellbridge A-3 Note to the extent set forth in the Wellbridge Notes and as provided in the Wellbridge Co-Lender Agreement.

            "Wellbridge A-3 Note": With respect to the Wellbridge Loan Pair, the related promissory note made by the Wellbridge Mortgagor and secured by the Mortgage on the Wellbridge Mortgaged Property and designated as Promissory Note A-3, which is not included in the Trust and which is senior in right of payment to the Wellbridge B Note and pari passu in right of payment to the Wellbridge A-1 Note and the Wellbridge Mortgage Loan, in each case to the extent set forth in the Wellbridge Notes and as provided in the Wellbridge Co-Lender Agreement.

            "Wellbridge Co-Lender Agreement": With respect to the Wellbridge Loan Pair, the related co-lender agreement by and among the Wellbridge Noteholders relating to the relative rights of such holders of the Wellbridge A Notes and Wellbridge B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Wellbridge B Note": With respect to the Wellbridge Loan Pair, the related promissory note made by the Wellbridge Mortgagor and secured by the Mortgage on the Wellbridge Mortgaged Property and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the related Wellbridge A Notes to the extent set forth in the Wellbridge Notes and as provided in the Wellbridge Co-Lender Agreement.

            "Wellbridge B Noteholder": The holder of the Mortgage Note for the Wellbridge B Note.

            "Wellbridge Companion Loans": For so long as the Wellbridge Mortgage Loan or a successor REO Mortgage Loan with respect to the Wellbridge Mortgage Loan is part of the Mortgage Pool, the Wellbridge A-1 Note, the Wellbridge A-3 Note and the Wellbridge B Note. The Wellbridge Companion Loans are not included in the Trust.

            "Wellbridge Companion Loan Noteholders": The holders of the Mortgage Notes for the Wellbridge Companion Loans.

            "Wellbridge Companion Loan Securities": For so long as the Wellbridge Mortgage Loan or a successor REO Mortgage Loan with respect to the Wellbridge Mortgage Loan is part of the Mortgage Pool, any class of securities backed by any of the Wellbridge Companion Loans. Any reference herein to a "series" of Wellbridge Companion Loan Securities shall refer to separate securitizations of one or more Wellbridge Notes (excluding the Wellbridge Mortgage Loan).

            "Wellbridge Depositor": The "depositor" under the Wellbridge Pooling Agreement, which as of the date hereof is Banc of America Commercial Mortgage Inc.

            "Wellbridge Loan Pair": The Wellbridge Mortgage Loan, together with the Wellbridge Companion Loans, each of which is secured by the same Mortgage on the Wellbridge Mortgaged Property. References herein to the Wellbridge Loan Pair shall be construed to refer to the aggregate indebtedness under the Wellbridge A Notes and the Wellbridge B Note.

            "Wellbridge Master Servicer": The "master servicer" under the Wellbridge Pooling Agreement, which as of the date hereof is Bank of America, N.A.

            "Wellbridge Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of February 7, 2003, by and between Bank of America, N.A. and iStar Finance Sub V LLC.

            "Wellbridge Mezzanine Lender": iStar Finance Sub V LLC, or its permitted successors or assigns.

            "Wellbridge Mezzanine Loan": That certain mezzanine loan related to the Wellbridge Loan Pair which is evidenced by that certain loan agreement, dated as of February 7, 2003, by and between WELL-MEZ (MULTI) LLC and the Wellbridge Mezzanine Lender.

            "Wellbridge Mortgage": The Mortgage securing the Wellbridge Mortgage Loan and the Wellbridge Companion Loans.

            "Wellbridge Mortgage Loan": With respect to the Wellbridge Loan Pair, the Mortgage Note included in the Trust (identified as Loan No. 42 on the Mortgage Loan Schedule), which is senior in right of payment to the Wellbridge B Note, and which is pari passu in right of payment to the Wellbridge A-1 Note and the Wellbridge A-3 Note to the extent set forth in the Wellbridge Notes and as provided in the Wellbridge Co-Lender Agreement.

            "Wellbridge Mortgaged Property": The property or properties which secure the Wellbridge Loan Pair.

            "Wellbridge Nonrecoverable P&I Advance": Any "Nonrecoverable P&I Advance" (as defined in the Wellbridge Pooling Agreement) made with respect to the Wellbridge Mortgage Loan pursuant to and in accordance with the Wellbridge Pooling Agreement.

            "Wellbridge Nonrecoverable Servicing Advance": Any "Nonrecoverable Servicing Advance" (as defined in the Wellbridge Pooling Agreement) made with respect to the Wellbridge Mortgage Loan pursuant to and in accordance with the Wellbridge Pooling Agreement.

            "Wellbridge Notes": Collectively, the Wellbridge A-1 Note, the Wellbridge Mortgage Loan, the Wellbridge A-3 Note and the Wellbridge B Note.

            "Wellbridge Noteholders": Collectively, the holder of the Mortgage Note for the Wellbridge Mortgage Loan and the Wellbridge Companion Loan Noteholders.

            "Wellbridge Pooling Agreement": (i) The pooling and servicing agreement dated as of April 1, 2003 among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent, as from time to time amended, supplemented or modified.

            "Wellbridge Servicing Fee Rate": The "Master Servicing Fee Rate" applicable to the Wellbridge Mortgage Loan as defined in the Wellbridge Pooling Agreement.

            "Wellbridge Special Servicer": The "special servicer" under the Wellbridge Pooling Agreement, which as of the date hereof is Midland Loan Services, Inc.

            "Wellbridge Trustee": means the "trustee" under the Wellbridge Pooling Agreement, which as of the date hereof is LaSalle Bank National Association.

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan (other than the Wellbridge Loan Pair).

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

            "Yield Maintenance Charge": With respect to any Loan or REO Loan, the yield maintenance charge set forth in the related Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Regular Certificates (other than the Class X Certificates) on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a),
      (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b). The calculation of Voting Rights hereunder shall not be affected by an Appraisal Reduction.

            (iv) If an expense under this Agreement relates in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, either REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the Renaissance Companion Loan Noteholder or Walgreens Companion Loan Noteholder and such Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

            (v) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor hereby establishes the Trust as a common law trust under the laws of the State of New York and designates the Trust as "GE Commercial Mortgage Corporation Trust, Series 2003-C1." Concurrently with the execution and delivery hereof, does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), on behalf of the Trust, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans (including, without limitation, all Mortgage Loan documents executed in connection therewith) identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and all escrow and collateral accounts and, in the case of a Mortgage Loan included in a Loan Pair, is subject to the related Co-Lender Agreement. Such assignment of the Wellbridge Mortgage Loan, and, the right to service such Mortgage Loan, are further subject to the terms and conditions of the Wellbridge Pooling Agreement and the Wellbridge Co-Lender Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 8, 10 and 12 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 8, 10 and 12 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, with copies to the Servicer and, within 45 days following the Closing Date, the remaining documents in the Mortgage File for each such Mortgage Loan. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. The Trustee shall provide a certification in the form attached hereto as Exhibit W-1 on the Closing Date that all Mortgage Notes have been received or an appropriate affidavit has been delivered. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and
(xiii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b). If, within 45 days following the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) by delivering with respect to such Mortgage Loan within 45 days following the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided, that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) of the definition of Mortgage File, the Servicer shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering the original of such document to the Servicer, who will certify receipt of such document, and forward a copy of the applicable document to the Trustee, and the Trustee shall appoint the Servicer as custodian and the Servicer shall accept such appointment with respect to such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee, at the related Mortgage Loan Seller's expense, shall as to each Mortgage Loan, promptly (and in any event within 75 days of the later of the Closing Date, the Trustee's actual receipt of the related documents and the date on which the Trustee receives with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording or filing information required for the filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such financing statement in lieu of a continuation statement and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) and (v) of the definition of "Mortgage File," or to file any financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (such opinion to be provided by the applicable Mortgage Loan Seller and which opinion shall not be an expense of the Trustee, the Trust Fund or any Companion Loan Noteholder) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans and originals or copies of all financial statements, operating statements, appraisals, environmental/engineering reports, leases, rent rolls and legal opinions in the possession of the Mortgage Loan Seller, and any other information provided by the respective Mortgagor from time to time, that are not required to be a part of a Mortgage File in accordance with the definition thereof together with copies of all documents in each Mortgage File, shall be delivered to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date each of the Mortgage Loan Sellers shall (i) cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts and (ii) provide the Servicer with the Supplemental Servicer Schedule with respect to the Mortgage Loans that it sold to the Depositor on the Closing Date.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clause (i), (ii), (ix), (xvi) and (xix) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents (other than the documents referred to in clause (xix) of the definition of "Mortgage File", which shall be held by the Servicer) and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests). To the extent that the Mortgage File for a Mortgage Loan included in a Loan Pair relates to a Companion Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Companion Loan Noteholders.

            (b) Within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) (the "Initial Certification Date"), the Trustee or a Custodian on its behalf shall review each of the Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 120 days after the Closing Date), the Trustee shall certify in writing (in the form attached hereto as Exhibit W-2) to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers (and, in the case of the Mortgage Loan included in the Renaissance Loan Pair, to the related Controlling Companion Loan Noteholder) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (v), (ix), (x) (xi), (xii), and (xvi) through (xix) (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist delivered by each Mortgage Loan Seller with each closing document binder) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of
Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan, the related Mortgage Loan Seller shall provide to the Trustee a Mortgage Loan Checklist, upon which the Trustee may rely in determining which documents should be part of the Mortgage File. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Loan documents received thereby subsequent to the Closing Date; and, every 90 days following the Initial Certification Date until the date that all exceptions are eliminated. The Trustee shall certify in writing and shall deliver such writing electronically to each of the Depositor, the Servicer, the Directing Certificateholder, the Special Servicer and the applicable Mortgage Loan Seller (and, in the case of the Mortgage Loan included in the Renaissance Loan Pair, to the related Controlling Companion Loan Noteholder) that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xix) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and
(viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x),
(xiv), (xv), (xvii) and (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the documents described in clause (xii) of the definition of "Mortgage File", to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust (and in the case of a Loan Pair, on behalf of the related Companion Loan Noteholders) will be delivered on current national forms, in recordable form, and will be filed by the Trustee in the state of incorporation of the related Mortgagor(s) as indicated on the documents provided.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian discovers a "Defect" the Trustee shall promptly so notify the Depositor, the Directing Certificateholder, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, in the case of the Renaissance Loan Pair, the related Controlling Companion Loan Noteholder) (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending September 30, 2003) by providing to each a written report delivered in an electronic format (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Services and the Special Servicer, as of the Closing Date that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any of the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of any Certificateholders therein, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, each Rating Agency, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Trustee and the Directing Certificateholder) and the Servicer or the Special Servicer (in the case of Specially Serviced Loans) shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or
(iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period, the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by the Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre (as sole collateral), mobile home park or fitness center (operated by the Mortgagor) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a material Defect or material Breach.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Mortgage Loan Seller as contemplated by this Section 2.03(b), then, prior to the subject repurchase, the Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Directing Certificateholder, if one is then acting, has consented in its sole discretion and the Trustee has received from the Mortgage Loan Seller, as the case may be, (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur and (ii) written confirmation from each Rating Agency that such termination will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; and provided, further, that the Mortgage Loan Seller, in the case of the related Mortgage Loans, may, at its option and within 30 days, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person acting on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and (ii) the application of remedies, such Breach or Defect shall be treated as a Breach or Defect as to each Mortgage Loan in the Cross-Collateralized Group and such Cross-Collateralized Group shall be treated as a single Mortgage Loan. Solely for the purpose of complying with the REMIC Provisions, the Mortgagors of any Cross-Collateralized Group are intended third-party beneficiaries of a release of cross-collateralization that is permitted by the provisions of this paragraph, and the provisions of this paragraph may not be amended without the consent of all such Mortgagors, provided, however, that such Mortgagors shall not be third-party beneficiaries of any other provision of this Agreement and shall have no rights with respect to this Agreement except as set forth in this paragraph. In addition, the foregoing paragraph shall not impose any additional obligations on the Servicer or the Special Servicer with respect to any Mortgagors.

            (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced
Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery
(i) to each of the Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement; provided, however, that the Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment.

            (d) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (e) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under
Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standards. The Trustee, the Servicer (to the extent that the Trustee or Servicer incur such costs) and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement, in each case with interest at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) (with respect to the related Mortgage Loan) or Section 3.05(e)(vii) (with respect to the Renaissance Loan Pair or the Walgreens Loan Pair), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) (with respect to the related Mortgage Loan) or Section 3.05(e)(viii) (with respect to the Renaissance Loan Pair or the Walgreens Loan Pair), out of general collections on the Mortgage Loans on deposit in the Certificate Account and/or Loan Pair Custodial Account, as applicable.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to or upon the order of the Depositor, (ii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class LR and Class S Certificates),
(iii) acknowledges the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than Excess Interest) and the Class S Certificates in exchange for the Excess Interest, receipt of which is hereby acknowledged, and (iv) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                               [End of Article II]

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Loans it is obligated to service pursuant to this Agreement (which Loans specifically exclude the Wellbridge Loan Pair) on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, on behalf of the related Companion Loan Noteholder (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans (subject to the servicing of the Wellbridge Loan Pair by the Wellbridge Master Servicer and the Wellbridge Special Servicer in accordance with the Wellbridge Pooling Agreement) and, in the case of the Renaissance Loan Pair, the Renaissance Co-Lender Agreement, and in the case of the Walgreens Loan Pair, the Walgreens Co-Lender Agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on such Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, on behalf of the related Companion Loan Noteholder (as a collective whole), as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, any holder of Additional Debt, or any other parties to this Agreement;
(ii) the ownership of any Certificate, any security backed in whole or in part by a Wellbridge Companion Loan or the Renaissance Companion Loan by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's, as the case may be, obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (vi) any debt (including, without limitation, any mezzanine financing) that the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable has extended to any Mortgagor and (vii) any obligation of the Servicer or any of its Affiliates (in their capacity as Mortgage Loan Seller) to cure a Document Defect or a Breach with respect to a Mortgage Loan or to repurchase or substitute a Mortgage Loan pursuant to the terms of this Agreement and the related Mortgage Loan Purchase Agreement (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Wellbridge Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing and any Companion Loan (other than the Wellbridge Companion Loans) as to which a Servicing Transfer Event with respect to the related Mortgage Loan has occurred and is continuing (the "Specially Serviced Loans") and (ii) any REO Properties; provided, that the Servicer shall continue to receive payments, make all calculations, maintain all accounts (other than the Interest Reserve Account and the REO Account) and prepare, or cause to be prepared, all reports to the Trustee required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Loans which are not Specially Serviced Loans; provided, that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12.

            (b) Subject only to the Servicing Standards, the terms of this Agreement, the terms of the respective Loans, applicable law and, in the case of a Loan Pair, the related Co-Lender Agreement (and, in the case of the Wellbridge Loan Pair, subject to the servicing of such Loan by the Wellbridge Master Servicer and Wellbridge Special Servicer pursuant to the terms and provisions of the Wellbridge Pooling Agreement and the Wellbridge Co-Lender Agreement), the Servicer and the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Loan it is obligated to service under this
Agreement: (i) any and all financing statements, continuation statements, financing statements in lieu of continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iv) any and all instruments that may be required to be executed on behalf of the Trustee in connection with the defeasance of such a Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and the Special Servicer any powers of attorney and other documents prepared by the Servicer and the Special Servicer and necessary or appropriate to enable the Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or the Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Servicer and the Special Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer or the Special Servicer, as applicable.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Loan documents (or by applicable law, if such documents are silent) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee and each Companion Loan Noteholder under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent not prohibited by the related Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) The parties hereto acknowledge that each Loan Pair is subject to the terms and conditions of the related Co-Lender Agreement and that the Wellbridge Loan Pair is further subject to the servicing under and all other terms and conditions of the Wellbridge Pooling Agreement and the Wellbridge Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of (i) the Wellbridge Companion Loan Noteholders under the Wellbridge Co-Lender Agreement, (ii) the "Senior Lender" and "Junior Lender" under the Renaissance Co-Lender Agreement and (iii) the "Note A Holder" and "Note B Holder" under the Walgreens Co-Lender Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's obligations and responsibilities hereunder and the Servicer's authority with respect to the Wellbridge Loan Pair are limited by and subject to the terms of the Wellbridge Co-Lender Agreement and the rights of the Wellbridge Master Servicer and the Wellbridge Special Servicer with respect thereto under the Wellbridge Pooling Agreement. The Servicer shall use reasonable best efforts consistent with the Servicing Standards to monitor the servicing of the Wellbridge Loan Pair by the Wellbridge Master Servicer and the Wellbridge Special Servicer pursuant to the Wellbridge Pooling Agreement and shall enforce the rights of the Trustee (as holder of the Wellbridge Mortgage Loan) under the Wellbridge Co-Lender Agreement and the Wellbridge Pooling Agreement. The Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Wellbridge Loan Pair by the Wellbridge Master Servicer and the Wellbridge Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the Wellbridge Master Servicer or Wellbridge Special Servicer under the Wellbridge Pooling Agreement.

            The parties hereto acknowledge that the Wellbridge Loan Pair is subject to the terms and conditions of the Wellbridge Co-Lender Agreement and further acknowledge that, pursuant to the Wellbridge Co-Lender Agreement, (i) the Wellbridge Loan Pair is to be serviced and administered by the Wellbridge Servicer in accordance with the Wellbridge Pooling Agreement, and (ii) in the event that (A) the Wellbridge A-1 Note is no longer part of the trust fund for the Wellbridge A-1 Note securitization and (B) the Wellbridge Mortgage Loan is included in the Trust Fund, then, as set forth in the Wellbridge Co-Lender Agreement, the Wellbridge Loan Pair shall continue to be serviced in accordance with the applicable provisions of the Wellbridge Pooling Agreement, with each of the Wellbridge Servicer and the Wellbridge Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the Wellbridge Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the Wellbridge Co-Lender Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding.

            In the event that the Mortgage Loan included in the Renaissance Loan Pair or the Walgreens Loan Pair is no longer part of the Trust Fund and the servicing and administration of such Loan Pair is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 4(d) of the Renaissance Co-Lender Agreement or Section 3(a) of the Walgreens Co-Lender Agreement, as applicable, the Servicer and, if such Loan Pair is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Servicer and/or the Special Servicer and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Loan Pair and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Prior to the Renaissance Loan Pair being serviced under any separate servicing agreement, the Rating Agencies then rating the Renaissance Companion Loan Securities shall have provided written confirmation that the servicing of the Renaissance Loan Pair under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such Rating Agencies with respect to any class of Renaissance Companion Loan Securities.

            Notwithstanding the foregoing, if, at such time as the Mortgage Loan included in the Renaissance Loan Pair or the Walgreens Loan Pair shall no longer be part of the Trust Fund, a separate servicing agreement with respect to such Loan Pair has not been entered into, or the rating confirmation from the Rating Agencies referred to above has not been obtained, then, until such time as a separate servicing agreement is entered into and such rating confirmation is obtained, and notwithstanding that such Mortgage Loan is no longer part of the Trust Fund, the Servicer and, if applicable, the Special Servicer shall continue to service such Loan Pair or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the parties under the related Co-Lender Agreement, with: (i) such Loan Pair and the related Mortgaged Property constituting the sole assets thereunder; and (ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub-group thereof) and the "Controlling Class Representative" being construed to refer to the new "Senior Lender" under the Renaissance Co-Lender Agreement or the "Note A Holder" under the Walgreens Co-Lender Agreement, as applicable; provided, however, that until a replacement servicing agreement is in place with respect to any such Loan Pair, the actual servicing of such Loan Pair may be performed by any Qualified Servicer (as defined in the applicable Co-Lender Agreement) or any Servicer meeting the requirements of the Walgreens Co-Lender Agreement appointed by the "Senior Lender" under the Renaissance Co-Lender Agreement or the "Note A Holder" under the Walgreens Co-Lender Agreement, and does not have to be performed by the service providers set forth under this Agreement. Nothing herein shall be deemed to override the provisions of a Co-Lender Agreement with respect to the rights of the related Companion Loan Noteholders thereunder and with respect to the servicing and administration duties and obligations with respect to such Loan Pair, in the event of any inconsistency between the provisions of the related Co-Lender Agreement and the provisions of this Agreement or as to any matter on which such Co-Lender Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards); provided, however, that with respect to the Mortgage Loans that have Anticipated Prepayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full. Consistent with the foregoing, the Servicer, or the Special Servicer each may in its discretion waive any Late Payment Charges or Default Interest in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Loan in the form of payments from Mortgagors, Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds with respect to any Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer and/or the Trustee for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Penalty Charges, Prepayment Premiums, Yield Maintenance Charges and Excess Interest and fourth, as a recovery of principal of such Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding sentence, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Loan in accordance with the second preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Loans and applicable law, the Servicer shall apply all Insurance Proceeds and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Loan as if such Insurance Proceeds and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and Condemnation Proceeds were received.

            (d) All amounts received by the Trust with respect to the Renaissance Loan Pair and the Walgreens Loan Pair shall be applied to amounts due and owing under such Loan Pair (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            (e) In the event that the Servicer or Special Servicer receives Excess Interest in any Collection Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee and the Directing Certificateholder. Subject to the provisions of Section 3.02(a) hereof, neither the Servicer nor the Special Servicer shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            (f) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit X) to the Wellbridge Servicer stating that, as of the Closing Date, the Trustee is the holder of the Wellbridge Mortgage Loan and directing the Wellbridge Servicer to remit to the Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Wellbridge Mortgage Loan under the Wellbridge Co-Lender Agreement and the Wellbridge Pooling Agreement. The Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the Wellbridge Mortgage Loan, the Wellbridge Mortgaged Property or any related REO Property.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) With respect to each Loan other than Wellbridge Mortgage Loan, the Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Loan documents or in Permitted Investments. Servicing Accounts shall at all times be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Loan; provided, however, that in no event shall the Servicer be required to pay any amounts to the Mortgagors in excess of Net Investment Earnings, if any, attributed to the related Loan and the related Servicing Account.

            (b) The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Wellbridge Loan Pair), and the Servicer, in the case of all other Loans (other than the Wellbridge Loan Pair), shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Wellbridge Loan Pair), and the Servicer, in the case of all other Loans (other than any succeeding the Wellbridge Loan Pair), shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the Servicing Account and then from the REO Account (in the case of REO Loans) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Loan and the Servicing Standards. To the extent that a Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans (other than any succeeding the Wellbridge Loan Pair), and the Servicer, in the case of all other Loans (other than the Wellbridge Loan Pair), shall use reasonable efforts consistent with the Servicing Standards to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Loans (other than the Wellbridge Loan Pair), the Servicer shall advance with respect to each related Mortgaged Property (including any related REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. If such an advance would constitute a Nonrecoverable Advance, and the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, the related Companion Loan Noteholder, then the Servicer shall make such payment from amounts in the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, in the related Loan Pair Custodial Account. With respect to the payment of taxes and assessments, the Servicer or the Trustee, as applicable, shall not be required to make such advance until the earlier of (i) with respect to the Servicer, five Business Days after the Servicer has received confirmation that such item has not been paid and with respect to the Trustee, five Business Days after confirmation that the Servicer has failed, upon the expiration of any applicable grace period, to make such Advance or (ii) the date prior to the date after which the Servicer or the Trustee, as applicable, has actual knowledge that any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Loan or REO Property. The Special Servicer shall, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, the related Companion Loan Noteholder, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The parties acknowledge that, pursuant to the Wellbridge Pooling Agreement, the Wellbridge Master Servicer is obligated to make advances with respect to the Wellbridge Loan Pair. The Wellbridge Master Servicer shall be entitled to reimbursement for Wellbridge Nonrecoverable P&I Advances and Wellbridge Nonrecoverable Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the Wellbridge Pooling Agreement) in the manner set forth in the Wellbridge Pooling Agreement and the Wellbridge Co-Lender Agreement.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Servicer, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any request by the Special Servicer that the Servicer advance a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance, and the Servicer shall be entitled to rely on such determination, provided that such determination shall not be binding upon the Servicer. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.03(d), the Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with
Section 3.03(e) below at the same time, in the same manner and to the same extent as the Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(d), the Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer out of the Certificate Account or related Loan Pair Custodial Account, as applicable, pursuant to Section 3.03(e) below. The Special Servicer shall provide the Servicer with any information the Servicer reasonably requests to determine whether any Servicing Advance would be a Nonrecoverable Advance.

            (e) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a) or the Loan Pair Custodial Account pursuant to Section 3.05(e), as applicable, each of the Servicer, the Special Servicer and the Trustee, as the case may be, shall be entitled to receive, first out of any Penalty Charges (as described in Section 3.11), and then out of any amounts then on deposit in the Certificate Account or the Loan Pair Custodial Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account in accordance with Section 3.05(a)(iv) or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, in the related Loan Pair Custodial Account in accordance with Section 3.05(e)(iv).

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan (other than the Wellbridge Loan Pair), the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of 90 days following the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan (other than the Wellbridge Loan Pair), the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of 90 days following the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(f), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of December 31, 2003 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account; the Interest Reserve Account; and the Loan Pair Custodial Accounts.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Certificate Accounts in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it (and, with respect to the Wellbridge Mortgage Loan, to the extent received pursuant to the Wellbridge Co-Lender Agreement) on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees), including Excess Interest, Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer or the Special Servicer of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

            (iv) any amounts required to be transferred from the applicable REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy;

provided that any amounts described above (other than clause (v) above) that relate to the Renaissance Loan Pair or Walgreens Loan Pair or any REO Property related to either such Loan Pair (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to or through the related Companion Loan Noteholder pursuant to the related Co-Lender Agreement or as a Specially Serviced Loan pursuant to Section 3.18) shall be deposited in the related Loan Pair Custodial Account, and, in any such case, shall thereafter be transferred to the Certificate Account as provided in Section 3.05(e).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing and subject to Section 3.11, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, charges for beneficiary statements or demands, defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Loans (other than the Wellbridge Mortgage Loan) which are not REO Loans, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to either the Renaissance Loan Pair, the Walgreens Loan Pair or the Wellbridge Loan Pair) shall be deposited by the Special Servicer into the applicable REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Trustee for the benefit of the Certificateholders shall establish and maintain the Distribution Account (which shall be deemed to consist of the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Interest Distribution Account), the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in trust for the benefit of the Certificateholders. The Trustee is hereby authorized to make deposits in and withdrawals from the Distribution Account, the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account in accordance with the terms of this Agreement. The Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (c), (d) and (e) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account shall be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, as applicable. Amounts in the Distribution Account may be invested in Permitted Investments which mature on or prior to the applicable Distribution Date.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account shall be maintained as segregated accounts separate from other accounts or as subaccounts of a single Distribution Account. Funds on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Liquidation Proceeds Reserve Account may be invested pursuant to the provisions herein. The Interest Reserve Account and the Excess Interest Distribution Account shall remain uninvested.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (ii) any Liquidation Proceeds paid by the Servicer or the Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges or Prepayment Premiums; and

            (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of 5:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the first paragraph of this
Section 3.04(b) and the foregoing clauses (i) through (iv) are required to be delivered hereunder, the Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicer shall pay the Trustee interest on such late payment at the Prime Rate from the time such payment was required to be made (without regard to any grace period) until such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Excess Liquidation Proceeds Reserve Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account shall be located at Bank of America, N.A, which is an Eligible Account as of the Closing Date, and which shall remain an Eligible Account. As of the Closing Date, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and the Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account and of the new location of the Distribution Account prior to any change thereof.

            (c) On or before the P&I Advance Date related to the applicable Distribution Date, the Servicer or Special Servicer, as applicable, shall remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received during the related Collection Period and any REO Revenues, Insurance Proceeds and Condemnation Proceeds collected during such Collection Period with respect to any Mortgage Loan (in the case of the Wellbridge Mortgage Loan, to the extent received pursuant to the Wellbridge Co-Lender Agreement and the Wellbridge Pooling Agreement and allocable to the holder of the Wellbridge Mortgage Loan pursuant to the Wellbridge Co-Lender Agreement) which exceed the principal, interest and all other amounts due under such Loan, including reimbursement of all Advances and all Trust Fund expenses related to such Loan.

            (d) Prior to any Collection Period during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(e), the Trustee, on behalf of the Certificateholders shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of the Distribution Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Due Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (e) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Loan Pair Custodial Accounts in which the Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on the Renaissance Loan Pair and the Walgreens Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Pair due and payable on or before the Cut-off Date, which payments shall be held as provided in the related Co-Lender Agreement and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such Loan Pair;

            (ii) all payments on account of interest on such Loan Pair (net of the related Servicing Fees), including Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of such Loan Pair or related REO Property (other than Liquidation Proceeds that are received in connection with (A) the purchase by the Servicer or the Special Servicer of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 or (B) the repurchase of a Companion Loan by the Seller thereof pursuant to the related mortgage loan purchase agreement);

            (iv) any amounts required to be transferred from the related REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the such Loan Pair Custodial Account;

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Loan Pair resulting from a deductible clause in a blanket hazard or master single interest policy;

            (vii) any P&I Advance required to be made by the Servicer with respect to the Loan Pair in accordance with Section 4.03; and

            (viii) insofar as they do not constitute escrow payments, any amounts paid by the related Mortgagor with respect to the Loan Pair to specifically cover items for which Servicing Advances have been made.

            The foregoing requirements for deposit in the Loan Pair Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor, checks returned for insufficient funds need not be deposited by the Servicer in the Loan Pair Custodial Account. If the Servicer shall deposit in the Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Pair Custodial Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the Renaissance Co-Lender Agreement or the Walgreens Co-Lender Agreement, as applicable, and the second paragraph of Section 3.11(b) and any other terms hereof. The Loan Pair Custodial Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Servicer; provided, however, that the Loan Pair Custodial Account may be a sub-account of the Certificate Account.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) and (viii) above with respect to the Renaissance Loan Pair or Walgreens Loan Pair, as applicable, when it is a Specially Serviced Loan and not a REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the applicable Loan Pair Custodial Account in accordance with the second preceding paragraph; provided, however that with respect to amounts in clause (viii) above, the Special Servicer shall be permitted to retain such amounts to the extent such amounts are reimbursable to the Special Servicer and the Special Servicer has provided the Servicer with notice of such retention. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that is not related to a Loan Pair) shall initially be deposited by the Special Servicer into the related REO Account and remitted to the Servicer for deposit into the applicable Loan Pair Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Loan Pair Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer, the Depositor and each Controlling Companion Loan Noteholder of the location of the Loan Pair Custodial Account as of the Closing Date and of the new location of the Loan Pair Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Certificate Account; the Distribution Account; and the Loan Pair Custodial Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c), respectively, or, for deposit in the Lower-Tier Distribution Account, that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair), as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair), as applicable, being limited to amounts received (and deposited in the Certificate Account) on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), such Specially Serviced Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees in respect of each Specially Serviced Loan or REO Loan (exclusive of each Companion Loan or Companion Loan included in an REO Loan included in a Loan Pair), as applicable, remaining unpaid out of general collections on deposit in the Certificate Account in respect of the Mortgage Loans, Specially Serviced Loans and REO Properties;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (exclusive of each Mortgage Loan or REO Loan included in a Loan
      Pair), the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received and deposited into the Certificate Account which represent Late Collections for the applicable Mortgage Loan (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair) during the applicable period;

            (iv) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property which, in either case, is not a part of the Loan Pair), for unreimbursed Servicing Advances, the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause
      (iv) with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair or any REO Property securing such Loan Pair) being limited to, as applicable, related payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues, in each case, on deposit in the Certificate Account and received in respect of the particular Mortgage Loan or REO Property as to when such Servicing Advance was made;

            (v) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), out of general collections on the Mortgage Loans and REO Properties (exclusive of P&I Advances made with respect to a Companion Loan or a Companion Loan included in an REO Loan) for Nonrecoverable Advances previously made, or to pay itself out of general collections on the Mortgage Loans and REO Properties (exclusive of any Companion Loan or Companion Loan included in an REO Loan, or any REO Property securing a Loan Pair), with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (A) any unreimbursed P&I Advance made with respect to a Mortgage Loan (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair or any REO Property securing a Loan Pair) pursuant to clause
      (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's or Trustee's respective rights to payments pursuant to this subclause (A) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Charges collected or in respect of the applicable Mortgage Loan), (B) any unreimbursed Servicing Advances made with respect to a Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair or any REO Property securing a Loan Pair) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's or Trustee's respective rights to payments pursuant to this subclause (B) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Changes collected or in respect of the applicable Mortgage Loan) or (C) any Nonrecoverable Advances made with respect to a Mortgage Loan or REO Property (exclusive of P&I Advances made with respect to a Companion Loan or a Companion Loan included in an REO Loan) pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon, but in the case of a Loan Pair, only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Loan Pair Custodial Account are insufficient therefor and pursuant to the allocation set forth in the related Co-Lender Agreement;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan (exclusive of each Mortgage Loan included in a Loan Pair) being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties (exclusive of any Companion Loan or Companion Loan included in an REO Loan or any REO Property securing a Loan
      Pair) for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise, but in the case of a Loan Pair, only from amounts on deposit in the applicable Loan Pair Custodial Account;

            (ix) to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair) not required to be used pursuant to Section 3.19;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on Mortgage Loans (other than Specially Serviced Loans) (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair), (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances that have accrued during the related Collection Period, in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Loans (exclusive of each Mortgage Loan or REO Loan included in a Loan
      Pair) (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement);

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) (solely with respect to amounts payable pursuant to Section 6.03(b), exclusive of amounts relating solely to a Companion Loan or related REO Loan);

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and, in the case of a Loan Pair, the related Companion Loan Noteholders (as a collective whole) and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g), except to the extent such amounts relate solely to a Loan Pair, in which case, such amounts will be reimbursed first from the related Loan Pair Custodial Account in accordance with Section 3.05(e) and then out of general collections on the Mortgage Loans;

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund (including pursuant to Section 10.01(c)), except to the extent such amounts relate solely to a Loan Pair, in which case, such amounts will be reimbursed first, from the related Loan Pair Custodial Account in accordance with Section 3.05(e) and then, to the extent not attributable solely to the Companion Loan included in such Loan Pair, out of general collections on the Mortgage Loans;

            (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, or any other Person permitted to purchase a Mortgage Loan under
      Section 3.18, as the case may be, with respect to each Mortgage Loan (exclusive of the Mortgage Loan included in a Loan Pair), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to pay to the Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; and

            (xx) to the extent that it has reimbursed or is reimbursing itself (subject, with respect to the Mortgage Loan identified as Loan No. 4 on the Mortgage Loan Schedule, to the provisions of Section 4.03(d) of this Agreement), the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iii), (iv) or (vi), and insofar as payment has not already been made, and the Default Interest then on deposit in the Certificate Account is not sufficient to make such payment, to pay the Servicer, the Special Servicer or the Trustee, as the case may be, (in reverse of such order with respect to any Mortgage Loan or REO Property) out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Loan Pair or any REO Property securing a Loan Pair), any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to Section 4.01(b);

            (ii) to pay to itself accrued but unpaid Trustee Fees;

            (iii) to pay to itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c);

            (iv) to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable;

            (ii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the Servicer.

            (e) The Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from the Loan Pair Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances each month no later than the Business Day preceding each Distribution Date, in an aggregate amount of immediately available funds equal to the applicable Loan Pair Remittance Amount, to the related Companion Loan Noteholder and to the Certificate Account for the benefit of the Trust (as holder of the related Mortgage Loan or any related REO Loan), in accordance with Section 3 of the Renaissance Co-Lender Agreement and Section 2 of the Walgreens Co-Lender Agreement, as applicable (provided that Liquidation Proceeds relating to the repurchase of the Renaissance Companion Loan by Bank of America, N.A. shall be remitted solely to the holders of the Renaissance Companion Loan, and Liquidation Proceeds relating to the repurchase of the Renaissance Mortgage Loan by the related Mortgage Loan Seller or the purchase of the Renaissance Mortgage Loan by the holder of the Renaissance Companion Loan shall be remitted solely to the Certificate Account, in each case subject to deduction therefrom for fees and reimbursements pursuant to this
      Section 3.05(e)), such remittances to the Trustee to be made into the Certificate Account;

            (ii) to pay itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Loan Pair and related REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii) with respect to such Loan Pair or related REO Loan, as applicable, being limited to amounts received (and deposited into the Loan Pair Custodial Account) on or in respect of such Loan Pair (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon;

            (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances with respect to such Loan Pair, to reimburse the Trustee for unreimbursed P&I Advances with respect to the Renaissance Mortgage Loan, the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Loan Pair Custodial Account which represent Late Collections received in respect of the particular Loan Pair (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement) during the applicable period; provided, that any P&I Advances made with respect to the Renaissance Companion Loan may be paid solely from Late Collections received in respect of the Renaissance Companion Loan;

            (iv) to reimburse itself, the Trustee or the Special Servicer, as applicable (in reverse of such order with respect to such Loan Pair or REO Property), for unreimbursed Servicing Advances with respect to such Loan Pair or related REO Property, the Servicer's, the Trustee's or the Special Servicer's respective rights to receive payment pursuant to this clause
      (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues on deposit in the Loan Pair Custodial Account with respect to such Loan Pair;

            (v) (A) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to such Loan Pair or related REO Property), out of amounts on deposit in the related Loan Pair Custodial Account for Nonrecoverable Advances previously made or (B) to pay itself or the Special Servicer out of general collections on such Loan Pair and related REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Loan Pair or related REO Property and the deposit into such Loan Pair Custodial Account of all amounts received in connection therewith such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, being limited to amounts on deposit in the related Loan Pair Custodial Account that were received in respect of the particular Loan (as allocable thereto pursuant to the related loan documents and the related Co-Lender Agreement) in the related Loan Pair as to which such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, relates;

            (vi) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to such Loan Pair or related REO Property), for (A) any unreimbursed P&I Advance with respect to such Loan Pair pursuant to clause (iii) above, to pay itself, or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's, Special Servicer's or Trustee's respective rights to payments pursuant to this subclause (A) with respect to interest on such advances being limited to amounts on deposit in the Loan Pair Custodial Account that represents Penalty Charges collected on or in respect of the applicable Loan Pair),
      (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's or Trustee's respective rights to payments pursuant to this subclause (B) with respect to interest on such advances being limited to amounts on deposit in the Loan Pair Custodial Account that represents Penalty Charges collected on or in respect of the applicable Loan Pair) or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or the Renaissance Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan included in such Loan Pair giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Loan Pair being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on such Loan Pair and related REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement with respect to the Mortgage Loan included in such Loan Pair, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to such Loan Pair held in such Loan Pair Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Loan Pair Custodial Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on such Loan Pair (other than Specially Serviced Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Loan Pair have been paid and are not needed to pay interest on Advances in accordance with Section 3.11; and
      (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11, Penalty Charges on such Loan Pair during the period it is a Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11);

            (xi) to recoup any amounts deposited in such Loan Pair Custodial Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Loan Pair;

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund as they relate to the Loan Pair, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and, if a Loan Pair is involved, the related Companion Loan Noteholders, as a collective whole and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to such Loan Pair;

            (xiv) to pay out of general collections on such Loan Pair and related REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g) and to the extent that such amounts relate to the Mortgage Loan included in such Loan Pair or to any Companion Loan included in such Loan Pair that is included in a REMIC;

            (xv) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, as the case may be, with respect to the Mortgage Loan included in such Loan Pair, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvi) to remit to the Trustee for deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan included in such Loan Pair required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xvii) to pay to the Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Loan Pair, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement or the Renaissance Trust Agreement to which reference is not made in any other clause of this Section 3.05(a);

            (xviii) to clear and terminate such Loan Pair Custodial Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (ix) above, and insofar as payment has not already been made, and the Default Interest then on deposit in such Loan Pair Custodial Account is not sufficient to make such payment to pay the Trustee, the Special Servicer and the Servicer (in that order) out of general collections on such Loan Pair and related REO Property, any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Loan Pair Custodial Account. All withdrawals with respect to each Loan Pair shall be made first from the Loan Pair Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) and to the Renaissance Trustee from the Loan Pair Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Renaissance Trustee describing the item and amount to which the Special Servicer (or any such third party contractor) or the Renaissance Trustee is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in a Loan Pair and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Loan Pair Custodial Account.

            In the event that the Servicer fails, as of 5:00 p.m. (New York City time), on any P&I Advance Date, to remit to the Trustee any amounts required to be so remitted hereunder by such date, the Servicer shall pay to the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee.

            (f) Notwithstanding anything contained in this Agreement to the contrary, the Servicer, the Special Servicer or the Trustee, as applicable, shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the timing of recoveries of Nonrecoverable Advances in such a manner as the Servicer, the Special Servicer or the Trustee, as applicable, determines, in accordance with the Servicing Standards with respect to the Servicer or the Special Servicer or its own good faith judgment with respect to the Trustee, is in the best interest of the Certificateholders and, in the case of the Renaissance Loan Pair the related Companion Loan Noteholders, as a collective whole.

            Section 3.06 Investment of Funds in the Certificate Account and the REO Accounts.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account and the Loan Pair Custodial Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the applicable REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to the Renaissance Loan Pair or the Walgreens Loan Pair, the Certificateholders and the related Companion Loan Noteholder. The Servicer (in the case of the Certificate Account and the Loan Pair Custodial Account) or the Special Servicer (in the case of each REO Account), on behalf of the Trustee and, in the case of any Investment Account solely related to the Renaissance Loan Pair or the Walgreens Loan Pair, the Certificateholders and the related Companion Loan Noteholder, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, any Loan Pair Custodial Account or any REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or
(ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Account, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account and the Loan Pair Custodial Account), or the Special Servicer (in the case of an REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account and the Loan Pair Custodial Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, any Loan Pair Custodial Account or any REO Account, the Servicer (in the case of the Certificate Account and the Loan Pair Custodial Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Permitted Investments selected by the Trustee which shall mature, unless payable on demand, not later than the Distribution Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee for the Holders of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1." None of the Depositor, the Mortgagors, the Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Trustee deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note and required by the Servicing Standards, or if the Mortgagor does not so maintain, shall itself maintain or cause to be maintained, for each Loan and Loan Pair (other than the Wellbridge Loan Pair) all insurance coverage as is required under the related Mortgage to the extent that the Trustee, as mortgagee, has an insurable interest and such insurance coverage is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Loan (to the extent available at commercially reasonable rates). All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name(s) of the Trustee (and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, the related Companion Loan Noteholder) (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Loan or the REO Loan, as applicable, or (y) the outstanding principal balance owing on the related Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account or the applicable REO Account with respect to REO Properties (or, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, in the Loan Pair Custodial Account of the Servicer), subject to withdrawal pursuant to
Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties and the Wellbridge Mortgage Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing, the Servicer or Special Servicer (in the case of Specially Serviced Loans), as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for acts of terrorism or similar acts, if and only if (i) such insurance is not required under the Loan documents or (ii) the Special Servicer has determined, in accordance with the Servicing Standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located; provided, however that during the period that the Special Servicer is evaluating such insurance hereunder, the Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Servicer of each determination under this paragraph.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties (other than the Wellbridge Mortgage Loan and any REO Property related thereto), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account (or in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Loan Pair Custodial Account) from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer, as applicable, on behalf of the Trustee for the benefit of the Certificateholders (and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, the Certificateholders and the related Companion Loan Noteholder) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance (or if such Servicing Advance would be a Nonrecoverable Advance, as a Trust Fund expense). Such master single interest or force-placed policy may contain a commercially reasonable deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account (or in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Loan Pair Custodial Account) from its own funds the amount not otherwise payable under the master single interest or force-placed insurance policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation set forth in the related Loan documents for the original policy that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as either (i)(A) the long term unsecured debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "A2" by Moody's and "A+" by S&P and (B) the short term unsecured debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "P1" by Moody's and "A-1" by S&P or (ii) the Servicer obtains written confirmation from each Rating Agency that such action will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by the Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation shall be paid by the party seeking such confirmation), the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an errors and omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee (and in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, the related Companion Loan Noteholder) any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee for the benefit of the Certificateholders (and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, also for the related Companion Loan Noteholder) to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standards that any Mortgaged Property (other than the Mortgaged Property related to the Wellbridge Mortgage Loan) shall be in a federally designated special flood hazard area (and flood insurance has been made available and is required by FEMA), the Servicer shall use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), flood insurance in respect thereof, but only to the extent the Trustee as mortgagee has an insurable interest therein, the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property (other than a Mortgaged Property related to the Wellbridge Mortgage Loan) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy (if such insurance is required by FEMA) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Within 45 days after the Closing Date, with respect to each of the Loans covered by an Environmental Insurance Policy that are listed on
Schedule 4 hereto, the Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action in accordance with the Servicing Standards for the Trustee, on behalf of the Certificateholders (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder) to be an insured (and for the Servicer, on behalf of the Trust (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder), to make claims) under such Environmental Insurance Policy. In the event the Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Loan covered thereby, the Servicer or the Special Servicer (with respect to Specially Serviced Loans) shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, each of the Servicer and the Special Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder) in the event either the Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the Servicer (with respect to any Mortgage Loan other than a Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans it is required to service hereunder, the Servicer or the Special Servicer, as applicable, shall, within three Business Days after receipt of such notice, notify the Servicer or Special Servicer, as applicable, the Directing Certificateholder, the Rating Agencies, the Trustee (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder) of such termination in writing. Upon receipt of such notice, the Servicer or Special Servicer, as applicable, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan documents.

            (g) Notwithstanding anything herein to the contrary, if and for so long as the Controlling Holder (as defined in the Renaissance Co-Lender Agreement) is not the Trust, then: (i) the Directing Certificateholder shall not be authorized to exercise any of its rights and powers provided for in this
Section 3.07 with respect to the Renaissance Loan Pair; and (ii) the related Controlling Companion Loan Noteholder shall instead have the rights afforded to the Directing Certificateholder pursuant to this Section 3.07 with respect to the Renaissance Loan Pair.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Loan (other than the Wellbridge Loan Pair) which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Loan is included in the Trust Fund, the Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-sale" clause, shall forward such notice, along with copies of the relevant Loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record (and, in the case of a Mortgaged Property securing the Renaissance Loan Pair or the Walgreens Loan Pair, also on behalf of the related Companion Loan Noteholder), shall subject to
Section 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request. However, the Special Servicer shall maintain responsibility for its recommendations and any of its other obligations in connection with a "due-on-sale" clause.

            (b) As to each Loan (other than the Wellbridge Loan Pair) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related Mortgagor,

then, for so long as such Loan is included in the Trust Fund, the Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-encumbrance" clause, shall forward such notice, along with copies of the relevant Loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, subject to
Section 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of any Loan it is required to service hereunder, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

            (e) Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates from (A) Moody's, with respect to any Loan (together with any Loans cross-collateralized with such Loans) that represents one of the ten largest Loans based on Stated Principal Balance and (B) S&P with respect to any Loan or Loan Pair (other than the Wellbridge Loan Pair) (i) with respect to any "due-on-sale" clause of any Loan or Loan Pair, if the applicable Mortgage Loan represents 5% of the Stated Principal Balance of all of the Mortgage Loans held by the Trust or the Stated Principal Balance of such Mortgage Loan is over $20,000,000 or (ii) with respect to any "due-on-encumbrance" clause if the applicable Loan (x) represents 2% of the Stated Principal Balance of all of the Mortgage Loans held by the Trust or is one of the ten largest Mortgage Loans based on Stated Principal Balance and (y) such Loan has a Loan-to-Value Ratio (which includes Additional Debt, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on Additional Debt, if any) that is less than 1.2x. In addition, with respect to the Renaissance Mortgage Loan and so long as any Renaissance Companion Loan Security is outstanding, the Special Servicer shall not waive any such rights unless it first obtains a written confirmation from S&P that such waiver would not cause the downgrade, qualification or withdrawal of the current rating assigned to such securities. The Special Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and with respect to each Specially Serviced Loan. Any fee charged by each Rating Agency in connection with rendering such written confirmation shall be paid by the related Mortgagor as a condition of considering such waiver, unless the related Loan documents do not permit the lender to require payment of such fees from the Mortgagor, in which case such fees shall be paid by the related Mortgage Loan Seller in accordance with the provisions of the related Mortgage Loan Purchase Agreement. The Special Servicer shall be responsible for obtaining fees due to the Rating Agencies, as set forth in the preceding sentence. The Special Servicer shall not permit a Loan to be assumed unless the Special Servicer determines that such assumption is consistent with the Servicing Standards and the Loan documents. For a Mortgaged Property located in California, in making such determination, the Special Servicer, shall, among other things, take into account, subject to the Servicing Standards and the Loan documents, any increase in taxes assuming the transfer occurs (using taxes based on a fully assessed number calculated off the proposed purchase price). For a Mortgaged Property located in California, the Special Servicer shall, compute a debt service coverage ratio for the Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's underwritten capital expenditure, tenant improvement and leasing commission items at origination and taxes based on a fully assessed number calculated off the proposed purchase price and shall provide copies of the results of such calculations to Moody's and S&P showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination.

            (f) Notwithstanding anything to the contrary contained in this Section, with respect to the Renaissance Loan Pair, if and for so long as the Controlling Holder (as defined in the Renaissance Co-Lender Agreement) is not the Trust, then the Special Servicer shall, to the extent required by the Renaissance Co-Lender Agreement, consult with, and obtain the consent of, the related Controlling Companion Loan Noteholder for such Loan Pair prior to granting any consent so required by this Agreement to be given by the Directing Certificateholder in connection with a "due-on-sale" or "due-on-encumbrance" clause. Notwithstanding anything in this Section to the contrary, if the Servicer or Special Servicer, as applicable, reasonably determines that the direction of or the withholding of consent by the Directing Certificateholder conflicts with the REMIC Provisions, applicable law, the related Loan documents or this Agreement (including the Servicing Standard), then neither the Servicer nor the Special Servicer, as applicable, shall be under any obligation to comply with such direction or obtain the consent of the Directing Certificateholder and neither the Servicer nor the Special Servicer shall be in default under this Agreement or bear any liability to any Certificateholder for failure to comply with such direction or obtain the consent of the Directing Certificateholder.

            Section 3.09 Realization Upon Defaulted Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which efforts may include an REO Acquisition) the ownership of property securing the Loans (other than the Wellbridge Loan Pair), as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.18 of this Agreement, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the Certificateholders and the related Companion Loan Noteholder (as a collective whole) after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv) and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, Section 3.05(e)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in
Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal (a copy of which, if the Renaissance Loan Pair is involved, shall be delivered to the related Controlling Companion Loan Noteholder) performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee (and, in the case of a Mortgaged Property securing the Renaissance Loan Pair or the Walgreens Loan Pair, also on behalf of the related Companion Loan Noteholder), obtain title to a Mortgaged Property by foreclosure, in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property securing the Renaissance Loan Pair or the Walgreens Loan Pair, also on behalf of the related Companion Loan Noteholder), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to the Certificateholders and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder (as a collective whole) on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to the Certificateholders and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder (as a collective whole) on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund (and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder) and may be withdrawn by the Servicer from the Certificate Account (and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account) at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each Environmental Insurance Policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, in the case of a Mortgaged Property securing the Renaissance Loan Pair or the Walgreens Loan Pair, on behalf of the related Companion Loan Noteholder (as a collective whole).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement or a claim could not be made under any Environmental Insurance Policy, then the Special Servicer shall, subject to Section 3.29, take such action as it deems to be in the best economic interest of the Trust Fund and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder (as a collective whole) (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Directing Certificateholder, the Controlling Companion Loan Noteholder (if the Renaissance Loan Pair is affected) and the Servicer in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall notify the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or if the Renaissance Loan Pair is involved, any class of Renaissance Companion Loan Securities. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder, the Controlling Companion Loan Noteholder (if the Renaissance Loan Pair is affected) and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Trustee and the Rating Agencies. The Trustee shall forward all such reports to the Certificateholders upon request.

            (f) For so long as Lennar or any of its Affiliates is the Special Servicer, the Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness required to be reported with respect to any Loan which is abandoned or foreclosed and to the extent that the Servicer has received such information, the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. Upon the resignation or termination of Lennar, the Special Servicer, with the reasonable cooperation of the Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Servicer or the Special Servicer, as applicable, shall deliver a copy of any such report to the Trustee and in the case of the Special Servicer, the Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder, the Servicer and if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder no later than the next succeeding Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee (and, in the case of a Loan Pair, the related Controlling Companion Loan Noteholder) and request delivery of the related Mortgage File and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the original Mortgage Notes for the related Companion Loan. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or the applicable Loan Pair Custodial Account pursuant to Section 3.04(e) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of the Renaissance Companion Loan or the Walgreens Loan Pair, the Trustee shall direct the related Companion Loan Noteholder to release the Mortgage Note for such Companion Loan) to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File") or any document therein and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the original Mortgage Notes for the related Companion Loan to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or the applicable Loan Pair Custodial Account pursuant to Section 3.04(e) have been or will be so deposited, or that such Loan has become an REO Property, the Trustee shall acknowledge receipt of such Mortgage File or such certificate, as the case may be.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If the Renaissance Loan Pair is involved, such documents and pleadings shall also be delivered by the Special Servicer to the related Controlling Companion Loan Noteholder. If from time to time, pursuant to the terms of the Wellbridge Co-Lender Agreement and the Wellbridge Pooling Agreement, and as appropriate for enforcing the terms of the Wellbridge Mortgage Loan, the Wellbridge Servicer requests delivery to it of the original Mortgage Note for the Wellbridge Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the Wellbridge Servicer or its designee. In connection with the release of the original Mortgage Note for the Wellbridge Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage Note to the Wellbridge Servicer upon delivery to the Trustee of a Custodial Agreement in the form attached hereto as Exhibit Y which shall evidence the holding by the Wellbridge Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Loan and REO Loan (other than the Wellbridge Loan Pair and any successor REO Loan). As to each such Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any such Loan or REO Loan out of that portion of related payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

            The Servicer shall be entitled to retain (subject, with respect to the Renaissance Loan Pair and the Walgreens Loan Pair, to the terms of the related Co-Lender Agreement), and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Loan Pair Custodial Account pursuant to Section 3.04(e), additional servicing compensation in the form of 62.5% of all assumption fees, and 100% of all modification, consent, waiver, earnout, defeasance and similar fees, assumption and modification application fees and charges for beneficiary statements or demands received on or with respect to the Loans that are not Specially Serviced Loans (other than the Wellbridge Loan Pair and any successor REO Loan), to the extent that (i) such fees are paid by the Mortgagor on Loans that are not Specially Serviced Loans; (ii) all amounts then due and payable with respect to the related Loan have been paid and (iii) with respect to any modification, consent, waiver, earnout, defeasance, modification application fees and similar fees (other than any assumption fees), the Servicer, and not the Special Servicer, has performed the related modification, consent, waiver or similar action, as applicable, in accordance with this Agreement. The Special Servicer will not waive any assumption fees with respect to any Loan that is not a Specially Serviced Loan without the prior written consent of the Servicer. The fee payable to the Servicer for an assumption of a Loan shall be either the fee set forth in the Loan documents relating to the applicable Loan, or, if no assumption fee is so specified (and to the extent not inconsistent with the Loan documents), then such fee shall be 1% of the outstanding Stated Principal Balance of such Loan on the date it is assumed. In the event that any non-Specially Serviced Loan is subject to both an assumption and a modification, consent and/or waiver, then notwithstanding any such modification, consent and/or waiver fee, the Servicer shall be entitled to receive and retain the assumption fee determined as set forth in the preceding sentence. With respect to any non-Specially Serviced Mortgaged Loan, the Special Servicer shall remit to the Servicer any assumption fees that it receives within one Business Day of receipt thereof. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a) or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account pursuant to Section 3.04(e). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) 100% of all check charges for checks returned for insufficient funds with respect to the Loans (other than the Wellbridge Loan Pair); (ii) Penalty Charges received on such Loans and accrued during such time as such Loan was not a Specially Serviced Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in connection with such Loan during the Collection Period in which such Penalty Charges were collected and (y) reimburse interest on Advances paid to the Servicer or Trustee, as applicable, that accrued with respect to the related Loan during the Collection Period in which such Penalty Charges were collected;
(iii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account or any Loan Pair Custodial Account in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iv) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Loan to be paid to the Mortgagor and (v) Prepayment Interest Excesses not required to be applied pursuant to Section 3.19. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or if applicable, the Loan Pair Custodial Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than the Wellbridge Loan Pair and any successor REO Loan) with respect to which it is responsible for servicing hereunder. As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            The Special Servicer shall be entitled to retain (subject, with respect to the Renaissance Loan Pair or the Walgreens Loan Pair, to the terms of the related Co-Lender Agreement), and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Loan Pair Custodial Account pursuant to Section 3.04(e), additional servicing compensation in the form of (i) 37.5% of all assumption fees, and 100% of all modification, consent, waiver, modification application fees and extension fees received on or with respect to the Loans that are not Specially Serviced Loans (other than the Wellbridge Loan Pair and any successor REO Loan), to the extent that (A) such fees are paid by the Mortgagor on such Loans that are not Specially Serviced Loans; (B) all amounts then due and payable with respect to the related Loan have been paid (including those payable to the Servicer pursuant to Section 3.11(a)); (C) the Loan as to which such fees accrue is (1) any Loan other than the Renaissance Loan Pair, in the case of Lennar and (2) the Renaissance Loan Pair, in the case of GMACCM; and (D) with respect to any modification, consent, waiver, modification application fees and similar fees, the Special Servicer, and not the Servicer, has performed the related modification, consent, waiver or similar action, as applicable, in accordance with this Agreement; and (ii) all assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands, received on or with respect to any Specially Serviced Loan or REO Loan with respect to which it is responsible for servicing hereunder, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan (other than the Wellbridge Loan Pair or any successor REO Loan) which relates to a Specially Serviced Loan that the Servicer is responsible for servicing hereunder) at the Workout Fee Rate on such Loan for so long as it remains a Corrected Loan (provided that the Servicer may verify that the related Mortgagor's payments, if paid by check, are honored by the bank upon which it was drawn prior to paying the Workout Fee). The Workout Fee with respect to any such Corrected Loan shall cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee shall become payable if and when such Loan again becomes a Corrected Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Loans that became Corrected Loans prior to the time of that termination or resignation. The successor special servicer will not be entitled to any portion of such Workout Fees.

            A Liquidation Fee will be payable with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. A Liquidation Fee will also be payable with respect to each Mortgage Loan (other than the Wellbridge Mortgage Loan) that the related Mortgage Loan Seller has repurchased after the expiration of the 90-day period provided for in the first sentence of Section 2.03(b). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of (i) any Specially Serviced Loan by the Directing Certificateholder pursuant to Section 3.18(c), the Servicer or the Special Servicer; (ii) the purchase by a Companion Loan Noteholder pursuant to the related Co-Lender Agreement or the Wellbridge Pooling Agreement, as applicable; (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01 or (iv) the purchase of a Mortgage Loan by any Mezzanine Lender pursuant to the related Mezzanine Intercreditor Agreement. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Loan. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Loans it is responsible for servicing hereunder that accrued during such time as such Mortgage Loan was a Specially Serviced Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in connection with such Loan during the Collection Period in which such Penalty Charges were collected and (y) reimburse interest on Advances paid to the Servicer or Trustee, as applicable, that accrued with respect to the related Loan during the Collection Period in which such Penalty Charges were collected. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan during the related Collection Period shall be applied to pay (i) the Servicer, the Special Servicer or the Trustee for interest on Advances with respect to such related Mortgage Loan, that accrued in the period that such Penalty Charges were collected and (ii) the Trust Fund for any additional Trust Fund expenses with respect to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to the Wellbridge Mortgage Loan or any related REO Property, the Servicer shall not be entitled to any Servicing Fee, and the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note (other than with respect to the Wellbridge Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2004; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Servicer shall not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Servicer or the Special Servicer within the preceding 12 months and the Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. In addition, with respect to each Specially Serviced Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after the Debt Service Coverage Ratio for such Mortgage Loan falls below 1.0x. The cost of each such inspection by the Special Servicer shall be paid as a Servicing Advance; provided, however, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust Fund and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder, which expense shall first be reimbursed to the Trust Fund and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder from Penalty Charges collected by the Special Servicer on such Specially Serviced Loan. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and, upon request, to the Trustee within 30 days of the preparation of such report. Upon request, the Trustee shall deliver a copy of each such report to the Renaissance Companion Loan Noteholder and to each Holder of a Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Loan, and the Servicer, in the case of any non-Specially Serviced Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage, and each of the Servicer and Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standards to enforce all provisions of the loan documents relating to the submission of financial and property information. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected by it to each other, and upon request, the Trustee, the Depositor, the Underwriters, the Rating Agencies and the Mortgage Loan Sellers, in each case within 45 days of its receipt thereof. The Trustee shall, upon request and to the extent received, deliver copies of the foregoing items to the Controlling Class Certificateholders or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such item prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer of any annual operating statements or rent rolls with respect to any Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan, the Wellbridge Mortgaged Property or an REO Property and within 45 days after receipt by the Special Servicer of any annual operating statements or rent rolls with respect to a Mortgaged Property securing a Specially Serviced Loan or REO Property the Servicer or the Special Servicer, as applicable, commencing December 31, 2003 shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet. All CMSA Operating Statements Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan, the Wellbridge Mortgaged Property or REO Property and by the Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan or REO Property, and the Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Servicer or the Special Servicer, as applicable, and upon request, the Trustee, the Underwriters, the Rating Agencies and the Mortgage Loan Sellers together with the related operating statements or rent rolls. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Servicer or the Special Servicer, as applicable, deliver to any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and the related operating statement or rent rolls. The Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan, the Wellbridge Mortgaged Property or REO Property and the Special Servicer shall maintain such report with respect to each Mortgaged Property securing a Specially Serviced Loan or REO Property. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet shall be substantially in the form of
Exhibit I attached hereto (or in a CMSA format).

            (c) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports (or such related data fields as are reasonably agreed to by the Servicer and the Special Servicer) with respect to the Specially Serviced Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Historical Liquidation Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA REO Status Report, (v) a CMSA Loan Periodic Update File and (vi) a CMSA Property File. During the calendar year ending on December 31, 2003, the Special Servicer shall simultaneously forward a copy of such reports, if any, to the Depositor.

            (d) (A) Not later than 12:00 p.m. (New York City time) on the first Business Day before each Distribution Date with respect to clauses (i), (ii) and
(iii) in this Section 3.12(d) and (B) not later than 1:00 p.m. (New York City time) on the second Business Day before each Distribution Date with respect to clause (iv) in this Section 3.12(d), the Servicer shall prepare and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) to the extent received at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(c),
(ii) the most recent CMSA Property File, CMSA Financial File and CMSA Comparative Financial Status Report, in each case with information therein updated as of the immediately preceding Determination Date (in each case combining the reports prepared by the Special Servicer and Servicer), (iii) a CMSA Servicer Watch List report with information that is current as of such Determination Date, (iv) the CMSA Loan Level Reserve-LOC Report and (v) the most recent CMSA Loan Periodic Update File with information therein updated as of the immediately preceding Determination Date; provided, however, that notwithstanding anything to the contrary in Sections 3.12(c) or 3.12(d), neither the Servicer nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date, and Trustee shall not be obligated to deliver any such report until provided by Servicer, provided further that if the Servicer receives any Loan payments with respect to principal or interest after the time that it provided the reports listed in clauses (i), (ii), (iii) and (iv) above, the Servicer shall, with respect to each report, either (i) provide the Trustee with an updated report with respect to such Loan payment or (ii) provide written notice to the Trustee that such report remains unchanged, in each case no later than 4:00 p.m. (New York City time) on the Business Day prior to the related Distribution Date.

            (e) The Special Servicer shall deliver to the Servicer the items or reports set forth in Section 3.12(b) and Section 3.12(c), and the Servicer shall deliver to the Trustee the reports set forth in Section 3.12(b) and Section 3.12(d), in an electronic format (to the extent such report is prepared by the Servicer and not forwarded by the applicable Mortgagor) reasonably acceptable to the Special Servicer, the Trustee and the Servicer. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to
Section 3.12(b) and Section 3.12(d). In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to Section 3.12(b) and Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) or Section 3.12(c) and to the extent that such information or reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(b) or Section 3.12(c) the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(b) or Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(b) or Section 3.12(c) of this Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the Special Servicer.

            (f) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's or the Special Servicer's internet website, unless this Agreement specifies a method of delivery; provided that any items required to be delivered to the Trustee shall be delivered in the manner provided in clause (x) or (y) above. Each of the Servicer and the Special Servicer shall furnish to the Underwriters all reports required to be provided to holders of the Certificates and the Renaissance Companion Loan Noteholder compiled by either of them, as applicable, pursuant to this Agreement if and as requested in writing by the Underwriters under the same terms and conditions applicable to holders of the Certificates.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, the Underwriters and the Renaissance Companion Loan Noteholder on or before July 1 of each year, beginning July 1, 2004, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof. Notwithstanding anything contained in this Section 3.13 to the contrary, the Servicer or Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th (or, with respect to GMACCM, March 25th) of any year that a report on Form 10-K is required to be filed with the Commission in respect of the preceding calendar year.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Depositor, the Underwriters, each Companion Loan Noteholder and each Rating Agency, on or before July 1 of each year, commencing with July 1, 2004, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to its servicing of the mortgage loans serviced by it and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers. Notwithstanding anything contained in this
Section 3.14 to the contrary, the Servicer or Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th (or, with respect to GMACCM, March 25th) of any year that a report on Form 10-K is required to be filed with the Commission in respect of the preceding calendar year.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer upon request of the Trustee shall provide or cause to be provided through the Trustee to any Certificateholder or Certificate Owner or Companion Loan Noteholder that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Companion Loan Noteholder, and to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or Companion Loan Noteholder access to any documentation regarding the Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but upon reasonable prior written request via e-mail or facsimile (where such form of transmission is reasonably practicable) and during normal business hours at the offices of the Trustee, designated by it; provided, however, that Certificateholders, Certificate Owners and Companion Loan Noteholders shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information substantially in the form of Exhibit J. The failure of the Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall make available to the foregoing persons documentation regarding the Mortgage Loans that is not confidential, at the reasonable judgment of the Servicer or Special Servicer, as the case may be, without requiring such person to execute a confidentiality agreement.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and the Special Servicer, on behalf of the Trust Fund (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, also on behalf of the related Companion Loan Noteholder), shall sell any REO Property as soon as commercially reasonable subject to the Servicing Standards, but in any event prior to the close of the third calendar year following the year in which the Trust Fund and if applicable, the related Companion Loan Noteholder acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, and the Servicer an Opinion of Counsel, addressed to the Trustee, and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a) or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account pursuant to
Section 3.05(e).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more Pool REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing the Renaissance Loan Pair or the Walgreens Loan Pair, the Special Servicer shall establish an REO Account solely with respect to such property (a "Loan Pair REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds (net of all Liquidation Expenses) received in respect of an REO Property into the related REO Account. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer (and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Controlling Companion Loan Noteholder) of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the Certificate Account or the applicable Loan Pair Custodial Account, as applicable, the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. For purposes of the foregoing, the Pool REO Account and a Loan Pair REO Account correspond to the Certificate Account and the related Loan Pair Custodial Account, respectively. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account or the Loan Pair Custodial Account, as applicable, on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and, in the case of the Renaissance Loan Pair and the Walgreens Loan Pair, also for the benefit of the related Companion Loan Noteholders) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, also for the benefit of the related Companion Loan Noteholder (as a collective whole) (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standards). Subject to this
Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances in which case, the Servicer shall make such payment from amounts held in the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account if directed to do so by the Special Servicer. The Special Servicer shall direct the Servicer to make such payment if it is necessary to preserve the related Mortgaged Property and the payment of such amount would be in the best interest of the Certificateholders and in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder (as a collective whole). The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) and available to the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions shall, contract with any Independent Contractor for the operation and management of any REO Property within 30 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund unless the Renaissance Loan Pair or the Walgreens Loan Pair is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Loans and REO Properties.

            (a) The Servicer or the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01, in a Co-Lender Agreement or in the Wellbridge Pooling Agreement or, in the case of a Mortgage Loan or Loan Pair (other than the Wellbridge Loan Pair) with a related Mezzanine Loan, pursuant to the terms of the related Mezzanine Intercreditor Agreement.

            (b) Within 60 days after a Mortgage Loan becomes a Defaulted Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Loan; provided, further, that if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal. The Special Servicer is required to recalculate, from time to time (in accordance with the Servicing Standards), its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards, but not less frequently than every 90 days. The Special Servicer shall notify the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Controlling Companion Loan Noteholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may retain, at the expense of the Trust Fund, an independent third-party to assist the Special Servicer in determining the fair value of a Defaulted Loan.

            (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Loan, each of the Directing Certificateholder and the Special Servicer (subject, in the case of the Wellbridge Mortgage Loan, the Renaissance Mortgage Loan or the Walgreens Mortgage Loan, to any rights of the related Companion Loan Noteholder to purchase such Defaulted Loan pursuant to the related Co-Lender Agreement or Wellbridge Pooling Agreement, as applicable) shall have an assignable option (a "Purchase Option") to purchase such Defaulted Loan from the Trust Fund at a price (the "Option Price") equal to
(i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Loan, or (ii) the fair value of the Defaulted Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standards, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Loan. The transferor of any Purchase Option shall notify the Trustee, the Special Servicer and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Directing Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Directing Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Directing Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Directing Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Loan will automatically terminate
(i) once the related Defaulted Loan is no longer a Defaulted Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Loan.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Servicer and the Trustee at least 5 days prior written notice thereof (the "Purchase Option Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Purchase Option pursuant to this clause (d) shall be irrevocable.

            (e) If the Directing Certificateholder, Special Servicer or any of its Affiliates is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Servicer shall determine the fair value and may retain a Qualified Appraiser or other Independent third party (at the expense of the Trust) that the Servicer reasonably believes has the requisite experience to assist it to determine the fair value (such person, the "Third Party Appraiser") and obtain from such third party a determination as soon as reasonably practicable (and, in any event, within forty-five (45) days) after the Servicer has received the written notice, of whether the Option Price represents fair value for the Defaulted Loan; provided that, if the Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within forty-five (45) days) after the Servicer's receipt of such new Appraisal. Such fair value determination made by the Servicer shall be made in accordance with the Servicing Standards; provided that, absent manifest error, the Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination, provided that, in choosing such Third Party Appraiser the Servicer shall use reasonable care in accordance with the Servicing Standards. In determining the fair value of any Defaulted Loan, the Third Party Appraiser retained by the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Servicer shall refer to the Servicing Standards and all other relevant information delivered to it by the Servicer or otherwise contained in the Mortgage File; provided that the Third Party Appraiser retained by the Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses from the Certificate Account pursuant to Section 3.05(a) and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Loan Pair Custodial Account pursuant to
Section 3.05(e)). The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (f) Unless and until the Purchase Option with respect to a Defaulted Loan is exercised or the Defaulted Loan is purchased by the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, subject to
Section 3.29, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standards; provided, however, the Special Servicer will not be permitted to sell the Defaulted Loan other than in connection with the exercise of the related Purchase Option. With respect to the Renaissance Loan Pair or the Walgreens Loan Pair in the event that the Renaissance Mortgage Loan and the Walgreens Mortgage Loan has become a Defaulted Loan, the Special Servicer may (subject to the written consent of each affected Companion Loan Noteholder), but shall not be required to, sell the related Companion Loans in connection with a sale of such Defaulted Loan.

            (g) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees on behalf of the Certificateholders and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder. Subject to Section 3.29, the Special Servicer, after notice to the Directing Certificateholder and, if applicable, the related Controlling Companion Loan Noteholder, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Directing Certificateholder, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standards. The Special Servicer shall give the Directing Certificateholder, the Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

            Notwithstanding anything herein to the contrary, so long as the Controlling Holder (as defined in the Renaissance Co-Lender Agreement) is not the Trust, then: (i) the Directing Certificateholder shall not be authorized to exercise any of its rights and powers provided for in the previous paragraph with respect to the Renaissance Loan Pair; and (ii) the Renaissance Companion Loan Noteholder shall instead have the rights afforded to the Directing Certificateholder in the second preceding paragraph with respect to the Renaissance Loan Pair.

            (h) Subject to the REMIC Provisions and Section 3.29, the Special Servicer shall act on behalf of the Trust (and if the Renaissance Loan Pair is involved, also on behalf of the related Companion Loan Noteholder) in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Loan. Any sale of a Defaulted Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Servicer, any Mortgage Loan Seller or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Servicer or the Special Servicer to the Trust and the Certificateholders (and if a Loan Pair is involved, the related Companion Loan Noteholders) for failure to perform its duties in accordance herewith. None of the Special Servicer, the Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (i) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Servicer within one Business Day of receipt in the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Loan Pair Custodial Account.

            (j) Notwithstanding anything herein to the contrary, the Servicer and the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Controlling Companion Loan Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standards.

            (k) The amount paid for a Defaulted Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Loan Pair Custodial Account. Upon receipt of an Officers' Certificate from the Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Loan or related REO Property ownership of the Defaulted Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Mortgage File to the purchaser of a Defaulted Loan or related REO Property.

            (l) Notwithstanding anything to the contrary herein, (i) the Wellbridge B Noteholder shall be entitled to purchase the Wellbridge Mortgage Loan in accordance with the terms and conditions set forth in Section 8 of the Wellbridge Co-Lender Agreement, and in Section 3.18 of the Wellbridge Pooling Agreement, (ii) the Controlling Companion Loan Noteholder with respect to the Renaissance Loan Pair shall be entitled to purchase the Renaissance Mortgage Loan in accordance with the terms and conditions set forth in Section 7 of the Renaissance Co-Lender Agreement, (iii) the Controlling Companion Loan Noteholder with respect to the Walgreens Loan Pair shall be entitled to purchase the Walgreens Mortgage Loan in accordance with the terms and conditions set forth in
Section 6 of the Walgreens Co-Lender Agreement and (iv) the Wellbridge Mezzanine Lender shall be entitled to purchase the Wellbridge Mortgage Loan pursuant to
Section 13 of the Wellbridge Mezzanine Intercreditor Agreement.

            Section 3.19 Additional Obligations of the Servicer.

            (a) With respect to any Loan (other than a Specially Serviced Loan and the Wellbridge Loan Pair) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than (i) as a result of the payment of Insurance Proceeds or Condemnation Proceeds, (ii) subsequent to a default under the related Loan documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standards), (iii) pursuant to applicable law or a court order or (iv) at the request of or with the consent of the Directing Certificateholder) which occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Loan documents regarding Principal Prepayments, the Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of such Loans during the most recently ended Collection Period, and (y) the aggregate of (A) that portion of its Servicing Fees with respect to the related Loan for the related Collection Period that is, in the case of the related Loan for which such Servicing Fees are being paid in such Collection Period, and (B) all Prepayment Interest Excess on the related Mortgage Loan; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (b) The Servicer shall, as to each Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Servicer.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in Section 3.02(a) and in this Section 3.20(a) the Servicer shall not agree to any modification, waiver or amendment of a Loan.

            Notwithstanding the foregoing, with respect to Loans required to be serviced by it hereunder that are not Specially Serviced Loans, the Servicer may, without any Rating Agency Confirmation or the consent of the Special Servicer or the Directing Certificateholder, (i) consent to subordination of the related Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan documents), (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan and
(v) grant other non-material waivers, consents, modifications or amendments; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the related Loan, (x) would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Other than with respect to modifications, waivers and consents specifically described in the prior paragraph, the Servicer will forward all requests (upon the Servicer's receipt of notice of such requests) for modifications, waivers and consents along with copies of the relevant Loan documents to the Special Servicer. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request.

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Loan is not in default pursuant to the terms of the related Loan documents or default with respect thereto is not reasonably foreseeable unless (A) either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) to the extent not inconsistent with the Loan documents, it has received a prior written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Loan pursuant to Section 3.18, then the Special Servicer will agree to such modification, waiver or amendment of such Specially Serviced Loan, subject to the provisions of this Section 3.20(b) and
Section 3.20(c).

            Except as set forth in this Section 3.20(b) and Section 3.08, the Special Servicer shall not agree to any modification, waiver or amendment of a Loan (other than the Wellbridge Loan Pair), and, except as provided in the following paragraph, Section 3.08(e) and in Section 3.20(d), no Loan that is not a Specially Serviced Loan may be modified, waived or amended, provided, that the Special Servicer may agree to extend the maturity date of a Loan that is neither a Specially Serviced Loan nor a Loan in default or as to which default is reasonably foreseeable, provided, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(b) shall be for a period of more than twelve months (or such longer period not to exceed five years if the Special Servicer determined that such longer period will result in a greater recovery on a net present value basis to the Trust Fund and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholders (as a collective whole)) from the original maturity date of such Loan or shall extend the maturity date beyond the earlier of (i)
(A) with respect to each of the Mortgage Loans other than the Renaissance Mortgage Loan, two years prior to the Rated Final Distribution Date and (B) with respect to the Renaissance Mortgage Loan, seven years prior to the "Rated Final Distribution Date" of the Renaissance Companion Loan Securities outstanding on the date hereof (such "Rated Final Distribution Date" being the Distribution Date in January 2038), unless 100% of the then holders of the Renaissance Companion Loan Securities outstanding on the date thereof have consented to such extension and (ii) in the case of a Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of Certificateholders (and, in the case of the Renaissance Loan Pair, the Certificateholders and the related Companion Loan Noteholder)). If such extension would extend the Maturity Date of a Loan for more than twelve months from and after the original maturity date of such Loan and the Loan is not in default or default with respect thereto is not reasonably foreseeable, the Special Servicer must provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Special Servicer shall not extend any Loan without first sending notice to the Directing Certificateholder, together with the details of the proposed extension and other information reasonably requested by the Directing Certificateholder and the Directing Certificateholder shall have ten days after it receives such information to object to such extension and if such objection is not made, the Directing Certificateholder shall be deemed to have consented to such extension. If the Directing Certificateholder objects to such extension, the Special Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Special Servicer shall override the Directing Certificateholder's objection and extend such maturity date if such extension is required by applicable law or the Servicing Standards.

            Notwithstanding the foregoing, to the extent that the related Loan documents provide that the lender shall be entitled to approve any material modification, the Special Servicer shall not agree to any material modification unless (a) the Special Servicer shall have notified the Directing Certificateholder of the request for such approval of such material modification and (b) the Directing Certificateholder shall have also approved such material modification; provided, however, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification shall be deemed approved. The Special Servicer shall not approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Directing Certificateholder).

            Notwithstanding anything to the contrary contained in this Section, with respect to the Renaissance Loan Pair, if and for so long as the Controlling Holder (as defined in the Renaissance Co-Lender Agreement) is not the Trust, then the Special Servicer shall consult with and, to the extent required by the Renaissance Co-Lender Agreement, obtain the consent of the related Controlling Companion Loan Noteholder for such Loan Pair prior to granting any consent so required by this Agreement to be given by the Directing Certificateholder in connection with a modification.

            Notwithstanding anything to the contrary contained in this Section, with respect to the Walgreens Loan Pair, if and for so long as the Note A Holder (as defined in the Walgreens Co-Lender Agreement) is not the Trust, then the Special Servicer shall consult with and, to the extent required by the Walgreens Co-Lender Agreement, obtain the consent of the Note B Holder for such Loan Pair prior to granting any consent so required by this Agreement to be given by the Directing Certificateholder in connection with a modification.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Loan to a date occurring later than the earlier of (A) (1) with respect to each Mortgage Loan other than the Renaissance Mortgage Loan, two years prior to the Rated Final Distribution Date and (2) with respect to the Renaissance Mortgage Loan, seven years prior to the "Rated Final Distribution Date" of the Renaissance Companion Loan Securities outstanding on the date hereof (such "Rated Final Distribution Date" being the Distribution Date in January 2038), unless 100% of the then holders of the Renaissance Companion Loan Securities outstanding on the date thereof have consented to such extension and (B) if such Specially Serviced Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of the Certificateholders (and, in the case of the Renaissance Loan Pair or the Walgreens Loan Pair, the related Companion Loan Noteholder (as a collective whole)); or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Loan.

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Loan documents or default with respect thereto is not reasonably foreseeable unless (A) either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) to the extent not inconsistent with the Loan documents, it has received prior written confirmation from each Rating Agency that such substitution will not result in a withdrawal, downgrade or qualification of the ratings then assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent to any modification, waiver or amendment of a Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Special Servicer may agree to any waiver, modification or amendment of a Loan (other than the Wellbridge Loan Pair) that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment
(i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), (ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge without the consent of the Special Servicer with respect to any Loan that is not a Specially Serviced Loan and neither the Servicer nor the Special Servicer may waive the requirement that any prepayment of a Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Loan, provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of any Loan Pair (other than the Wellbridge Loan Pair) shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholder shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related loan documents and the related Co-Lender Agreement, and (ii) subject to the foregoing clause (i) and to the extent consistent with the Servicing Standard (taking into account the extent to which the related Companion Loan is junior to the related Mortgage Loan in such Loan Pair), (A) no waiver, reduction or deferral of any particular amounts due on the related Mortgage Loan in such Loan Pair shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Companion Loan in such Loan Pair, and (B) no reduction of the Mortgage Rate of the Mortgage Loan in such Loan Pair shall be effected prior to the reduction of the Mortgage Rate of the related Companion Loan in such Loan Pair, to the maximum extent possible.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest on the Mortgage Loans will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Loan, if such guarantor's signature is required by the Servicer or Special Servicer, as applicable, in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer, as applicable, shall notify the Rating Agencies, the Trustee, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Subservicer of such Loan or a Certificateholder), the Renaissance Controlling Companion Loan Noteholder, if applicable, and each other in writing of any modification, waiver or amendment of any term of any Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate and the Renaissance Controlling Companion Loan Noteholder.

            (i) Notwithstanding the foregoing, the Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and: (i) the Servicer has received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity or, with respect to a Mortgage Loan with an Anticipated Prepayment Date, the Anticipated Prepayment Date, assuming that such Mortgage Loan prepays on the related Anticipated Prepayment Date) on such Loan in compliance with the requirements of the terms of the related Loan documents, (ii) the Servicer has received one or more Opinions of Counsel to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted mortgaged property; provided, however, that to the extent the related Loan documents provide the lender with discretion, the Servicer shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent required under the related Loan documents, or to the extent the Loan documents provide the lender with discretion, the Servicer shall use reasonable efforts to require the Mortgagor to establish a single purpose entity to act as a successor mortgagor, (iv) to the extent permissible under the related Loan documents and applicable law, the Servicer shall require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor; provided, however, that if the successor mortgagor is not affiliated with the Mortgagor, then the Servicer shall use reasonable efforts to require the owner of such entity to pay the cost of maintaining such entity (and otherwise such expense shall be advanced by the Servicer as a Servicing Advance) and (v) to the extent permissible under the Loan documents or to the extent the Loan documents permit the lender's discretion, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates; provided, however, that the Servicer shall not require the related Mortgagor to obtain such written confirmation from (A) Moody's to the extent that such Mortgagor has obtained the certificate required pursuant to clause (i) above, obtained the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance or (B) S&P with respect to any Mortgage Loan (x) with a Stated Principal Balance that is equal to or less than $20,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less) or (y) if such Mortgage Loan is not then one of the ten largest Mortgage Loans by Stated Principal Balance, if the Mortgage Loan falls within either clause (x) or (y) in this clause (B) and the Servicer delivers to the Trustee and the Rating Agencies a letter or a certificate in the form of Exhibit L.

            (j) Notwithstanding anything herein or in the related Loan documents to the contrary, the Servicer may permit the substitution of direct, non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Loan documents; provided that the Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to either the Upper-Tier REMIC or the Lower-Tier REMIC and provided, further, that the requirements set forth in Section 3.20(i) are satisfied.

            (k) If required under the related Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 120 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account and treat any such payments as payments made on the Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account or if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the applicable Loan Pair Custodial Account for a period in excess of 365 days.

            (l) In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Servicer or Special Servicer, as applicable, to violate applicable law, the terms of any Loan documents or the terms of this Agreement, including without limitation, the Servicing Standards, the Servicer or Special Servicer shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            As and to the extent provided in Section 5(d) of the Renaissance Co-Lender Agreement, in the event the Special Servicer, in connection with a modification, waiver or amendment in respect of the Renaissance's Loan Pair, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Renaissance's Loan Pair, all payments made in respect of the related Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such Renaissance's Loan Pair remaining the same as they are on the Cut-off Date, and the related Companion Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Renaissance Loan Pair attributable to such modification, waiver or amendment.

            In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of the Walgreens Loan Pair, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Walgreens Loan Pair, all payments made in respect of the related Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such Walgreens Loan Pair remaining the same as they are on the Cut-off Date, and the related Companion Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Walgreens Loan Pair attributable to such modification, waiver or amendment.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon a determination that a Servicing Transfer Event has occurred with respect to any Loan required to be serviced hereunder, the Servicer shall promptly give notice thereof to the Special Servicer, unless such determination was made by the Special Servicer (and the Special Servicer shall promptly give notice to the Controlling Class Certificateholders), and shall deliver a copy of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Servicer shall deliver to the Trustee a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder and, if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder, a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder, and if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder, and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan shall re-commence.

            (b) In servicing any Specially Serviced Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement; provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan (other than the Wellbridge Mortgage Loan), the Special Servicer shall deliver to the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder and, if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder, a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Loan and any negotiations between the Special Servicer and the related Mortgagor;

            (iii) a discussion of the legal and environmental considerations known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standards or the terms of the applicable Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder(s), the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer, subject to the terms of Section 3.20 of this Agreement. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Certificateholder (with a copy to the Trustee) if
(i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Mortgagor becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and if the Renaissance Loan Pair is involved, the related Companion Loan Noteholder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and if the Renaissance Loan Pair is involved, the related Controlling Companion Loan Noteholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders and, if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder (as a collective whole) pursuant to the Servicing Standards, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards, this Agreement, applicable law or the related Loan documents.

            No direction of the Directing Certificateholder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18, Section 3.20 and Section 3.29 and the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions of the Code, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Certificateholder described in this paragraph.

            Notwithstanding the foregoing, the Directing Certificateholder shall not have any rights to approve or disapprove an Asset Status Report set forth in this Section 3.21(d) with respect to the Renaissance Loan Pair so long as the Renaissance Companion Loan Noteholder is entitled to exercise the approval rights with respect to recommended actions pursuant to Section 4(f) of the Renaissance Co-Lender Agreement.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or the Servicer, as applicable, or such party's designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or the Special Servicer, as applicable, under such agreement; (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, for the benefit of the Certificateholders and the related Companion Loan Noteholder as a collective whole) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or Special Servicer, as applicable, or any Certificateholder or any Companion Loan Noteholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement (other than Sub-Servicing Agreements dated the date of this Agreement) with respect to such purchased Mortgage Loan at its option and without penalty and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Any successor Servicer or Special Servicer, as applicable, hereunder shall at its option, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable. In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Loans and continue to collect its Servicing Fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer or the Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer or the Special Servicer, as applicable hereunder to make Advances shall be deemed to have been advanced by the Servicer or the Special Servicer, as applicable, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer from the Servicer or the Special Servicer, as applicable, in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or the Special Servicer, as applicable, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the Servicer or the Special Servicer, as applicable, and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer or the Special Servicer, as applicable, shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of any related Loan.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders and if the Renaissance Loan Pair or the Walgreens Loan Pair is involved, the related Companion Loan Noteholder, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund or any related Companion Loan Noteholder) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer or the Special Servicer, as applicable, would require were it the owner of the Loans. The Servicer and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee (i) becomes successor Servicer, or successor Special Servicer, as applicable, pursuant to Section 3.22(a) and (ii) assumes the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, then the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Servicer and the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund or any Companion Loan Noteholder bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) Promptly (but in no event later than 5 Business Days) after the execution of any Sub-Servicing Agreement, the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee and the Servicer.

            (g) Any Sub-Servicing Agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer or Special Servicer, as applicable, and none of the Trustee, the Certificateholders, the Companion Loan Noteholders nor the Depositor shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), nor obligations, duties or liabilities with respect to the Sub-Servicer; provided, that the Sub-Servicing Agreement shall provide that the Trustee, the Certificateholders and the Companion Loan Noteholders may rely upon the representations and warranties of the Sub-Servicer contained therein and each of the Trustee, the Depositor shall be a third party beneficiary of the covenants and other provisions setting forth obligations of the Sub-Servicer therein.

            (h) Notwithstanding anything herein to the contrary, the Sub-Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Sub-Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The applicable Sub-Servicing Agreement shall provide that the Sub-Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Sub-Servicer. To the extent the Sub-Servicing Agreement does not provide the indemnity contemplated by the foregoing sentence, the Servicer or the Special Servicer, as applicable, shall provide such indemnity, which indemnity shall not be a Trust Fund Expense.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a national banking association, duly organized under the laws of the United States, and the Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each party (other than the Servicer) hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, the outcome of which, in the Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Servicer from entering into this Agreement or materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Servicer under this Agreement.

            (viii) The Servicer possesses all insurance required pursuant to
      Section 3.07(c) of this Agreement.

            (ix) The Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) Lennar hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) Lennar is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and Lennar is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Lennar, and the performance and compliance with the terms of this Agreement by the Lennar, will not violate the Lennar's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which Lennar or its property is subject;

            (iii) Lennar has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Lennar, enforceable against Lennar in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Lennar is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Lennar's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Lennar to perform its obligations under this Agreement or the financial condition of Lennar;

            (vi) No litigation is pending or, to the best of Lennar's knowledge, threatened against Lennar which would prohibit Lennar from entering into this Agreement or, in the Lennar's good faith and reasonable judgment is likely to materially and adversely affect either the ability of Lennar to perform its obligations under this Agreement or the financial condition of Lennar;

            (vii) Each officer, manager or employee of Lennar and each officer, manager or employee of Lennar that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither Lennar nor any of its officers, managers or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Lennar, or compliance by Lennar with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by Lennar of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of Lennar to perform its obligations hereunder.

            (ix) Lennar has reviewed all Sub-Servicing Agreements to which it is a party in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreement will comply with the provisions of Section 3.22(a) and (h).

            (b) GMACCM, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party, or result in the violation of any law, rule, regulation, order, judgment or decree which GMACCM or its property is subject;

            (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM;

            (vi) No litigation is pending or, to the best of GMACCM's knowledge, threatened against GMACCM which would prohibit GMACCM from entering into this Agreement or, in GMACCM's good faith and reasonable judgment is likely to materially and adversely affect either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM;

            (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by GMACCM, or compliance by GMACCM with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by GMACCM of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of GMACCM to perform its obligations hereunder.

            (c) The representations and warranties set forth in paragraphs (a) and (b) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Trustee, in respect of the Interest Reserve Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period.

            Section 3.27 Limitations on and Authorization of the Servicer and Special Servicer with Respect to Certain Mortgage Loans.

            In connection with the five Mortgage Loans identified as Loan No. 3, 5, 27, 50 and 71 on Exhibit B hereto, the related Mortgagor was required to escrow funds or post a letter of credit related to meeting certain performance objectives, which funds will be released to the Mortgagor upon the satisfaction of certain conditions. Notwithstanding that such Mortgage Loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not satisfied, the Servicer or Special Servicer, as applicable, will hold such funds as additional collateral for the related Mortgage Loan, and will not pay down the principal balance of such Mortgage Loan, unless holding such funds would cause the Servicer or the Special Servicer, as applicable to violate the Servicing Standards, applicable law or the terms of the related Mortgage Loan.

            Section 3.28 Certain Matters Relating to the Wellbridge Loan Pair.

            (a) In the event that any of the Wellbridge Trustee, the Wellbridge Master Servicer or the Wellbridge Special Servicer shall be replaced in accordance with the terms of the Wellbridge Pooling Agreement, the Servicer and the Special Servicer shall acknowledge its successor as the successor to the Wellbridge Trustee, Wellbridge Master Servicer or Wellbridge Special Servicer, the Wellbridge Master Servicer or the Wellbridge Special Servicer as the case may be.

            (b) In the event the Trustee, as holder of the Wellbridge Mortgage Loan, becomes entitled to exercise the rights of the Wellbridge Controlling Companion Loan Noteholder, it shall do so in the best interest of the Certificateholders and the Wellbridge Companion Loan Noteholders (as a collective whole).

            (c) The Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt from the Wellbridge Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee, any servicing reports concerning the Wellbridge Loan Pair.

            Section 3.29 Certain Powers of the Companion Noteholders.

            (a) The Companion Loan Noteholders will not have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Companion Loan Noteholders will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

            (b) The Renaissance Companion Loan Noteholders shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Loan Pair or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            (c) Notwithstanding any provision in this Agreement to the contrary, with respect to the Renaissance Mortgage Loan, the related Controlling Companion Loan Noteholder shall be entitled to exercise the rights with respect to Asset Status Reports (as defined in the Renaissance Co-Lender Agreement) set forth in
Section 4(f) of the Renaissance Co-Lender Agreement, consultation rights set forth in Section 4(g) of the Renaissance Co-Lender Agreement, rights to designate the Special Servicer with respect to the Renaissance Loan Pair set forth in Section 4(n) of the Renaissance Co-Lender Agreement and the rights set forth in Section 8 of the Renaissance Co-Lender Agreement, in each case, subject to any conditions, restrictions or other provisions described in or incorporated by reference into such sections and the Servicer or Special Servicer, as applicable, shall comply with the provisions therein contained in connection with taking or refraining from taking the actions described therein.

            (d) All rights to, and requirements for, information or notice (including, but not limited to the delivery of information, notice or access to information) provided to the Controlling Class Certificateholder or Certificateholders, in general, contained in this Agreement shall also apply to each Companion Loan Noteholder with respect information relating to the related Loan Pair.

            (e) Bank of America, N.A., agrees that (a) it will not communicate with the Bank of America Pension Plan (of which Bank of America, N.A., is the sponsor and trustee) in the course of any servicing activity with respect to the Renaissance Loan Pair and (b) it will not act as the special servicer of the Renaissance Loan Pair.

            Section 3.30 Certain Matters Regarding the Purchase of the Renaissance Mortgage Loan and the Walgreens Mortgage Loan.

            If, pursuant to Section 2.03, Section 3.18 and Section 9.01, the Renaissance Mortgage Loan or the Walgreens Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the "Note A Holder" or "Senior Lender," as the case may be, under such Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A Holder" or "Senior Lender," as the case may be (as a result of such purchase or repurchase), under such Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the custodian appointed thereby for the benefit of the "Note A Holder" or "Senior Lender," as the case may be, and the other Lenders or "Co-Lenders," as the case may be, as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Pair.

            Section 3.31 Delivery of Certain Reports to the Renaissance Controlling Companion Loan Noteholder.

            (a) The Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Renaissance Controlling Companion Loan Noteholder a written report, prepared in the manner set forth in
Section 3.12, of each inspection performed by it with respect to any related Mortgaged Property.

            The Servicer shall promptly deliver to the Renaissance Controlling Companion Loan Noteholder: (i) copies of operating statements and rent rolls;
(ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section
3.12 with respect to the related Mortgaged Property.

            (b) If the Loans forming the Renaissance Loan Pair constitute Specially Serviced Loans, or if any Mortgaged Property securing such Loan Pair has become an REO Property, then each calendar month, not later than 1:00 p.m. (New York City time) on the first Business Day after each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Servicer the following reports with respect to such Loan Pair and/or such Mortgaged Property, providing the required information as of such Determination Date: (i) a CMSA Property File (or similar report satisfactory to the Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Servicer). If the Loans forming the Renaissance Loan Pair constitute Specially Serviced Loans, or if any Mortgaged Property securing such Loan Pair has become an REO Property, then each calendar month, not later than 3:00 p.m. (New York City time) on the first Business Day after the Determination Date in such month, the Special Servicer shall deliver or cause to be delivered to the Servicer such of the following reports as may be relevant with respect to such Loan Pair and/or Mortgaged Property: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Historical Liquidation Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (iv) a CMSA REO Status Report.

            (c) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.31(b) in an electronic format reasonably acceptable to the Special Servicer and the Servicer. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.31(b). In the case of information or reports to be furnished by the Servicer to the Renaissance Companion Loan Noteholder pursuant to Section 3.32(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.31(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.31(b), so long as the Servicer and the Special Servicer are not the same Person or Affiliates, the Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.32(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.31(b) of this Agreement.

            Section 3.32 Statements to the Companion Loan Noteholders.

            (a) By 3:00 p.m. (New York City time) two Business Days after each Determination Date, the Servicer shall forward to the applicable Companion Loan Noteholder all Renaissance Servicing Reports prepared with respect to the Renaissance Loan Pair, pursuant to Section 3.31, during the calendar month in which such Distribution Date occurs.

            (b) With respect to any Specially Serviced Loan, the Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.32(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

            Absent manifest error of which it has actual knowledge, neither the Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

            Section 3.33 Certain Matters Relating to Certain Mortgage Loans.

            With respect to the Mortgage Loans identified as Loan Nos. 4 and 5 on the Mortgage Loan Schedule, the Servicer shall affirmatively approve or disapprove any leases (to the extent it has approval rights) within the time period set forth in the related Mortgage Loan documents.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently, (i) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (ii) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (iii) to the Holders of the Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;;

            (ii) second, to the Holders of the Class A-1 Certificates, Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates in reduction of the Certificate Balances thereof
      (A) (1) first, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (2) second, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; and (4) fourth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to the Holders of the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class P Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xlvi) forty-sixth, to the Holders of the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of losses on the Mortgage Loans or have been deemed to be reduced to zero as a result of Appraisal Reductions (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-4-1, Class LA-4-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LJ-3, Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests) shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class A-1 Certificates is (i) greater than $55,773,000, (ii) greater than $7,995,000, but less than $55,773,000 or (iii) $7,995,000 or less but greater than zero, then the Class LA-1-1, in the case of clause (i), Class LA-1-2, in the case of clause (ii) and the Class LA-1-3, in the case of clause (iii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class A-2 Certificates is (i) greater than $10,033,000 or (ii) $10,033,000 or less but greater than zero, then the Class LA-2-1, in the case of clause (i) and the Class LA-2-2, in the case of clause (ii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class A-3 Certificates is (i) greater than $119,066,000, (ii) greater than $81,677,000 but less than $119,066,000 or (iii) $81,677,000 or less but greater than zero, then the Class LA-3-1, in the case of clause (i), the Class LA-3-2, in the case of clause (ii) and the Class LA-3-3 in the case of clause (iii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class A-4 Certificates is (i) greater than $293,218,000 or (ii) $293,218,000 or less but greater than zero, then the Class LA-4-1, in the case of clause (i) and Class LA-4-2, in the case of clause (ii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and
(c).

            On each Distribution Date, for so long as the Certificate Balance of the Class A-1A Certificates is (i) greater than $205,050,000, (ii) greater than $194,540,000 but less than $205,050,000, (iii) greater than $184,615,000 but less than $194,540,000, (iv) greater than $165,498,000 but less than $184,615,000, (v) greater than $157,220,000 but less than $165,498,000, (vi)
greater than $141,418,000 but less than $157,220,000 or (vii) $141,418,000 or less but greater than zero, then the Class LA-1A-1, in the case of clause (i), the Class LA-1A-2, in the case of clause (ii), the Class LA-1A-3, in the case of clause (iii), the Class LA-1A-4, in the case of clause (iv), the Class LA-1A-5, in the case of clause (v), the Class LA-1A-6, in the case of clause (vi), and the Class LA-1A-7, in the case of clause (vii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-1A Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class G Certificates is (i) greater than $5,039,000 or (ii) $5,039,000 or less but greater than zero, then the Class LG-1, in the case of clause (i) and Class LG-2, in the case of clause (ii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class G Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class H Certificates is (i) greater than $2,882,000 or (ii) $2,882,000 or less but greater than zero, then the Class LH-1, in the case of clause (i), and the Class LH-2, in the case of clause (ii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class H Certificates as provided in Sections 4.01(a) and
(c).

            On each Distribution Date, for so long as the Certificate Balance of the Class J Certificates is (i) greater than $20,409,000, (ii) greater than $2,069,000, but less than $20,409,000 or (iii) $2,069,000 or less but greater than zero, then the Class LJ-1, in the case of clause (i), Class LJ-2, in the case of clause (ii) and the Class LJ-3, in the case of clause (iii), Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class J Certificates as provided in Sections 4.01(a) and (c).

            On each Distribution Date, for so long as the Certificate Balance of the Class L Certificates is (i) greater than $6,216,000 or (ii) $6,216,000 or less but greater than zero, then the Class LL-1, in the case of clause (i), and the Class LL-2, in the case of clause (ii), Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class L Certificates as provided in Sections 4.01(a) and
(c).

            (c) On each Distribution Date, the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            On each Distribution Date, the Class LA-2-1 and Class LA-2-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            On each Distribution Date, the Class LA-3-1, Class LA-3-2 and Class LA-3-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            On each Distribution Date, the Class LA-4-1 and Class LA-4-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            On each Distribution Date, the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6 and Class LA-1A-7 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1A Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            On each Distribution Date, the Class LG-1 and Class LG-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class G Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            On each Distribution Date, the Class LH-1 and Class LH-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class H Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            On each Distribution Date, the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class J Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            On each Distribution Date, the Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class L Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (provided, that interest distributed in respect of the (A) Class A-1 Certificates shall be allocated pro rata among the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Lower-Tier Interests of the Class A-1 Certificates, (B) Class A-2 Certificates shall be allocated pro rata between the Class LA-2-1 and Class LA-2-2 Uncertificated Lower-Tier Interests of the Class A-2 Certificates, (C) Class A-3 Certificates shall be allocated pro rata among the Class LA-3-1, LA-3-2 and Class LA-3-3 Uncertificated Lower-Tier Interests of the Class A-3 Certificates, (D) Class A-4 Certificates shall be allocated pro rata among the Class LA-4-1 and Class LA-4-2 Uncertificated Lower-Tier Interests of the Class A-4 Certificates, (E) (A) Class A-1A Certificates shall be allocated pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6 and Class LA-1A-7 Lower-Tier Interests of the Class A-1A Certificates, (F) Class G Certificates shall be allocated pro rata between the Class LG-1 and Class LG-2 Uncertificated Lower-Tier Interests of the Class G Certificates, (G) Class H Certificates shall be allocated pro rata between the Class LH-1 and Class LH-2 Uncertificated Lower-Tier Interests of the Class H Certificates, (H) Class J Certificates shall be allocated pro rata among the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Lower-Tier Interests of the Class J Certificates and
(I) Class K Certificates shall be allocated pro rata between the Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests of the Class L Certificates, in each case, based on interest accrued at the Pass-Through Rate of the related Class) and its Related Component of the Class X-1 or Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 and Class X-2 Certificates shall be treated as having been distributed to their respective Components pro rata based on interest accrued at the Class X-1 or Class X-2 Strip Rates, as applicable. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount deemed distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Class Unpaid Interest Shortfall allocated to such Uncertificated Lower-Tier Interest's Related Certificate (allocated (A) pro rata among the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Lower-Tier Interests, (B) pro rata between the Class LA-2-1 and Class LA-2-2 Uncertificated Lower-Tier Interests, (C) pro rata among the Class LA-3-1, Class LA-3-2 and Class LA-3-3 Uncertificated Lower-Tier Interests, (D) pro rata between the Class LA-4-1 and Class LA-4-2 Uncertificated Lower-Tier Interests, (E) pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, and Class LA-1A-7 Uncertificated Lower-Tier Interests, (F) pro rata between the Class LG-1 and Class LG-2 Uncertificated Lower-Tier Interests, (G) pro rata between the Class LH-1 and Class LH-2 Uncertificated Lower-Tier Interests, (H) pro rata among the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Lower-Tier Interests and
(I) pro rata between the Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests, in each case, based on interest accrued) and (ii) the Class Unpaid Interest Shortfall allocated to the Related Component or Components with respect to the Class X-1 and Class X-2 Certificates, pro rata, based on interest accrued at the Class X-1 or Class X-2 Strip Rates, as applicable. Such amounts deemed distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reimbursement of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account. No distributions shall be made with respect to the Class X-2 Certificates after the Distribution Date in April 2010.

            As of any date, payments of principal in respect of the Mortgage Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests (other than the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-4-1, Class LA-4-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LJ-3, Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests) such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. Any Collateral Support Deficit allocated to the Class A-1 Certificates, shall be allocated to the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-1A Certificates shall be allocated to the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6 and Class LA-1A-7 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-2 Certificates, shall be allocated to the Class LA-2-1 and Class LA-2-2 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-3 Certificates, shall be allocated to the Class LA-3-1, Class LA-3-2 and Class LA-3-3 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-4 Certificates, shall be allocated to the Class LA-4-1 and Class LA-4-2 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class G Certificates, shall be allocated to the Class LG-1 and Class LG-2 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class H Certificates, shall be allocated to the Class LH-1 and Class LH-2 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class J Certificates, shall be allocated to the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class L Certificates, shall be allocated to the Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and the distribution of any Prepayment Premiums and Yield Maintenance Charges shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (d) [Reserved]

            (e) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Lower-Tier Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Lower-Tier Interest has been paid in full).

            (f) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Loans or REO Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

            (i) Yield Maintenance Charges received with respect to the Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 1 Mortgage Loans to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest fraction for the related Principal Prepayment and such Class of Certificates and (c) the total amount of Yield Maintenance Charges collected with respect to the related Principal Prepayments during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period and remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates;

            (ii) Yield Maintenance Charges received with respect to the Group 2 Mortgage Loans shall be distributed to the Class A-1A Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 2 Mortgage Loans to the Class A-1, Class A-2, Class A-3, Class-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected with respect to the related Principal Prepayments during the related Collection Period remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, the Trustee shall distribute to the Class X-1 Certificates all Yield Maintenance Charges actually received during the related Collection Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Placement Agents shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates (other than the Class X Certificates), pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date. Uncovered Prepayment Interest Shortfalls so allocated to the Regular Certificates (other than the Class X Certificates) shall be allocated to the Related Uncertificated Lower-Tier Interests and with respect to the Related Uncertificated Lower-Tier Interests of each of the Class A-2, Class A-3, Class H, Class J and Class K Certificates, in each case, pro rata, among the Related Uncertificated Lower-Tier Interests of each of such Classes based on interest accrued (in each case, without regard to the related Class X-1 Strip Rate or Class X-2 Strip Rate).

            (k) On each Distribution Date, any Excess Interest received with respect to the Mortgage Loans during the related Collection Period shall be distributed to the Holders of the Class S Certificates from the Excess Interest Distribution Account; and with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, as reimbursement for previously allocated Collateral Support Deficit, and shall be deemed to have distributed such amounts from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests. Any amounts remaining in the Excess Liquidation Proceeds Reserve Account on the Final Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Trustee shall make available and, upon request, forward to any interested party a statement (substantially in the form set forth as Exhibit G-1 hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP), upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made, with respect to the Mortgage Pool and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Collection Period for such Distribution Date;

            (v) the aggregate Stated Principal Balance, with respect to the Mortgage Pool and with respect to each Loan Group, of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the Mortgage Pool and with respect to each Loan Group, as of the end of the related Collection Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges, (B) Prepayment Premiums and (C) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified during the related Collection Period;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Collection Period and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Collection Period;

            (xxi) the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates and the Class S Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit; (xxiv)the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period; and

            (xxxii) the amounts held in the Excess Liquidation Proceeds Reserve Account.

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            The Trustee shall make available each month, to the general public (including the Underwriters and the Initial Purchasers) via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Statement to Certificateholders (in the form attached hereto as Exhibit G-1), (ii) to the extent received from the Servicer, the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, and CMSA Collateral Summary File, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and any other information requested by the Depositor.

            In addition, the Trustee will make available each month, to the extent received from the Servicer, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File, the CMSA Financial File and any other information requested by the Depositor.

            Neither the Trustee nor Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Servicer may disclaim responsibility for any information distributed by the Trustee or the Servicer, as the case may be, for which it is not the original source.

            In connection with providing access to the Trustee's, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) the CMSA Investor Reporting Package and may make any other reports the Servicer is required or permitted to provide so available to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder. As of the Closing Date the Servicer does not intend and is not required to post any questions or answers on any website which it may maintain with respect to commercial mortgage loans or the related commercial mortgaged properties, but in the event that at any time thereafter the Servicer posts on its website which it may maintain questions and answers with respect to other commercial mortgage loans, the Servicer shall be required to post on its website questions and answers posed by the Rating Agencies, Certificateholders and prospective Certificateholders to the extent the Servicer determines in its sole discretion that any such question and answer merely clarifies the information set forth in the CMSA Investor Reporting Package, or constitutes an update to such information, in either case, to the extent the Servicer determines in its sole discretion that such update would not constitute "material information" within the meaning of the applicable securities laws. The availability of such information or reports on the internet or similar electronic media shall be deemed to satisfy any specific delivery requirements of the Servicer in this Agreement. In connection with providing access to the Servicer's Internet website which it may maintain, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) Subject to Section 3.12(d), (A) not later than 12:00 p.m. (New York City time), on the first Business Day before each Distribution Date, the Servicer shall deliver to the Trustee the CMSA Investor Reporting Package (IRP) (other than the CMSA Loan Periodic Update File) and (B) not later than 1:00 p.m. (New York City time), on the second Business Day before each Distribution Date, the Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File, in each case reflecting information as of the close of business on the Determination Date, in a mutually agreeable electronic format. Such information may be delivered by the Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information the Servicer is required to provide hereunder to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CMSA Investor Reporting Package (IRP). Unless the Trustee has actual knowledge that any CMSA Investor Reporting Package (IRP) contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, the Trustee shall provide any designee of the Depositor certain current information with respect to the Mortgaged Properties as set forth on Schedule 1 hereto, to the extent such information is in the Trustee's possession or can reasonably be obtained by the Trustee.

            (d) (i) The Trustee, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via the Commission's EDGAR system) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (ii) of this Section 4.02(d). In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor pursuant to the above-referenced power of attorney, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            (ii) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Statement to Certificateholders (in the form attached hereto as Exhibit G-2) for such Distribution Date as an exhibit thereto. Each Form 8-K shall not contain any information other than the items required by the form attached hereto as Exhibit W-2. Prior to March 30th of each year that a report is required (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under
      Section 3.13 and the accountant's report described under Section 3.14 (in each case to the extent they have been timely delivered to the Trustee) and no other information. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit U (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. The Trustee and the Servicer shall reasonably cooperate with the Depositor (including through their respective participation in due diligence conference calls) in connection with the preparation and execution of such Certification. Notwithstanding the foregoing, if it is determined by the Depositor, the Servicer, the Special Servicer and the Trustee that the Certification may be executed by multiple persons, (A) the Trustee shall sign the Certification in respect of certain portions of items 1 through 3 thereof,
      (B) the Servicer shall not be required to, but may, cause its senior officer in charge of servicing at the Servicer to sign the Certification in respect of certain portions of items 1-3 and items 4 and 5 thereof, (C) Lennar shall cause its senior officer in charge of servicing at Lennar to sign the Certification in respect of certain portions of items 1-3 and items 4 and 5 thereof, (D) GMACCM shall cause a senior officer in charge of servicing at GMACCM to sign the certification required pursuant to subsection (iii) below, and (E) the Depositor shall cause its senior officer in charge of securitization to sign the Certification with respect to certain portions of items 1-3 and items 4-5 thereof with respect to the Renaissance Mortgage Loan, provided that the Renaissance Mortgage Loan became a Specially Serviced Mortgage Loan during the related fiscal year, and the Trustee may rely on the Certification signed by the Servicer and Lennar and the certification signed by GMACCM to the same extent as provided in subsection (iii) below. In the event that either the Servicer or Lennar, as applicable, does not cause its senior officer to sign the Certification in respect to certain portions of items 1-3 and items 4-5 thereof, the Depositor shall cause its senior officer to sign Certification with respect to such items. Fully executed copies of the Certifications shall be delivered by the Trustee to S&P and to Moody's. The Certification attached hereto as Exhibit U shall be delivered to the Trustee for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day).

            (iii) The Trustee shall sign a certification (in the applicable form attached hereto as Exhibit V) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer and the Special Servicer shall each sign a certification (in the applicable form attached hereto as Exhibit V) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor (with a copy to S&P) and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).

      In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.02(d) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and the Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's or Special Servicer's obligations, as the case may be, under this Section 4.02(d) or the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as the case may be, in connection therewith.

            (iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and its officers, directors and Affiliates, then (A) the Trustee, the Servicer and the Special Servicer agree that each such party shall contribute to the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect the relative fault of such parties and (B) the Depositor shall be responsible for the portion of the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect its relative fault, in each case in connection with a breach of a party's obligations under this Section 4.02(d) or a party's negligence, bad faith or willful misconduct in connection therewith.

            (v) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (vi) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 4.03 P&I Advances.

            (a) On each P&I Advance Date, the Servicer shall in the case of all Mortgage Loans (other than the Wellbridge Mortgage Loan and the Renaissance Mortgage Loan) either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. With respect to the Renaissance Loan Pair on each P&I Advance Date, the Servicer shall either (i) deposit into the related Loan Pair Custodial Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date on such Loan Pair, (ii) apply amounts held in the related Loan Pair Custodial Account for future distribution in subsequent months in discharge of any such obligation to make P&I Advances (subject to replacement of such amounts by the succeeding P&I Advance Date) or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made.

            In connection with the obligation of the Servicer to make P&I Advances with respect to the Renaissance Securitized Notes following a monetary event default or other material event of default under the Renaissance Loan Pair, the Servicer shall make such P&I Advances, first in an amount equal to the entire scheduled delinquent Monthly Payment or Assumed Scheduled Payment due or deemed due, as the case may be, with respect to that Renaissance Securitized Note and shall second make an additional P&I Advance with respect to the Renaissance Companion Loan in such amount as is required to cover the delinquent interest portion of a Monthly Payment or Assumed Scheduled Payment otherwise (i.e., but for the required application following such events of the Monthly Payments or Assumed Scheduled Payment first to amounts owed in respect of the Renaissance Mortgage Loan pursuant to the terms of the Renaissance Co-Lender Agreement) that would be due and owing or deemed due and owing under the Renaissance Companion Loan had the monetary event of default or other material event of default not occurred. In addition the Trustee's obligations to make P&I Advances with respect to the Renaissance Mortgage Loan and the Renaissance Companion Loan should the Servicer fail in its obligation to do so shall be made to such Renaissance Notes in the manner set forth in the third preceding sentence. In addition, the right of the Servicer or the Trustee to recover amounts made as P&I Advances with respect to the Renaissance Companion Loan shall be subordinated to the right of the Renaissance Mortgage Loan to receive all amounts then due and owing to them under the Renaissance Co-Lender Agreement. In addition, the right of the Servicer or the Trustee to recover amounts made as P&I Advances on the Renaissance B Note and interest thereon shall be limited to collections on the Renaissance Loan Pair which are allocable to the Renaissance B Note as set forth in the Renaissance Co-Lender Agreement. Any amounts held in the Certificate Account or the Loan Pair Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account, or if the Renaissance Loan Pair or the Walgreens Mortgage Loan is involved, the applicable Loan Pair Custodial Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. The parties hereto agree and acknowledge that the Servicer shall not be required to make P&I Advances with respect to any Renaissance Non-Securitized Note or the Wellbridge Mortgage Loan. The Wellbridge Servicer will be required to make P&I Advances with respect to the Wellbridge Mortgage Loan under the Wellbridge Pooling Agreement. If the Servicer fails to make a required P&I Advance on any P&I Advance Date or if the Wellbridge Servicer fails to make a required P&I Advances with respect to the Wellbridge Mortgage Loan pursuant to the Wellbridge Intercreditor Agreement and the Wellbridge Pooling Agreement, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date unless the Servicer or the Wellbridge Servicer pursuant to the Wellbridge Intercreditor Agreement and the Wellbridge Pooling Agreement shall have cured such failure (and provided written notice of such cure to the Trustee) by 11:00 a.m. on such Distribution Date. Except as set forth above, neither the Servicer nor the Trustee shall be required to make P&I Advances with respect to any Companion Loan.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due (including any payments in respect of the Renaissance Loan Pair but excluding payments in respect of the Wellbridge Loan Pair) on a Due Date during the related Collection Period and not received as of the close of business on the P&I Advance Determination Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each REO Loan and each Loan (including the Renaissance Loan Pair but excluding the Wellbridge Loan Pair) as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed; provided, that if the Monthly Payment on any Loan (other than the Wellbridge Loan Pair) has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Loan (other than the Wellbridge Loan Pair) shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and if the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer or Trustee shall, as to such Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a) or the related Loan Pair Custodial Account pursuant to Section 3.05(e), the Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Loan or REO Property as to which a P&I Advance was made by such entity pursuant to this Agreement), out of any amounts then on deposit in the Certificate Account or the related Loan Pair Custodial Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the Due Date or the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following such Due Date or the end of such grace period). Notwithstanding the foregoing with respect to the Mortgage Loan identified as Loan No. 4 interest shall not accrue on any P&I Advance until the earlier of (x) the date as of which the related Mortgagor has failed to make a Monthly Payment on its related Due Date and such failure has continued for a period longer than 5 days past the date the Servicer provided notice of such failure to the Mortgagor; and (y) if the Mortgagor has already failed to make a Monthly Payment within 5 days after its Due Date two times within the past 12-month period, the date that is 5 days after its related Due Date. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible (but after payment of any outstanding Servicing Fees and Special Servicing Fees due) after funds available for such purpose are deposited in the Certificate Account (with respect to P&I Advances made on Mortgage Loans that are not part of a Loan Pair) or the related Loan Pair Custodial Account (with respect to P&I Advances made with respect to Mortgage Loans that are part of a Loan Pair). Notwithstanding anything contrary contained in this Agreement, on each Determination Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Servicer shall be entitled to conclusively rely on such determination. Interest accrued on any P&I Advance made with respect to the Wellbridge Loan Pair shall be payable in accordance with the Wellbridge Pooling Agreement. Interest accrued on any P&I Advance made with respect to the Renaissance Loan Pair or the Walgreens Loan Pair under this Section shall be payable: (i) first, out of Penalty Charges collected on or in respect of the Renaissance Companion Loan or the Walgreens Companion Loan, respectively, during the same Collection Period in which such P&I Advance is reimbursed, (ii) second, out of Penalty Charges collected on or in respect of the Renaissance Mortgage Loan or the Walgreens Mortgage Loan, respectively, during the same Collection Period in which such P&I Advance is reimbursed, (iii) third, to the extent that the Penalty Charges described in the immediately preceding clauses (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of any other collections that were made on or in respect of the Renaissance Mortgage Loan or the Walgreens Mortgage Loan, respectively, and (iv) solely with respect to the Renaissance Mortgage Loan or the Walgreens Mortgage Loan, as applicable, to the extent that the Penalty Charges described in the immediately preceding clauses
(i), (ii) and (iii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans.

            (e) Notwithstanding the foregoing, (i) none of the Servicer or the Trustee shall make an advance for Excess Interest, Prepayment Premiums, Yield Maintenance Charges or Penalty Charges and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Loans (other than the Wellbridge Loan Pair) that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any such Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Loan for such Distribution Date; provided that the amount of any P&I Advance with respect to a Mortgage Loan (or the Companion Loan contained in the Renaissance Loan Pair), other than with respect to the Wellbridge Mortgage Loan, as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan (or Companion Loan) as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan (or, in the case of the Renaissance Companion Loan, the portion of such Appraisal Reduction Amount allocable to such Companion Loan under the applicable Co-Lender Agreement and this Agreement) and the denominator of which is the Stated Principal Balance of such Mortgage Loan (or Companion Loan) as of such Determination Date. All P&I Advances for any Loans (other than the Wellbridge Loan Pair) that have been modified shall be calculated on the basis of their terms as modified.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and fifteenth, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-4-1, Class LA-4-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LJ-3, Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests, as set forth in Section 4.01(b)).

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reduction Amount will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan (which is not part of a Loan Pair), to the Certificate Balance of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. An Appraisal Reduction shall not affect the Certificate Balance for the purpose of calculating Voting Rights or for the purpose of determining the identity of the Controlling Class. Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Collection Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates; tenth, to the Class F Certificates, eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, and fifteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (with respect to the Related Uncertificated Lower-Tier Interests of each of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class G, Class H, Class J, Class K and Class L Certificates, in each case, pro rata, among the Related Uncertificated Lower-Tier Interests of each of such Classes and in each case without regard to the related Class X-1 Strip Rate or Class X-2 Strip Rate). On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class S Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class S Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Prepayment Date.

                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-24. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signor. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signors of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wells Fargo Bank Minnesota, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wells Fargo Bank Minnesota, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate on or Prior to the Release Date. If, on or prior to the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Depository Rules"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this
      Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of such definition) may be transferred to a Person who wishes to take delivery under Regulation S.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Release Date. If, after the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit O hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such Certificate Owner may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) on or prior to the Release Date, a certificate in the form of Exhibit P hereto given by the Certificate Owner, or (ii) after the Release Date, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates on or Prior to the Release Date. If, on or prior to the Release Date, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Depository Rules. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certificate in the form of Exhibit Q hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v). No ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (2) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred with the proposed transfer and (3) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit S attached hereto, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made on or prior to the Release Date. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Depository Rules, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (A) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(e), (B) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (C) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (D) either (1) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate on or prior to the Release Date, a certificate in the form of Exhibit R-1, or (y) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate after the Release Date, a certificate in the form of Exhibit R-2, or (2) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate on or prior to the Release Date, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of an Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the Depository Rules.

            None of the Depositor, the Trustee, the Special Servicer, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
            144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except with respect to the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates, other than a Class S Certificate, which may not be transferred to a Person described in clause (i)(a) or (i)(b) above, by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be plan assets (by reason of the application of Department of Labor Regulation ss. 2510.3 101) and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Placement Agents, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or a Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (i)(a) or (i)(b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, (a) that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, (b) that
            (i) the proposed Transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed Transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, and (iii) the proposed Transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (c) that it will not transfer such Ownership Interest such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other Person, outside the United States, and (d) that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request made at such Registrar Office, execute and deliver at such Registrar Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class A-4, Class B or Class C Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, and the Depositor of each transfer of a Certificate on its books and records and shall provide each such Person with an updated copy of the Certificate Register upon request.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
       SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or other organization in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrade or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the respective general partners, limited partners, members, managers, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any Companion Loan Noteholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any general partner, director, officer, member, manager, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any general partner, director, officer, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Certificate Account (or if such matter relates to a Loan Pair (other than the Wellbridge Loan), first out of the related Loan Pair Custodial Account and then, if funds therein are insufficient, out of the Certificate Account) against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (or if a Loan Pair is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)); provided, however, that, if (i) the Renaissance Loan Pair and/or the Renaissance Companion Loan Noteholder or (ii) the Walgreens Loan Pair and/or the Walgreens Companion Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Pair Custodial Account and shall also be payable out of the Certificate Account only if amounts on deposit in the related Loan Pair Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to the Renaissance Companion Loan or the Walgreens Companion Loan, as applicable. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a) (or, if and to the extent the matter relates solely to the Renaissance Companion Loan or the Walgreens Companion Loan, out of the related Loan Pair Custodial Account).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) The Wellbridge Master Servicer, the Wellbridge Special Servicer, the Wellbridge Depositor and the Wellbridge Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Wellbridge Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the Wellbridge Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the Wellbridge Mortgage Loan under the Wellbridge Pooling Agreement or this Agreement (but excluding any such losses allocable to the Wellbridge Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Wellbridge Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Wellbridge Pooling Agreement.

            (e) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates or any class of Renaissance Companion Loan Securities. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this
Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Rating Agency Fees.

            The Servicer shall pay, from its own funds, the annual surveillance fees of each Rating Agency in an amount not to exceed $40,000 in the aggregate.

            Section 6.07 The Directing Certificateholder.

            (a) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Within five Business Days of receipt of written notice that a new Directing Certificateholder has been selected, the Trustee shall deliver notice to the Servicer and the Special Servicer and each Controlling Companion Loan Noteholder, of such Directing Certificateholder's identity.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer (including, without limitation, any required P&I Advance, unless the Servicer determines such P&I Advance is a Nonrecoverable Advance) to the Certificate Account or the Loan Pair Custodial Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied (with interest as set forth in Section 3.04(b)) by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Certificate Account or the Loan Pair Custodial Account, or to remit to the Trustee for deposit into the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting Advance Interest due to the Servicer; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by any affected Companion Loan Noteholder or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15- or 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or any affected Companion Loan Noteholder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by any affected Companion Loan Noteholder or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or any class of Renaissance Companion Loan Securities are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier; or

            (ix) Moody's places the rating of any Class of Certificates or any class of Renaissance Companion Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates or any class of Renaissance Companion Loan Securities) citing servicing concerns with respect to the Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor may notify the Trustee and the Trustee may, upon such notice or independent of such notice, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) or the Trustee shall, terminate by notice in writing to the Defaulting Party, with a copy of such notice to the Trustee or Depositor, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate or as the holder of a Companion Loan) or the Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, any Loan Pair Custodial Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to any REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise including Workout Fees as and to the extent provided in Section 3.11, and they and their respective directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) The Directing Certificateholder or the Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates or any class of Renaissance Companion Loan Securities that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). The Directing Certificateholder shall cause the Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms hereof, which costs and expenses shall not be an expense of the Trust Fund.

            (d) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable as pertains to this transaction, with each of the Rating Agencies.

            (e) If the Servicer is terminated hereunder for any reason other than solely for an Event of Default relating to Section 7.01(a)(viii) or 7.01(a)(ix) of this Agreement, then within five Business Days after such termination (i) the Servicer shall forward to the Trustee copies of all Sub-Servicing Agreements then in effect between the Servicer and any Sub-Servicer with respect to any Mortgage Loan and (ii) the Trustee shall, using "request for proposal" materials prepared by the Servicer, promptly solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three Persons identified by the Servicer and qualified to act as Servicer hereunder in accordance with Section 6.04 (any such person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many Persons as the Servicer identifies that are Qualified Bidders; provided, that the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within forty-five days after the termination of the Servicer. The Trustee shall solicit bids (each, a "Servicing-Released Bid") on the basis that each Sub-Servicer and the related Sub-Servicing Agreement will be terminated upon the Successful Bidder entering into this Agreement as successor Servicer. The Trustee shall select the Qualified Bidder with the highest cash Servicing Released Bid (the "Successful Bidder") to act as successor Servicer hereunder, unless the Servicer is terminated due to an Event of Default pursuant to Section 7.01(a)(viii) or 7.01(a)(ix) of this Agreement. Notwithstanding the foregoing, if the termination of the Servicer results solely from any of the Events of Default set forth in
Section 7.01(a)(viii) or Section 7.01(a)(ix) of this Agreement, the Trustee shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service each of the Loans not already subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Servicing Fee Rate minus 0.025% per annum per Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of a Servicing Released Bid. The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released
Bid) which shall constitute the "Successful Bidder" and act as successor Servicer hereunder. If the termination of the Servicer was due to any reason other than the termination of the Servicer resulting solely from any of the Events of Default set forth in Section 7.01(a)(viii) or Section 7.01(a)(ix) of this Agreement, the Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof and no later than forty-five (45) days after the termination of the Servicer (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above).

            The proceeds of the sale, net of any reasonable expenses incurred by the Trustee in connection with such sale (which expenses shall be paid from the proceeds of such sale), will belong to the terminated Servicer. In the event that such sale shall not have been consummated, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses shall be payable from the Trust. If no such sale shall have been consummated within such 45 day period or if the terminated Servicer shall not have delivered a timely notice of its intention to sell such servicing rights, the Trustee shall take any additional action necessary to either act as successor Servicer or select a successor Servicer of its choice pursuant to the terms hereof.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. Except as provided in Section 7.01(e), the Trustee shall not appoint any successor without first obtaining the written consent of the Directing Certificateholder, which shall not be unreasonably withheld, and the Trustee shall not appoint any successor without first obtaining written confirmation from each of the Rating Agencies that such appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect of any Class of then outstanding Certificates or any class of Renaissance Companion Loan Securities that is rated. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer and shall be paid within 30 days of request therefor, otherwise such costs and expenses shall be payable from the Trust.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders, to the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 66 2/3% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) allocated to each Class of Certificates affected by any Event of Default hereunder, together with the holders of Renaissance Companion Loan Securities representing at least 66 2/3% of the voting rights allocated to each class of Renaissance Companion Loan Securities affected by any Event of Default hereunder, may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the holders of at least 100% of the voting rights of each affected class of Renaissance Companion Loan Securities (if each such class is adversely affected by such Event of Default). Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates unless the Depositor is an Affiliate of the defaulting party.

            Section 7.05 Trustee as Maker of Advances.

            In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (iv) Subject to and as limited in the other provisions of this Agreement, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, including, without limitation, notice of any publication as contemplated under the proviso of
      Section 7.01(a)(viii) and (ix), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Notwithstanding any provision in this Agreement to the contrary, the Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be), Certificate Registrar or Authenticating Agent (unless the Trustee is acting as Certificate Registrar or Authenticating Agent) or of the Depositor or Directing Certificateholder.

            (b) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account, any Loan Pair Custodial Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agents, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
Trustee.

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee, relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, or arising out of, or incurred in connection with, any act or omission of the Certificate Registrar or Authenticating Agent (to the extent different than the Trustee), relating to the exercise and performance of any of the powers and duties of the Certificate Registrar or Authenticating Agent hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performance of its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its bad faith or willful misconduct or negligence in the performance of its duties or by negligent disregard of its obligations and duties hereunder; provided, however, that subject to Section 8.02(a)(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (d) The Trustee agrees to indemnify each of the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this Section 8.05(d), whereupon the Trustee shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "Aa3" by Moody's and "AA-" by S&P or has a fiscal agent appointed with such minimum ratings (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders and Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee under this Agreement, the predecessor Trustee (and fiscal agent, if applicable) shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or fiscal agent shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at the Custodian's option, shall become the agent of the successor Trustee, and other than the documents referred to in clause (xix) of the definition of "Mortgage File"), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the Companion Loan Noteholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, that such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder. The Trustee shall not be liable for any action or inaction of a separate trustee or co-trustee.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee and upon such appointment the Trustee shall notify (i) the Servicer with respect to all Loans that are not Specially Serviced Loans and (ii) the Special Servicer with respect to Specially Serviced Loans. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or, with respect to item (j) below, at its office located at 751 Kasota Avenue, Minneapolis, Minnesota 55414) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency, the Companion Loan Noteholders and their designees or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items (to the extent such items have been delivered to the Trustee, as applicable): (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, including all data files and reports that are part of the CMSA Investor Reporting Package, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (e) the most recent inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports (including a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet) to be delivered by the Servicer to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Loan documents contained in the Mortgage File (other than the documents referred to in clause
(xix) of the definition of "Mortgage File"), (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof provided to the Trustee, (n) Trustee Exception Reports and (o) an explanation of the calculation of any Prepayment Interest Shortfall. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee or the Servicer shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports or, in the case of the Servicer, access to the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee or the Servicer, to any Certificateholder, the Underwriters, the Initial Purchaser, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Trustee and the Servicer, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer or the Special Servicer, pursuant to the terms of subsection (b), of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected by the Servicer, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (B) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of subsection (d) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The Special Servicer or the Servicer (in that order) may at their option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer or the Special Servicer may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account) (provided, however, that if the REO Property secures the Renaissance Loan Pair or the Walgreens Loan Pair and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Pair Custodial Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. If any Mortgage Loan purchased pursuant to this Section 9.01 is a Loan Pair, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.30 hereof.

            (c) For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(d), and then the Servicer, and then the Special Servicer, in each of the last two cases, pursuant to subsection (b).

            (d) Following the date on which the aggregate Certificate Balance of the Offered Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero (and provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if the REO Property secures the Renaissance Loan Pair or the Walgreens Loan Pair and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Pair Custodial Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S and Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section
9.02. If any Mortgage Loan purchased pursuant to this Section 9.01 is a Loan Pair, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by
Section 3.30 hereof. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the remaining Mortgage Loans and REO Properties for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S and Residual Certificates) and accrued unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates.

            (e) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to Certificateholders, each Companion Loan Noteholder and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (i) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (ii) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (A) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            (f) After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to
Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii), (iii) and (iv) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(j). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Any amount remaining in the Excess Interest Distribution Account representing Excess Interest shall be distributed to the Holders of the Class S Certificates. Any amount remaining in the Excess Liquidation Proceeds Reserve Account shall be distributed to the Holders of the Class LR Certificates.

            Section 9.02 Additional Termination Requirements.

            In the event the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder exchanges all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and REO Properties remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) within 90 days of the final Distribution Date in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations
      Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Servicer or the Special Servicer, as applicable, for cash or distribute all of the remaining Mortgage Loans and REO Properties to the Sole Certificateholder on the designated exchange date in exchange for its Certificates (other than the Class X, Class S and Residual Certificates);

            (iii) within such 90-day liquidation period and immediately following the making of the final distribution (or a credit therefor, in the case of an exchange with the Sole Certificateholder pursuant to
      Section 9.01(d)) on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates all amounts remaining in the Lower-Tier REMIC and to the Holders of the Class R Certificates all amounts remaining in the Upper-Tier REMIC (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as a "regular interest" and the Class R Certificates shall be designated as the sole class of "residual interest" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as a "regular interest" and the Class LR Certificates shall be designated as the sole class of "residual interest" in the Lower-Tier REMIC.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Trustee, as agent of the "tax matters person" of each REMIC described below, shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC (as to the Class R Certificate) and the Lower-Tier REMIC (as to the Class LR Certificate).

            (d) The Trustee shall prepare or cause to be prepared, sign and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) within 30 days after the Closing Date, to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action and the Trustee shall not take any such action or cause any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the it has advised an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any of the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate, and shall remit to the Trustee such reserved amounts. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account and remit to the Trustee sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any of the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall request the Servicer to remit to it and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts in the case of the Lower-Tier REMIC, as Holder of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (z) distribute such retained amounts, in the case of the Upper-Tier REMIC, to the Holders of Class A-1, Class A-2, Class A-3, Class A-4, Class A--1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates, as applicable, in the manner specified in
Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Servicer or the Special Servicer shall be responsible for any taxes imposed on any of the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach (which breach constitutes negligence or willful misconduct) of their respective obligations under this Agreement.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis sufficient to prepare the Tax Returns of the Lower-Tier REMIC and the Upper-Tier REMIC and to perform the tax information reporting or as otherwise may be required by the REMIC Provisions. In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall cause the Underwriters to provide the Trustee within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows of the Mortgage Loans. Thereafter, the Underwriters shall provide the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Underwriters in the preparation of all federal and state income or franchise tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC and to Certificateholders as required herein. The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor and the Underwriters, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor and the Underwriters, unless such information is generally available to the public (other than as a result of a breach of this Section 10.01(h)) or is required by law or applicable regulations to be disclosed or is disclosed to Independent auditors, accountants and counsel of the Trustee and its parent company

            (i) Following the Startup Day, none of the Trustee, the Servicer or the Special Servicer shall accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Regular Certificates, the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests, would be reduced to zero is the Rated Final Distribution Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Trustee.

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Rating Agencies and Trustee in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.

            The Trustee shall execute all of its obligations and duties under this Article X through its corporate trust department located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the notice to or consent of any of the Certificateholders or any Companion Loan Noteholder:

            (i) to cure any ambiguity;

            (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to any securities backed by the Renaissance Companion Loan as a grantor trust (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Loan Noteholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Loan Pair Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided that
      (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any Companion Loan Noteholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or any other change, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Loan Noteholder not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Renaissance Companion Loan Securities; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder; or

            (iv) modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend this Section 11.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not (A) result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust or (B) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, cause the Grantor Trust to fail to qualify as a grantor trust or cause the trust related to any securities backed by the Renaissance Companion Loan to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to the Depositor, each Certificateholder, each Companion Loan Noteholder and each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account (or, to the extent the Opinion of Counsel relates to the Mortgage Loan included in the Renaissance Loan Pair or the Walgreens Loan Pair, out of the related Loan Pair Custodial Account).

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders and the Companion Loan Noteholders.

            (a) The death or incapacity of any Certificateholder or Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or Companion Loan Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or any Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or Companion Loan Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or Companion Loan Noteholder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: Capital Markets/Daniel Vinson; (ii) in the case of the Servicer, Bank of America, N.A., Capital Markets Servicing Group, 555 South Flower Street, 6th Floor CA9-706-06-42, Los Angeles, California 90071, Telecopy Number: (213) 234-6587,
Reference: GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C1; (iii) in the case of the Special Servicer, with respect to all the Loans other than the Renaissance Loan Pair, Lennar Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention:
Ronald Schrager, Vice President, facsimile number (305) 695-5539 and, with respect to the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber, with a copy to the General Counsel at such address, facsimile number (415) 391-2049; (iv) in the case of the Trustee, Sixth & Marquette, Minneapolis, Minnesota 55479-0213, Attention: Corporate Trust Services, GECMC 2003-C1; (v) in the case of the initial Certificate Registrar and the initial Authenticating Agent, Sixth & Marquette, Minneapolis, Minnesota 55479-0213, Attention:
Corporate Trust Services, GECMC 2003-C1, with a copy to the Trustee at the Corporate Trust Office; (vi) in the case of the Rating Agencies, (a) Standard and Poor's, 55 Water Street, New York, New York, Attention: Commercial Mortgage Surveillance Director, telecopy number: (212) 438-2662 and (b) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, telecopy number: (212) 553-1350; (vii) in the case of the Mortgage Loan Sellers,
(a) General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: Mike Krull, Managing Director, telecopy number: (212) 716-8911, with a copy to David Martindale and David Turner, Esq., telecopy number (972) 447-2647; (b) German American Capital Corporation, 31 West 52nd Street, 17th Floor, New York, New York 10019, Attention: Lainie Kaye, telecopy number (212) 469-4579 and (c) Bank of America, N.A., 214 North Tryon Street, NC1-027-21-02 Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number: (704) 386-1094; and (viii) in the case of the Walgreens Companion Loan Noteholder, Capital Lease Funding, LLC, 110 Maiden Lane, 26th Floor, New York, New York 10005, Attention: Paul H. McDowell; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Loan Pair Custodial Accounts (to the extent of the Trust Fund's interest therein), the Distribution Account, the Excess Interest Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and, if established, the REO Accounts (to the extent of the Trust Fund's interest therein), and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and
(ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Companion Loan Noteholder and any designees thereof acting on behalf of or exercising the rights of such Companion Loan Noteholder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. Except as provided in the preceding sentence and in the second paragraph of Section 2.03(c), no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) Each of the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Mortgage Loans that are Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account or any Loan Pair Custodial Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iv) each waiver and consent provided pursuant to Section 3.08.

            (d) The Trustee shall promptly furnish or make available to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of either of the Distribution Account and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        GE COMMERCIAL MORTGAGE CORPORATION,
                                           Depositor


                                        By:_____________________________________
                                           Name:  Daniel Vinson
                                           Title: Authorized Signatory


                                        BANK OF AMERICA, N.A.,
                                           Servicer


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        LENNAR PARTNERS, INC.,
                                           Special Servicer with respect to all
                                           of the Loans other than the
                                           Renaissance Loan Pair


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        GMAC COMMERCIAL MORTGAGE CORPORATION,
                                           Special Servicer with respect to the
                                           Renaissance Loan Pair


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                           Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the ___ day of [_____________], 2003 before me, a notary public in and for said State, personally appeared _______________ known to me to be an Authorized Signatory of GE Commercial Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the ___ day of [_____________], 2003, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of Bank of America, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF FLORIDA        )
                        )  ss.:
COUNTY OF MIAMI-DADE    )

            On the ___ day of [_____________], 2003 before me, a notary public in and for said State, personally appeared ____________ known to me to be a ____________ of Lennar Partners, Inc., a Florida corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such company, and acknowledged to me that such company executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF HOWARD        )

            On the ___ day of [_____________], 2003, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the ___ day of [_____________], 2003, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of GMAC Commercial Mortgage Corporation, a California Corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                                     Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 3.091%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: $113,697,000            RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,188,882,058

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003        SERVICER: BANK OF AMERICA, N.A.

CUT-OFF DATE: APRIL 1, 2003           SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: APRIL 15, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          CUSIP NO.: 36828Q AA 4

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: A-1-1
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE: $113,697,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-2

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 4.093%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: $108,049,000            RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,188,882,058

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003        SERVICER: BANK OF AMERICA, N.A.

CUT-OFF DATE: APRIL 1, 2003           SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: APRIL 15, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          CUSIP NO.: 36828Q AB 2

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: A-2-1
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE: $108,049,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-3

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 4.371%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: $156,269,000            RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,188,882,058

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003        SERVICER: BANK OF AMERICA, N.A.

CUT-OFF DATE: APRIL 1, 2003           SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: APRIL 15, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          CUSIP NO.: 36828Q AC 0

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: A-3-1
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE: $156,269,000

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-4

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 4.819%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: $367,323,000            RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,188,882,058

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003        SERVICER: BANK OF AMERICA, N.A.

CUT-OFF DATE: APRIL 1, 2003           SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: APRIL 15, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          CUSIP NO.: 36828Q AD 8

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: A-4-1
CERTIFICATE BALANCE
OF THE CLASS A-4 CERTIFICATES
AS OF THE CLOSING DATE: $367,323,000

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-5

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2003-C1, CLASS A-1A

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS A-1A CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: 4.618%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: $217,656,000(2)[0](1)   RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,188,882,058

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003        SERVICER: BANK OF AMERICA, N.A.

CUT-OFF DATE: APRIL 1, 2003           SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: APRIL 15, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          CUSIP NO.: 36828Q AJ 5(2)
                                                [U36984 AC 3](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   ISIN NO.: US36828QAJ58(2)
OF THE CLASS A-1A CERTIFICATES        [USU36984AC37](1)
AS OF THE CLOSING DATE: $217,656,000

                                      CERTIFICATE NO.: A-1A(2) [-2](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-6

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS B

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS B CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 4.933%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE

DENOMINATION: $41,611,000             SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AE 6

FIRST DISTRIBUTION DATE:              CERTIFICATE NO.: B-1
MAY 12, 2003

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE: $41,611,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-7

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS C

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS C CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 4.975%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE

DENOMINATION: $16,347,000             SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AF 3

FIRST DISTRIBUTION DATE:              CERTIFICATE NO.: C-1
MAY 12, 2003

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE: $16,347,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-8

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS D

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS D CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 5.024%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE

DENOMINATION: $25,264,000(2) [0] (1)  SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AK 2(2)
                                                [U36984 AD 1](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAK22(2)
                                      [USU36984AD10](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: D-1(2) [-2](1)
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE: $25,264,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                          CERTIFICATE OF AUTHENTICATION

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   EXHIBIT A-9

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS E CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 5.083%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE

DENOMINATION: $16,347,000(2) [0] (1)  SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AL 0(2)
                                                [U36984 AE 9](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAL05(2)
                                               [USU36984AE92](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: E-1(2) [-2](1)
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE: $16,347,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-10

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS F CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 5.546%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE
DENOMINATION: $10,403,000(2) [0] (1)  SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AM 8(2) [U36984 AF 6](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAM87(2)
                                      [USU36984AF67](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: F-1(2) [-2](1)
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE: $10,403,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                          CERTIFICATE OF AUTHENTICATION

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-11

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS G CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE THE LESSER OF: (i) 5.578%     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AND (ii) THE WEIGHTED AVERAGE NET     RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE FOR ANY DISTRIBUTION    $1,188,882,058
DATE

DENOMINATION: $16,347,000(2) [0] (1)  SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AN 6(2) [U36984 AG 4](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAN60(2)
                                      [USU36984AG41](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: G-1(2) [-2](1)
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE: $16,347,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-12

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

PASS-THROUGH RATE: THE PASS-THROUGH   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
RATE ON THE CLASS H CERTIFICATES      BALANCE OF THE MORTGAGE LOANS AFTER
WILL BE: (i) 5.754% FOR THE INITIAL   DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE AND (ii) THE        RECEIVED ON OR BEFORE CUT-OFF DATE:
WEIGHTED AVERAGE NET MORTGAGE RATE    $1,188,882,058
FOR ANY DISTRIBUTION DATE AFTER THE
INITIAL DISTRIBUTION DATE
                                      SERVICER: BANK OF AMERICA, N.A.

DENOMINATION: $16,347,000(2)[0](1)
                                      SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CUT-OFF DATE: APRIL 1, 2003
                                      CUSIP NO.: 36828Q AP 1(2) [U36984 AH 2](1)
CLOSING DATE: APRIL 15, 2003

                                      ISIN NO.: US36828QAP19(2)
FIRST DISTRIBUTION DATE:              [USU36984AH24](1)
MAY 12, 2003

                                      CERTIFICATE NO.: H-1(2) [-2](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE: $16,347,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-13

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

THE PASS-THROUGH RATE ON THE CLASS J  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER
(i) 5.070% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY     RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $25,264,000(2) [0](1)   SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AQ 9(2) [U36984 AJ 8](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAQ91(2)
                                      [USU36984AJ89](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: J-1(2) [-2](1)
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE: $25,264,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-14

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

THE PASS-THROUGH RATE ON THE CLASS K  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER (i)
5.070% AND (ii) THE WEIGHTED AVERAGE  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
NET MORTGAGE RATE FOR ANY             RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $8,916,000(2) [0](1)    SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AR 7(2) [U36984 AK 5](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAR74(2)
                                      [USU36984AK52](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: K-1(2) [-2](1)
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE: $8,916,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-15

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

THE PASS-THROUGH RATE ON THE CLASS L  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER
(i) 5.070% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY     RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $7,431,000(2) [0](1)    SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AS 5(2) [U36984 AL 3](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAS57(2)
                                      [USU36984AL36](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: L-1(2) [-2](1)
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE: $7,431,000

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-16

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

THE PASS-THROUGH RATE ON THE CLASS M  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER
(i) 5.070% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY     RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $2,972,000(2) [0](1)    SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AT 3(2) [U36984 AM 1](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAT31(2)
                                      [USU36984AM19](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: M-1(2) [-2](1)
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE: $2,972,000

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-17

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

THE PASS-THROUGH RATE ON THE CLASS N  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER
(i) 5.070% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY     RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $10,403,000(2) [0](1)   SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AU 0(2) [U36984 AN 9](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAU04(2)
                                      [USU36984A91](1)

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: N-1(2) [-2](1)
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE: $10,403,000

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-18

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS O

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

THE PASS-THROUGH RATE ON THE CLASS O  APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF    PRINCIPAL BALANCE OF THE MORTGAGE LOANS
(i) 5.070% AND (ii) THE WEIGHTED      AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY     PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                     CUT-OFF DATE: $1,188,882,058

DENOMINATION: $5,944,000(2) [0](1)    SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS,
AGREEMENT: AS OF APRIL 1, 2003        INC. AND GMAC COMMERCIAL MORTGAGE
                                      CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA,
                                      N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AV 8(2) [U36984 AP
                                      4](1)

FIRST DISTRIBUTION DATE:              ISIN NO.: US36828QAV86(2)
MAY 12, 2003                          [USU36984AP40](1)

APPROXIMATE AGGREGATE                 CERTIFICATE NO.: O-1(2) [-2](1)
CERTIFICATE BALANCE
OF THE CLASS O CERTIFICATES
AS OF THE CLOSING DATE: $5,944,000

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class O Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-19

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

THE PASS-THROUGH RATE ON THE CLASS P  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF    BALANCE OF THE MORTGAGE LOANS AFTER
(i) 5.070% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY     RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                     $1,188,882,058

DENOMINATION: $22,292,057(2) [0](1)   SERVICER: BANK OF AMERICA, N.A.

DATE OF POOLING AND SERVICING         SPECIAL SERVICERS: LENNAR PARTNERS, INC.
AGREEMENT: AS OF APRIL 1, 2003        AND GMAC COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE: APRIL 1, 2003           TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE: APRIL 15, 2003          CUSIP NO.: 36828Q AW 6(2) [U36984 AQ 2](1)

FIRST DISTRIBUTION DATE:
MAY 12, 2003                          ISIN NO.: US36828QAW69(2)
                                      [USU36984AQ23](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CERTIFICATE NO.: P-1(2) [-2](1)
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE: $22,292,057

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-20

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

THE PASS-THROUGH RATE ON THE CLASS       APPROXIMATE AGGREGATE SCHEDULED
X-1 CERTIFICATES WILL BE A VARIABLE      PRINCIPAL BALANCE OF THE MORTGAGE LOANS
RATE, WHICH WILL INITIALLY BE AS OF      AFTER DEDUCTING PAYMENTS DUE AND
THE CLOSING DATE 0.193% AND              PREPAYMENTS RECEIVED ON OR BEFORE
THEREAFTER AS SET FORTH IN THE           CUT-OFF DATE: $1,188,882,058
POOLING AND SERVICING AGREEMENT

                                         SERVICER: BANK OF AMERICA, N.A.
DENOMINATION: $[[400,000,000]
[400,000,000] [388,882,057]](2)
[0](1) SPECIAL SERVICERS: LENNAR PARTNERS, INC. AND GMAC COMMERCIAL MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003
                                         TRUSTEE: WELLS FARGO BANK MINNESOTA,
                                         N.A.
CUT-OFF DATE: APRIL 1, 2003

CLOSING DATE: APRIL 15, 2003             CUSIP NO.: 36828Q AG 1(2)
                                                   [U36984 AA 7](1)

FIRST DISTRIBUTION DATE:                 ISIN NO.: US36828QAG10(2)
MAY 12, 2003                                      [USU36984AA70](1)

APPROXIMATE AGGREGATE NOTIONAL           CERTIFICATE NO.: X-1-1(2) -2(2) -3(2)
AMOUNT OF THE CLASS X-1 CERTIFICATES     -4(1)
AS OF THE CLOSING DATE:
$1,188,882,057

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-21

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

THE PASS-THROUGH RATE ON THE CLASS    APPROXIMATE AGGREGATE SCHEDULED
X-2 CERTIFICATES WILL BE A VARIABLE   PRINCIPAL BALANCE OF THE MORTGAGE
RATE, WHICH WILL INITIALLY BE AS OF   LOANS AFTER DEDUCTING PAYMENTS DUE
THE CLOSING DATE 1.113% AND           AND PREPAYMENTS RECEIVED ON OR
THEREAFTER AS SET FORTH IN THE        BEFORE CUT-OFF DATE: $1,188,882,058
POOLING AND SERVICING AGREEMENT
                                      SERVICER: BANK OF AMERICA, N.A.
DENOMINATION: $[[400,000,000]
[400,000,000]
[276,741,000]](2)[0](1)
                                      SPECIAL SERVICERS: LENNAR PARTNERS, INC.
                                      AND GMAC COMMERCIAL MORTGAGE CORPORATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF APRIL 1, 2003
                                      TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
CUT-OFF DATE: APRIL 1, 2003
                                      CUSIP NO.: 36828Q AH 9(2) [U36984 AB
                                      5](1)
CLOSING DATE: APRIL 15, 2003
                                      ISIN NO.: US36828QAH92(2) [USU36984AB53]
FIRST DISTRIBUTION DATE:              (1)
MAY 12, 2003
                                      CERTIFICATE NO.: X-2-1(2) -2(2) -3(2)
                                      -4(1)
APPROXIMATE AGGREGATE NOTIONAL
AMOUNT OF THE CLASS X-2 CERTIFICATES
AS OF THE CLOSING DATE:
$1,076,741,000

----------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

           CERTIFICATE BALANCE OF DEFINITIVE
         CERTIFICATES EXCHANGED OR TRANSFERRED
        FOR, OR ISSUED IN EXCHANGE FOR OR UPON   REMAINING PRINCIPAL
           TRANSFER OF, AN INTEREST IN THIS      AMOUNT OF BOOK-ENTRY   NOTATION
DATE            BOOK-ENTRY CERTIFICATE               CERTIFICATE        MADE BY
----    --------------------------------------   --------------------   --------

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

____    ______________________________________   ____________________   ________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-22

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,188,882,058
AGREEMENT: AS OF APRIL 1, 2003

                                       SERVICER: BANK OF AMERICA, N.A.
CUT-OFF DATE: APRIL 1, 2003

                                       SPECIAL SERVICERS: LENNAR PARTNERS, INC.
CLOSING DATE: APRIL 15, 2003           AND GMAC COMMERCIAL MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE:               TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
MAY 12, 2003

                                       CERTIFICATE NO.: R-1
CLASS R PERCENTAGE INTEREST: 100%

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT _________________________

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

      Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-23

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2003-C1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,188,882,058
AGREEMENT: AS OF APRIL 1, 2003

                                       SERVICER: BANK OF AMERICA, N.A.
CUT-OFF DATE: APRIL 1, 2003

                                       SPECIAL SERVICERS: LENNAR PARTNERS, INC.
CLOSING DATE: APRIL 15, 2003           AND GMAC COMMERCIAL MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE:               TRUSTEE: WELLS FARGO BANK MINNESOTA, N.A.
MAY 12, 2003

                                       CERTIFICATE NO.: LR-1
CLASS LR PERCENTAGE INTEREST: 100%

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT _________________________

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

      Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee, Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-24

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2003-C1, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE
(b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S OR RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL OR CLASS S CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,188,882,058
AGREEMENT: AS OF APRIL 1, 2003

                                       SERVICER: BANK OF AMERICA, N.A.
CUT-OFF DATE: APRIL 1, 2003

                                       SPECIAL SERVICERS: LENNAR PARTNERS, INC.
CLOSING DATE: APRIL 15, 2003           AND GMAC COMMERCIAL MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE:               TRUSTEE: WELLS FARGO BANK MINNESOTA,
MAY 12, 2003                           N.A.

CLASS S PERCENTAGE INTEREST: 100%      CERTIFICATE NO.: S-1

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [___________________________]

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates, in each case specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 and are issued in twenty-four classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      This Certificate represents a beneficial ownership interest in a portion of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and represents an undivided beneficial interest in the right to Excess Interest with respect to the Mortgage Loans and amounts as may be held from time to time in the Excess Interest Distribution Account.

      The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

      All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Certificateholder or Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X, Class S and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R, Class LR and Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

      The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or any Companion Loan Noteholder: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus; to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or to correct any error; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of (A) the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (C) the trust fund related to the Renaissance Companion Loan Securities as a grantor trust or to avoid or minimize the imposition of any tax on the Trust Fund (at all times that any such security is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or any Companion Loan Noteholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of such tax; to change the timing and/or nature of deposits into the Certificate Account, Loan Pair Custodial Account, Distribution Account or REO Account or to change the name in which the Certificate Account or any Loan Pair Custodial Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificate or any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each Rating Agency and any other applicable rating agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided, however, that such action shall not adversely affect in any material respect the interest of any Certificateholder or Companion Loan Noteholder not consenting thereto or result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Renaissance Companion Loan Securities, in each case, as evidenced by an Opinion of Counsel or a letter from each Rating Agency and any other applicable rating agency to such effect; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates, in each case by each applicable Rating Agency and any other applicable rating agency, provided, however, that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or to any Class of Renaissance Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder or which are required to be distributed to the Renaissance Companion Loan Noteholder or the Walgreens Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding or the voting rights of any Companion Loan Noteholder, without the consent of such Companion Loan Noteholder;

            (iv) to modify the definition of Servicing Standards without the consent of the Holders of all Certificates then outstanding and the consent of the Renaissance Companion Loan Noteholder and the Walgreens Companion Loan Noteholder; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

      No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to qualify as a grantor trust, or the trust related to any Renaissance Companion Loan Securities to fail to qualify as a grantor trust or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

      The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero (provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement of the Pooling and Servicing Agreement).

      If the Sole Certificateholder chooses not exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, any of the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

      The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        not in its individual capacity
                                        but solely as Certificate
                                        Registrar under the Pooling
                                        and Servicing Agreement.


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: April 15, 2003

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        AUTHENTICATING AGENT


                                        By: ____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT - as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common               Act ________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ________________________________________
Dated: ______________________           NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of ____________________
account number _______________ or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

 ID   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
  1   Trizec Holdings, Inc.
  2   Hartz Mountain Development Corp.
  3   Preferred Real Estate Investment
  4   The Cordish Company and The Polimeni Organization
  5   Territory Incorporated
------------------------------------------------------------------------------------------------------------------------------------
  6   Owen & Freda Sanderson
  7   Owen & Freda Sanderson
  8   Pappas, Louie J.
  9   J.E. Lindsey Family L. P., Lindsey Investments, LP, Rutledge Properties LP
 10   Milton E. Peterson, PEC Solutions, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 11   Richard D. Cohen, Edward Darman
 12   Syers, Dr. Charles
 13   Gary Goodman
 14   Diane Oberhelman
 15   Ed Henson
------------------------------------------------------------------------------------------------------------------------------------
 16   Jon Muller, Stephen Muller
 17   Related Companies, L. P.
 18   Miller Family Limited Partnership; Hall, Gregory S.; Yates, Gregory H.; Fleck, Matthew L.
 19   D. Bart Frye, Jr.
 20   Lee M. Kort, Michael H. Scott, NA
------------------------------------------------------------------------------------------------------------------------------------
 21   Sally Green Griffin
 22   Cargo Acquistion Company, LLC
 22a
 22b
 23   Ray W. Washburne, Philip Scheble
------------------------------------------------------------------------------------------------------------------------------------
 24   Bruce A.Berlin, John L. Gibson, III, Donna L. Whitaker, Douglas D. Ellis, Sr.
 25   Pyzyk, Debra J.; Pyzyk, Jon M.
 26   Barton L. Duckworth, Micheal C Ainbinder, Lombard Investments, Inc
 27   Richard Kurtz
 28   Alan C. Fox/ACF Management, Club at Bitter Lake, LLC, NA
------------------------------------------------------------------------------------------------------------------------------------
 29   Philip Welch, Marshall Allan
 30   Nicholas Haros
 30a
 30b
 30c
------------------------------------------------------------------------------------------------------------------------------------
 30d
 31   Barton L. Duckworth, Micheal C Ainbinder, Lombard Investments, Inc
 32   J. Michael Wilson
 33   Philippe Weissberg, Richard Wagman, Mark Fawer
 34   Gilinski, Saul; Azout, Jack; Sredni, Isaac; Sredni, Erwin
------------------------------------------------------------------------------------------------------------------------------------
 35   Highwoods Realty Limited Partnership; R and R Realty Group, Ltd.
 35a
 35b
 35c
 36   H.K. Thakkar, Dilip R. Desai, 13 Individual Members
------------------------------------------------------------------------------------------------------------------------------------
 37   Rodney F. Emery, Dinesh Davar, NA
 38   Richard Gabriel, Colin Seid, Graeme Gabriel
 38a
 38b
 39   Thomas Proctor, Sr., Walton McMichael, Thomas Proctor Jr.
------------------------------------------------------------------------------------------------------------------------------------
 40   Alan C. Fox, Carlsbad Investments, Inc., NA
 41   Roy E Stanley, James E Lindsey ,J.E. Lindsey Family L.P., Lindsey Investments
 42   Corporate Property Associates 15, Inc.; Corporate Property Associates 14, Inc.; Corporate Property Associates 12, Inc.; CIP
 42a
 42b
------------------------------------------------------------------------------------------------------------------------------------
 42c
 42d
 42e
 42f
 42g
------------------------------------------------------------------------------------------------------------------------------------
 42h
 42i
 42j
 42k
 42l
------------------------------------------------------------------------------------------------------------------------------------
 42m
 42n
 42o
 43   H.K. Thakkar, Dilip R. Desai, 4 Individual Members
 44   Frank L Ciminelli
------------------------------------------------------------------------------------------------------------------------------------
 45   Robert  Flesh, Michael B.Flesh, Safeco Investment Company
 46   Alan C. Fox, Colonial Terrace Inn, Ltd.
 47   Moussaieff, Miriam; Ben-Yosef, Eyal; Guez, Hubert
 48   Alan Fox, W. Paul Bailey
 49   Albert Dwoskin
------------------------------------------------------------------------------------------------------------------------------------
 50   Allan Eisenkraft
 50a
 50b
 51   Julio C. Jaramillo, Kathleen Collins, Ron Levaco
 51a
------------------------------------------------------------------------------------------------------------------------------------
 51b
 51c
 51d
 51e
 52   Alan Granader
------------------------------------------------------------------------------------------------------------------------------------
 53   Paul Jost
 54   Jack Spector, Bernard M. Weisz, Elliot Liffman
 55   James W. Bones, Angie Drew Bones, John Hewatt
 56   James Sumrow, Jr., James Sumrow, III
 57   Kevin Christianson, Mark Payne
------------------------------------------------------------------------------------------------------------------------------------
 58   Victor Brown, Steven G Brown, David R Brown
 59   Inland Retail Real Estate Trust, Inc.
 60   Victor Brown, Steven G Brown, David R Brown
 61   Lewis Moscovitch
 61a
------------------------------------------------------------------------------------------------------------------------------------
 61b
 61c
 62   Arthur Flaming
 63   Henry A. Gotthuff, NA, NA
 64   H.K. Thakkar, Dilip R. Desai, 4 Indivdiual Members
------------------------------------------------------------------------------------------------------------------------------------
 65   F. Fred Pezeshkan, Robert Carsello, ADI Enterprises
 66   Cedar Income Fund Partnership, LP, KIMCO
 67   Tyrone Thompson
 68   The Grupe Holding Company
 69   Jim & Patricia Roberts
------------------------------------------------------------------------------------------------------------------------------------
 70   James J. White, Robert G. Brown, Jared D. Brown
 71   Steve Karbal & Sidney Moss
 72   William Bromiley, Dennis & Joanne Geiler
 73   Daryoush Dayan, Raymond Janan, Koshrow Pakravan
 74   Charles Parrish, Christopher Parrish, Anthony Parrish, Dorothy Parrish, Johnson &Parrish Manor
------------------------------------------------------------------------------------------------------------------------------------
 75   Allen C. de Olazarra, Keith Mitchell, Redwood LLC
 76   Bharat P.Shar, H.K. Thakkar, Dilip R. Desai, Niranjan C. Patel
 77   Walker, Jack J.
 78   Dilip R. Desai, H.K. Thakkar, 5 Individual Members
 79   William Lundell, Kim Lundell, Brandon Lundell
------------------------------------------------------------------------------------------------------------------------------------
 80   F. Elliot Leonard
 81   Anthony W. Thompson
 82   William Lackey, Jr., NA, NA
 83   James L. Hubbard
 84   BMS Land Company, Inc., Victor Brown, Steven Brown
------------------------------------------------------------------------------------------------------------------------------------
 85   James Stephen Coder, Art Coder, Wes Coder & James A. Coder
 85a
 85b
 86   Eugene Taylor, William Brown, Ted Toch
 86a
------------------------------------------------------------------------------------------------------------------------------------
 86b
 87   James J. Schinco
 88   Mr. James A. Goldsmith, Doug & Sima Miska, Mr. Jay Massirman
 89   Alan C. Fox, NA, NA
 90   GSI 6 GP Corp, 7 Limited Partners, Grupe Holding Company
------------------------------------------------------------------------------------------------------------------------------------
 91   Richard P. Moran, James J. McCarthy, Dennis Schraf
 92   Thomas W. Newman Revocable Trust dated November 7, 2002; Newman, Thomas W.
 93   Inland Retail Real Estate Trust, Inc.
 94   Zengage, James
 95   John A. O'Donnell
------------------------------------------------------------------------------------------------------------------------------------
 96   Joseph I. Wolf
 97   James S. Feigenbaum, Sam Feigenbaum, Martin Feigenbaum, Jerome Pontillo
 98   Robert S. Taylor, Jr.
 99   Brian Fitterer, Joseph Sherman
 100  Alex V. Lewis, Bob DeSilva, John Boyce, Arthur Lewis
------------------------------------------------------------------------------------------------------------------------------------
 101  James R. Segal, Yasuyo Segal
 102  Steve Panko, Joe Brady
 103  The Grupe Holding Company
 104  Herbert Kollinger, Edwin P. Kollinger, Erich F. Kollinger
 105  Arthur L. Flaming, Robert Payne Family LLC, Barbara Weber
------------------------------------------------------------------------------------------------------------------------------------
 106  Robert A. Axelrod, Ralph L. Stavins
 107  Jose Herrera
 108  Anthony and Kathy Phillips, Joseph Totah, Fred Abruzzo
 109  Steven Cairncross, Lori Cairncross, The Steven and Lori Cairncross Trust
 110  Daniel Elstein, MD
------------------------------------------------------------------------------------------------------------------------------------
 111  David Spatz
 112  Bernie Svalstad, NA, NA
 113  Steven Kelly, Timothy Baird, Matt Daniels - LAD Holdings, Inc., Richard Herndon
 114  Brookside Landmark Multifamily Partners, LLC; Warfield, William M.
 115  Donald R. Franke
------------------------------------------------------------------------------------------------------------------------------------
 116  William R. Collins, Jr., Stan R. Bullington
 117  Michael R. Pashley, Mary E. Pashley
 118  James Morrison
 119  Richard B. Phebus, Phebus Revocable Family Trust u/d/t 4/24/87, Tower Equity Corporation
 120  Jimmie Evans
------------------------------------------------------------------------------------------------------------------------------------
 121  Raymond R Betz, Karl D. Willmann
 122  Charles R. Johnson
 123  Ricky L. Jenkins, Blocker Interest, Ltd.
 124  Christopher Shannon, Daniel Shannon, LW, Ltd
 125  Raymond R. Betz, Karl D. Willmann
------------------------------------------------------------------------------------------------------------------------------------
 126  Abbey Berkowitz, The Berkowitz Investments LP, N/A
 127  William J. Baker, Douglas Dolliff, N/A
 128  Abraham Lokshin, Naum Lokshin
 129  Thomas H. Davis, Sheila Davis,
 130  G. Randall Andrews, Robert G. Muzyka, Jr.
------------------------------------------------------------------------------------------------------------------------------------
 131  Dean M. Nichols, Michael Southard, Keith May
 132  Reinhart, Myron H.
 133  Abraham Lokshin, Naum Lokshin
 134  Robert Acree, Philip J. Cascavilla, Asa C. Cascavilla
------------------------------------------------------------------------------------------------------------------------------------

 ID                                 ADDRESS                                     CITY                      STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  1      1201 Elm Street                                                        Dallas                     TX       75270
  2      500 Plaza Drive                                                        Secaucus                   NJ       07094
  3      801 Market Street                                                      Philadelphia               PA       19107
  4      1704-1850 Veteran's Memorial Highway                                   Islip                      NY       11749
  5      7701-7991 West Tropical Parkway                                        Las Vegas                  NV       89149
------------------------------------------------------------------------------------------------------------------------------------
  6      1400 90th Avenue                                                       Vero Beach                 FL       32966
  7      1405 82nd Avenue                                                       Vero Beach                 FL       32966
  8      9131-9170 West Stockton Boulevard                                      Elk Grove                  CA       95758
  9      2101 SE Hilton Head Drive                                              Bentonville                AR       72712
 10      12730 Fair Lakes Circle                                                Fairfax                    VA       22033
------------------------------------------------------------------------------------------------------------------------------------
 11      1292 & 1296 Worcester Road                                             Framingham                 MA       01701
 12      4311 Town Center Boulevard and 4540, 4560 and 4564 Post Street         El Dorado Hills            CA       95762
 13      5001 Montgomery Blvd. NE                                               Albuquerque                NM       87109
 14      211 Fulton Street                                                      Peoria                     IL       61602
 15      1300-1380 West Campbell Road                                           Richardson                 TX       75080
------------------------------------------------------------------------------------------------------------------------------------
 16      10921 Wilshire Boulevard                                               Los Angeles                CA       90024
 17      181 East 65th Street                                                   New York                   NY       10021
 18      1603 Charter Woods Circle                                              Fairborn                   OH       45324
 19      1063 Sullivan Street                                                   Greensboro                 NC       27405
 20      23701 S. Western Ave/24200 Walnut St                                   Torrance                   CA       90501
------------------------------------------------------------------------------------------------------------------------------------
 21      2075 Westheimer                                                        Houston                    TX       77098
 22      Various                                                                Various                 Various    Various
 22a     3600 Grays Ferry Avenue                                                Philadelphia               PA       19146
 22b     300 Century Drive                                                      West Boylston              MA       01583
 23      4825-4949 W. Royal Lane and 8401-8432 Sterling Street                  Irving                     TX       75063
------------------------------------------------------------------------------------------------------------------------------------
 24      1744 Laskin Rd. & 729-753 First Colonial Rd.                           Virginia Beach             VA       23451
 25      4227 Drambuie Lane                                                     St. Louis                  MO       63129
 26      1501-1527 State Highway 114                                            Grapevine                  TX       76051
 27      101 S. 25th Street                                                     Harrisburg                 PA       17104
 28      204-252 North El Camino Real                                           Encinitas                  CA       92024
------------------------------------------------------------------------------------------------------------------------------------
 29      1945 N. Rock Road                                                      Wichita                    KS       67206
 30      Various                                                                Various                    NY      Various
 30a     32-15 & 32-25 93rd Street                                              East Elmhurst              NY       11369
 30b     40-94 Denman Street                                                    Elmhurst                   NY       11373
 30c     151-10 35th Avenue                                                     Flushing                   NY       11354
------------------------------------------------------------------------------------------------------------------------------------
 30d     38-05 Crescent Street                                                  Astoria                    NY       11101
 31      4805-4955 State Highway 6                                              Houston                    TX       77084
 32      106-238 Smallwood Village Center                                       Waldorf                    MD       20602
 33      250 East 65th Street                                                   New York                   NY       10022
 34      8050 SW 10th Street                                                    Plantation                 FL       33324
------------------------------------------------------------------------------------------------------------------------------------
 35      Various                                                                West Des Moines            IA       50266
 35a     4601 Westown Parkway                                                   West Des Moines            IA       50266
 35b     4445 Corporate Drive                                                   West Des Moines            IA       50266
 35c     4344 Corporate Drive                                                   West Des Moines            IA       50266
 36      1570 N. Military Highway                                               Norfolk                    VA       23502
------------------------------------------------------------------------------------------------------------------------------------
 37      2220 Foothill Blvd                                                     La Verne                   CA       91750
 38      Various                                                                La Jolla                   CA       92037
 38a     7833-7851 Girard Avenue                                                La Jolla                   CA       92037
 38b     7830  Girard Avenue                                                    La Jolla                   CA       92037
 39      1439 Leah Drive                                                        San Marcos                 TX       78666
------------------------------------------------------------------------------------------------------------------------------------
 40      300 Carlsbad Village Drive                                             Carlsbad                   CA       92018
 41      3127 W. Creekridge Way                                                 Fayetteville               AR       72703
 42      Various                                                                Various                 Various    Various
 42a     755 Prairie Center Drive                                               Eden Prairie               MN       55403
 42b     5525 Cedar Lake Road                                                   St. Louis Park             MN       55416
------------------------------------------------------------------------------------------------------------------------------------
 42c     6233 Baker Road                                                        Eden Prairie               MN       55344
 42d     1200 NE Moore Lake Drive                                               Fridley                    MN       55432
 42e     4100 Prospect NE                                                       Albuquerque                NM       87110
 42f     4300 Landau St NE                                                      Albuquerque                NM       87111
 42g     135 Wells Avenue                                                       Newton                     MA       02459
------------------------------------------------------------------------------------------------------------------------------------
 42h     1499 Yamato Road                                                       Boca Raton                 FL       33431
 42i     9190 Coors Boulevard NW                                                Albuquerque                NM       87120
 42j     6701 W. 78th Street                                                    Bloomington                MN       55439
 42k     14600 Burnhaven Drive                                                  Burnsville                 MN       55306
 42l     1001 W. 98th Street                                                    Bloomington                MN       55431
------------------------------------------------------------------------------------------------------------------------------------
 42m     900 South Harbour Island Boulevard                                     Tampa                      FL       33602
 42n     4001 Lake Breeze Avenue                                                Brooklyn Center            MN       55429
 42o     1201 South Ford Road                                                   Minnetonka                 MN       55343
 43      1648 Richmond Road                                                     Williamsburg               VA       23185
 44      4039 Genesee Street                                                    Cheektowaga                NY       14225
------------------------------------------------------------------------------------------------------------------------------------
 45      1905 Orange Avenue                                                     Redlands                   CA       92373
 46      9956 W. Remington Pl. & 8440 S. Kipling Pkwy                           Littleton                  CO       80111
 47      4850 River Ranch Boulevard                                             Fort Worth                 TX       76132
 48      10406-450 Friars Road                                                  San Diego                  CA       92120
 49      11000 Gainsborough Court                                               Fairfax                    VA       22030
------------------------------------------------------------------------------------------------------------------------------------
 50      Various                                                                Yonkers                    NY       10703
 50a     540 & 578 Nepperhan Avenue                                             Yonkers                    NY       10703
 50b     523-533 Nepperhan Avenue                                               Yonkers                    NY       10703
 51      Various                                                                Various                    OH      Various
 51a     6605 State Route 5                                                     Ravenna                    OH       44266
------------------------------------------------------------------------------------------------------------------------------------
 51b     12921 Springfield Road                                                 New Springfield            OH       44443
 51c     26041 Aurora Road                                                      Bedford Heights            OH       44146
 51d     425 Medina Street                                                      Lodi                       OH       44254
 51e     9294 State Route 44                                                    Mantua                     OH       44255
 52      5793-5839 W. Maple Road                                                West Bloomfield            MI       48322
------------------------------------------------------------------------------------------------------------------------------------
 53      2355 Austin Highway                                                    San Antonio                TX       78218
 54      11A South Avenue                                                       Harrisonburg               VA       22801
 55      3201 Kodiak Street                                                     Antioch                    CA       94531
 56      1115, 11211, 11130 Industriplex Blvd.                                  Baton Rouge                LA       70809
 57      4854 - 5150 Amber Valley Parkway                                       Fargo                      ND       58104
------------------------------------------------------------------------------------------------------------------------------------
 58      1550-90 Kennedy Causeway                                               North Bay Village (Miami)  FL       33141
 59      1335 Western Boulevard                                                 Jacksonville               NC       28546
 60      11501 Biscayne Blvd.                                                   North Miami                FL       33181
 61      Various                                                                Coral Springs              FL       33065
 61a     3203 N.W. 118th Drive                                                  Coral Springs              FL       33065
------------------------------------------------------------------------------------------------------------------------------------
 61b     11072 Sample Road                                                      Coral Springs              FL       33065
 61c     3640 N.W. 116th Terrace                                                Coral Springs              FL       33065
 62      4437 Twain Avenue                                                      San Diego                  CA       92120
 63      5080-90 Shoreham Place                                                 San Diego                  CA       92122
 64      1644 Richmond Road                                                     Williamsburg               VA       23185
------------------------------------------------------------------------------------------------------------------------------------
 65      15495 N. Tamiami Trail                                                 Naples                     FL       34110
 66      120 Old York Road                                                      New Cumberland             PA       17070
 67      2146 24th Place NE                                                     Washington                 DC       20019
 68      2585 West 5th Street                                                   Oxnard                     CA       93030
 69      801 Tecumseh Road                                                      Battle Creek               MI       49015
------------------------------------------------------------------------------------------------------------------------------------
 70      601 S. Ft. Harrison Avenue                                             Clearwater                 FL       33756
 71      1550 West Beecher Street                                               Adrian                     MI       49221
 72      1225 Cochran Street                                                    Simi Valley                CA       93401
 73      5000 W. Sunset Blvd.                                                   Hollywood                  CA       90027
 74      4500 Parrish Manor Drive                                               Garner                     NC       27529
------------------------------------------------------------------------------------------------------------------------------------
 75      19300 S. W. 106th Avenue                                               Miami                      FL       33157
 76      2424 Gum Road                                                          Chesapeake                 VA       23321
 77      2015-2025 N. Dobson Road                                               Chandler                   AZ       85224
 78      105 Cybernetics Way                                                    Yorktown                   VA       23693
 79      22902 East Smoky Hill Road                                             Aurora                     CO       80016
------------------------------------------------------------------------------------------------------------------------------------
 80      5803 Newton Drive                                                      Carlsbad                   CA       92008
 81      200 Springtown Way                                                     San Marcos                 TX       78666
 82      730-740 Nordahl Road                                                   San Marcos                 CA       92069
 83      811 Deatsville Highway                                                 Millbrook                  AL       36054
 84      801 E. Sample Road                                                     Pompano Beach              FL       33064
------------------------------------------------------------------------------------------------------------------------------------
 85      Various                                                                Tulsa                      OK       74135
 85a     4121 E. 51st Street                                                    Tulsa                      OK       74135
 85b     3377 E. Skelly Drive                                                   Tulsa                      OK       74135
 86      Various                                                                Banning                    CA       92220
 86a     2909 W. Lincoln Street                                                 Banning                    CA       92220
------------------------------------------------------------------------------------------------------------------------------------
 86b     2947-2981 W. Lincoln Street                                            Banning                    CA       92220
 87      9825-9831 Centennial Road                                              La Vista                   NE       68128
 88      8800 SW 68 Court                                                       Pinecrest                  FL       33156
 89      9975-9979 N. Wadsworth Parkway                                         Westminster                CO       80020
 90      4223 Pacific Avenue                                                    Stockton                   CA       95207
------------------------------------------------------------------------------------------------------------------------------------
 91      624 H Street NE                                                        Washington                 DC       20002
 92      1600 Skibo Road                                                        Fayetteville               NC       28303
 93      1700 Raleigh Road, NW                                                  Wilson                     NC       27896
 94      1015 South Federal Highway                                             Delray Beach               FL       33483
 95      4801 San Mateo Blvd.                                                   Albuquerque                NM       87109
------------------------------------------------------------------------------------------------------------------------------------
 96      2312 S. Goldenrod Road                                                 Orlando                    FL       32822
 97      2301 Evesham Road                                                      Voorhees                   NJ       08043
 98      601-657 S. Hurtsbourne Pkwy                                            Louisville                 KY       40222
 99      8525 S.E. Orchard Lane                                                 Portland                   OR       97266
 100     2424 Drusilla Lane                                                     Baton Rouge                LA       70809
------------------------------------------------------------------------------------------------------------------------------------
 101     14825 St. Marys Lane                                                   Houston                    TX       77079
 102     811 East Butterfield Road                                              Wheaton                    IL       60187
 103     24850 Las Brisas Road                                                  Murrieta                   CA       92592
 104     1148 Shiloh Square                                                     Evansville                 IN       47715
 105     333 Via Vera Cruz                                                      San Marcos                 CA       92069
------------------------------------------------------------------------------------------------------------------------------------
 106     9117-9191 Staples Mill Road                                            Richmond                   VA       23228
 107     910 W. Dallas                                                          Conroe                     TX       77301
 108     42654 N. 10th Street West                                              Lancaster                  CA       93534
 109     4888 East Tropicana Avenue                                             Las Vegas                  NV       89121
 110     108 East Highland Drive                                                Jonesboro                  AR       72401
------------------------------------------------------------------------------------------------------------------------------------
 111     5120 Sacramento Avenue                                                 Richmond                   CA       94804
 112     135 South Campus  Drive                                                Upland                     CA       91786
 113     7206-7240 Towne Center Drive                                           West Chester               OH       45069
 114     1408-C Mana Lane                                                       East Ridge                 TN       37412
 115     1816-1824 Parkway Court                                                Normal                     IL       61761
------------------------------------------------------------------------------------------------------------------------------------
 116     1257 S. Hairston Road                                                  Stone Mountain             GA       30088
 117     22700 Alessandro Blvd.                                                 Moreno Valley              CA       92553
 118     I-20 & Pines Road                                                      Shreveport                 LA       71101
 119     4001 East Blacklidge Road                                              Tucson                     AZ       85712
 120     1700 U.S. Highway 75 North                                             Sherman                    TX       75090
------------------------------------------------------------------------------------------------------------------------------------
 121     13300 W. Little York Road                                              Houston                    TX       77084
 122     651 N. Denton Tap Road                                                 Coppell                    TX       76019
 123     6752 Weber Road                                                        Corpus Christi             TX       78413
 124     1000 Sam Neace Drive                                                   Florence                   KY       40142
 125     3321 Center Street                                                     Deer Park                  TX       77536
------------------------------------------------------------------------------------------------------------------------------------
 126     2960 N.W. Federal Highway                                              Jensen Beach               FL       34579
 127     3450 Pilot Knob Road                                                   Eagan                      MN       55122
 128     17-19 Avenue C                                                         New York                   NY       10009
 129     5218-5248 Crystal Court                                                Columbus                   GA       31907
 130     5815 82nd                                                              Lubbock                    TX       79424
------------------------------------------------------------------------------------------------------------------------------------
 131     703-753 East Gay Street                                                Harrisonburg               VA       22801
 132     3850 Gaskins Road                                                      Richmond                   VA       23233
 133     176 East 2nd Street                                                    New York                   NY       10009
 134     504 South Van Buren Road                                               Henderson                  TX       75654

                          NET                               CUT-OFF         ORIGINAL            STATED REMAINING     MATURITY
          INTEREST      INTEREST        ORIGINAL             DATE       TERM TO MATURITY        TERM TO MATURITY       DATE
 ID         RATE          RATE          BALANCE             BALANCE      OR APD (MOS.)           OR APD (MOS.)        OR APD
------------------------------------------------------------------------------------------------------------------------------------
  1      4.9161340%    4.8242340%      72,000,000         72,000,000           84                     81              1/1/10
  2      4.8650000%    4.8131000%      44,000,000         44,000,000           84                     84              4/1/10
  3      6.1700000%    6.1181000%      44,000,000         43,907,359          120                     118             2/1/13
  4      6.4100000%    6.3581000%      44,000,000         43,769,858          120                     114            10/1/12
  5      6.0000000%    5.9181000%      42,000,000         41,873,935          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
  6      5.3500000%    5.2981000%      19,200,000         19,181,238           60                     59              3/1/08
  7      5.3500000%    5.2981000%       8,000,000          7,992,182           60                     59              3/1/08
  8      6.4200000%    6.2781000%      25,000,000         24,845,811          120                     113             9/1/12
  9      5.9400000%    5.9081000%      21,200,000         21,095,743          144                     139            11/1/14
 10      6.0700000%    6.0381000%      20,500,000         20,439,284          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 11      4.9900000%    4.9581000%      20,029,000         20,007,666          120                     119             3/1/13
 12      5.7700000%    5.6281000%      20,000,000         19,973,309          120                     119             3/1/13
 13      7.1400000%    7.1081000%      19,167,300         19,089,998          107                     104            12/1/11
 14      6.0000000%    5.8981000%      19,000,000         18,926,985          120                     116            12/1/12
 15      6.3000000%    6.1581000%      18,400,000         18,333,559          120                     116            12/1/12
------------------------------------------------------------------------------------------------------------------------------------
 16      5.6800000%    5.6481000%      17,900,000         17,842,915          120                     117             1/1/13
 17      5.7900000%    5.7381000%      17,000,000         16,946,899          120                     117             1/1/13
 18      6.5000000%    6.3581000%      16,760,000         16,747,875          126                     119             3/1/13
 19      5.8350000%    5.7831000%      16,500,000         16,463,311          120                     118             2/1/13
 20      4.9800000%    4.9481000%      15,650,000         15,576,224           60                     56             12/1/07
------------------------------------------------------------------------------------------------------------------------------------
 21      5.6800000%    5.6481000%      15,500,000         15,434,254          120                     117             1/1/13
 22      5.2500000%    5.1081000%      14,880,000         14,865,102           60                     59              3/1/08
 22a                                    7,976,907          7,968,921
 22b                                    6,903,093          6,896,181
 23      6.0000000%    5.9681000%      14,600,000         14,556,177          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 24      5.9500000%    5.9181000%      14,100,000         14,045,256          120                     116            12/1/12
 25      5.9500000%    5.8081000%      13,965,000         13,896,461          120                     115            11/1/12
 26      5.6500000%    5.6181000%      13,320,000         13,277,280          120                     117             1/1/13
 27      6.1250000%    6.0731000%      13,250,000         13,211,167          120                     117             1/1/13
 28      5.9000000%    5.8681000%      12,900,000         12,849,399          120                     116            12/1/12
------------------------------------------------------------------------------------------------------------------------------------
 29      5.7300000%    5.6781000%      12,800,000         12,771,047           84                     82              2/1/10
 30      5.6700000%    5.6181000%      12,776,000         12,764,470          120                     119             3/1/13
 30a                                    3,900,000          3,896,480
 30b                                    3,740,000          3,736,625
 30c                                    2,800,000          2,797,473
------------------------------------------------------------------------------------------------------------------------------------
 30d                                    2,336,000          2,333,892
 31      5.5500000%    5.5181000%      11,840,000         11,801,306          120                     117             1/1/13
 32      6.1200000%    6.0681000%      11,750,000         11,715,530          120                     117             1/1/13
 33      5.7700000%    5.7381000%      11,760,000         11,712,631           84                     80             12/1/09
 34      5.9200000%    5.7781000%      11,500,000         11,500,000          120                     120             4/1/13
------------------------------------------------------------------------------------------------------------------------------------
 35      6.8000000%    6.6581000%      11,417,900         11,352,991          120                     113             9/1/12
 35a                                    6,586,554          6,549,111
 35b                                    4,125,644          4,102,190
 35c                                      705,702            701,690
 36      6.3200000%    6.2881000%      11,250,000         11,179,311          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 37      5.5500000%    5.5181000%      10,500,000         10,500,000           84                     81              1/1/10
 38      5.7200000%    5.6881000%      10,500,000         10,466,766          120                     117             1/1/13
 38a                                    8,120,527          8,094,824
 38b                                    2,379,473          2,371,942
 39      5.8200000%    5.7881000%      10,459,000         10,426,515          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 40      6.1500000%    6.1181000%      10,300,000         10,300,000           84                     81              1/1/10
 41      5.9400000%    5.9081000%      10,253,000         10,202,578          144                     139            11/1/14
 42      7.5270666%    7.3851666%      10,000,000         10,000,000          120                     119             3/1/13
 42a                                    1,782,613          1,782,613
 42b                                    1,716,489          1,716,489
------------------------------------------------------------------------------------------------------------------------------------
 42c                                    1,416,305          1,416,305
 42d                                      963,601            963,601
 42e                                      568,583            568,583
 42f                                      528,656            528,656
 42g                                      525,562            525,562
------------------------------------------------------------------------------------------------------------------------------------
 42h                                      498,287            498,287
 42i                                      461,845            461,845
 42j                                      381,495            381,495
 42k                                      357,612            357,612
 42l                                      352,727            352,727
------------------------------------------------------------------------------------------------------------------------------------
 42m                                      283,527            283,527
 42n                                      143,149            143,149
 42o                                       19,546             19,546
 43      6.3200000%    6.2881000%       9,200,000          9,142,192          120                     117             1/1/13
 44      5.7000000%    5.6681000%       9,000,000          8,971,406          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 45      5.7400000%    5.7081000%       8,500,000          8,465,553          120                     116            12/1/12
 46      5.6500000%    5.6181000%       8,300,000          8,300,000           85                     82              2/1/10
 47      6.1500000%    6.0081000%       8,240,000          8,240,000          120                     114            10/1/12
 48      5.8500000%    5.8181000%       8,000,000          8,000,000           84                     81              1/1/10
 49      5.5900000%    5.5381000%       7,645,000          7,613,064          120                     116            12/1/12
------------------------------------------------------------------------------------------------------------------------------------
 50      6.5000000%    6.4481000%       7,400,000          7,342,626          120                     114            10/1/12
 50a                                    5,788,119          5,743,242
 50b                                    1,611,881          1,599,384
 51      5.3000000%    5.2681000%       7,350,000          7,324,832           60                     57              1/1/08
 51a                                    2,490,353          2,481,825
------------------------------------------------------------------------------------------------------------------------------------
 51b                                    1,660,235          1,654,550
 51c                                    1,452,706          1,447,731
 51d                                      899,294            896,215
 51e                                      847,412            844,510
 52      5.6900000%    5.6581000%       7,300,000          7,276,763          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 53      4.9000000%    4.8681000%       7,195,000          7,160,550           60                     56             12/1/07
 54      5.9000000%    5.8681000%       7,100,000          7,084,379          120                     118             2/1/13
 55      5.8210000%    5.7291000%       6,865,917          6,848,548          118                     116            12/1/12
 56      5.8500000%    5.8181000%       6,700,000          6,685,139          120                     118             2/1/13
 57      5.5000000%    5.4681000%       6,572,000          6,572,000          120                     120             4/1/13
------------------------------------------------------------------------------------------------------------------------------------
 58      6.1600000%    6.1281000%       6,600,000          6,554,207          120                     115            11/1/12
 59      4.8200000%    4.6781000%       6,500,000          6,500,000           84                     83              3/1/10
 60      6.0400000%    6.0081000%       6,500,000          6,491,769          120                     119             3/1/13
 61      5.8000000%    5.7681000%       6,457,000          6,436,869          120                     117             1/1/13
 61a                                    4,150,929          4,137,987
------------------------------------------------------------------------------------------------------------------------------------
 61b                                    1,844,857          1,839,105
 61c                                      461,214            459,776
 62      5.7800000%    5.7481000%       6,400,000          6,379,971          120                     117             1/1/13
 63      5.4700000%    5.4381000%       6,300,000          6,279,100           84                     81              1/1/10
 64      6.3200000%    6.2881000%       6,264,000          6,224,640          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 65      5.8900000%    5.8581000%       6,200,000          6,180,997          120                     117             1/1/13
 66      5.7100000%    5.6781000%       6,080,000          6,066,202          120                     118             2/1/13
 67      6.5000000%    6.4681000%       6,000,000          6,000,000           96                     96              4/1/11
 68      5.4300000%    5.3981000%       5,805,000          5,796,738           60                     59              3/1/08
 69      6.0000000%    5.9181000%       5,450,000          5,450,000          120                     120             4/1/13
------------------------------------------------------------------------------------------------------------------------------------
 70      5.8200000%    5.7881000%       5,360,000          5,360,000          120                     120             4/1/13
 71      5.8500000%    5.7981000%       5,300,000          5,300,000          120                     120             4/1/13
 72      6.0500000%    6.0181000%       5,251,000          5,221,591          120                     116            12/1/12
 73      5.7600000%    5.7281000%       5,150,000          5,138,408          120                     118             2/1/13
 74      5.6900000%    5.6581000%       5,120,000          5,115,403          120                     119             3/1/13
------------------------------------------------------------------------------------------------------------------------------------
 75      5.7000000%    5.6681000%       5,030,000          5,030,000          120                     120             4/1/13
 76      6.3200000%    6.2881000%       5,000,000          4,968,583          120                     117             1/1/13
 77      5.4000000%    5.2581000%       4,800,000          4,788,541           60                     58              2/1/08
 78      6.3200000%    6.2881000%       4,800,000          4,769,839          120                     117             1/1/13
 79      5.8300000%    5.7981000%       4,750,000          4,735,275          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 80      5.7400000%    5.7081000%       4,700,000          4,695,833          120                     119             3/1/13
 81      6.0600000%    6.0281000%       4,700,000          4,686,053          120                     117             1/1/13
 82      5.8900000%    5.8581000%       4,600,000          4,579,647          120                     117             1/1/13
 83      5.5060000%    5.3841000%       4,560,000          4,544,975          120                     117             1/1/13
 84      7.6700000%    7.6381000%       4,587,000          4,522,733          120                     99              7/1/11
------------------------------------------------------------------------------------------------------------------------------------
 85      5.7000000%    5.6681000%       4,412,000          4,397,983          120                     117             1/1/13
 85a                                    2,586,345          2,578,128
 85b                                    1,825,655          1,819,855
 86      5.8400000%    5.8081000%       4,350,000          4,350,000          120                     120             4/1/13
 86a                                    2,835,429          2,835,429
------------------------------------------------------------------------------------------------------------------------------------
 86b                                    1,514,571          1,514,571
 87      5.7500000%    5.6581000%       4,300,000          4,300,000          120                     120             4/1/13
 88      5.5000000%    5.4681000%       4,200,000          4,200,000          120                     120             4/1/13
 89      5.6000000%    5.5681000%       4,200,000          4,186,403          120                     117             1/1/13
 90      5.9000000%    5.8681000%       4,100,000          4,081,887          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 91      5.8600000%    5.8281000%       4,000,000          3,987,518          120                     118             2/1/13
 92      5.9800000%    5.8381000%       3,700,000          3,691,965          120                     118             2/1/13
 93      4.4900000%    4.3481000%       3,660,000          3,660,000           84                     83              3/1/10
 94      6.2000000%    6.0581000%       3,641,307          3,625,943          120                     117             1/1/13
 95      5.9100000%    5.8781000%       3,600,000          3,584,120          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 96      5.6700000%    5.6381000%       3,550,000          3,550,000          120                     116            12/1/12
 97      5.6220000%    5.5301000%       3,400,000          3,400,000          120                     120             4/1/13
 98      5.8800000%    5.8481000%       3,350,000          3,339,574          120                     118             2/1/13
 99      5.0000000%    4.9681000%       3,325,000          3,321,467           60                     59              3/1/08
 100     5.6600000%    5.6281000%       3,240,000          3,225,154          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 101     5.8900000%    5.8581000%       3,200,000          3,195,827          120                     119             3/1/13
 102     5.9000000%    5.8681000%       3,121,000          3,121,000          120                     120             4/1/13
 103     5.4300000%    5.3981000%       3,102,000          3,097,585           60                     59              3/1/08
 104     4.8700000%    4.8381000%       3,100,000          3,088,940           60                     58              2/1/08
 105     5.8700000%    5.8381000%       3,100,000          3,088,156          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 106     5.5100000%    5.4781000%       3,050,000          3,047,135          120                     119             3/1/13
 107     5.7900000%    5.7581000%       3,000,000          2,993,826          120                     119             3/1/13
 108     5.6800000%    5.6481000%       2,925,000          2,911,638           60                     57              1/1/08
 109     6.0040000%    5.8621000%       2,868,000          2,855,530          120                     117             1/1/13
 110     5.8000000%    5.7681000%       2,730,000          2,717,331          120                     116            12/1/12
------------------------------------------------------------------------------------------------------------------------------------
 111     5.8220000%    5.7301000%       2,716,598          2,712,399          119                     118             2/1/13
 112     6.0000000%    5.9681000%       2,700,000          2,691,733           60                     58              2/1/08
 113     6.2000000%    6.1681000%       2,585,600          2,578,130          120                     117             1/1/13
 114     5.6300000%    5.4881000%       2,560,000          2,554,114          120                     118             2/1/13
 115     6.0000000%    5.9081000%       2,350,000          2,338,582          120                     115            11/1/12
------------------------------------------------------------------------------------------------------------------------------------
 116     5.9300000%    5.8981000%       2,250,000          2,250,000          120                     120             4/1/13
 117     6.5000000%    6.4681000%       2,200,000          2,191,138          120                     117             1/1/13
 118     5.7500000%    5.7181000%       2,100,000          2,100,000          120                     120             4/1/13
 119     5.8200000%    5.6781000%       2,100,000          2,095,319          120                     118             2/1/13
 120     6.2200000%    6.1881000%       2,100,000          2,091,167          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 121     6.7000000%    6.6681000%       2,100,000          2,081,450           60                     53              9/1/07
 122     5.9400000%    5.9081000%       2,062,000          2,052,946          120                     117             1/1/13
 123     6.3300000%    6.2981000%       2,000,000          1,997,609          120                     119             3/1/13
 124     6.7000000%    6.6681000%       1,900,000          1,892,581          120                     117             1/1/13
 125     6.3300000%    6.2981000%       1,900,000          1,892,143           60                     57              1/1/08
------------------------------------------------------------------------------------------------------------------------------------
 126     6.0000000%    5.9681000%       1,850,000          1,847,639          120                     119             3/1/13
 127     6.3500000%    6.3181000%       1,770,000          1,760,562          120                     116            12/1/12
 128     5.6400000%    5.6081000%       1,720,000          1,720,000          120                     120             4/1/13
 129     5.8090000%    5.7171000%       1,500,000          1,495,331          120                     117             1/1/13
 130     6.5800000%    6.5481000%       1,500,000          1,494,033          120                     117             1/1/13
------------------------------------------------------------------------------------------------------------------------------------
 131     6.0770000%    5.9851000%       1,485,000          1,478,360          120                     118             2/1/13
 132     5.7600000%    5.6181000%       1,387,500          1,386,276          120                     119             3/1/13
 133     5.6400000%    5.6081000%       1,280,000          1,280,000          120                     120             4/1/13
 134     5.9600000%    5.9281000%       1,200,000          1,194,747          120                     117             1/1/13


           ORIGINAL        REMAINING         MONTHLY                                     INTEREST                    REVISED
         AMORTIZATION     AMORTIZATION        DEBT      ADMINISTRATIVE    SERVICING      ACCRUAL         APD        INTEREST
 ID      TERM (MOS.)      TERM (MOS.)        SERVICE       FEE RATE        FEE RATE       BASIS       (YES/NO)        RATE
------------------------------------------------------------------------------------------------------------------------------------
  1          360              360            382,830       0.09190%        0.09000%     Actual/360       No
  2          360              360            232,585       0.05190%        0.05000%     Actual/360       No
  3          360              358            268,630       0.05190%        0.05000%     Actual/360       No
  4          360              354            275,511       0.05190%        0.05000%     Actual/360       No
  5          360              357            251,811       0.08190%        0.08000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
  6          360              359            107,215       0.05190%        0.05000%     Actual/360       No
  7          360              359             44,673       0.05190%        0.05000%     Actual/360       No
  8          360              353            156,704       0.14190%        0.14000%     Actual/360       No
  9          360              355            126,288       0.03190%        0.03000%     Actual/360       No
 10          360              357            123,832       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 11          360              359            107,398       0.03190%        0.03000%     Actual/360       No
 12          300              299            126,063       0.14190%        0.14000%     Actual/360       No
 13          347              344            130,732       0.03190%        0.03000%     Actual/360       No
 14          360              356            113,915       0.10190%        0.10000%     Actual/360       No
 15          360              356            113,891       0.14190%        0.14000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 16          360              357            103,665       0.03190%        0.03000%     Actual/360       No
 17          360              357             99,640       0.05190%        0.05000%     Actual/360       No
 18          360              359            105,935       0.14190%        0.14000%     Actual/360       No
 19          360              358             97,182       0.05190%        0.05000%     Actual/360      Yes         7.835000%
 20          360              356             83,821       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 21          312              309             95,178       0.03190%        0.03000%     Actual/360       No
 22          360              359             82,168       0.14190%        0.14000%     Actual/360       No
 22a
 22b
 23          360              357             87,534       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 24          360              356             84,084       0.03190%        0.03000%     Actual/360       No
 25          360              355             83,279       0.14190%        0.14000%     Actual/360       No
 26          360              357             76,888       0.03190%        0.03000%     Actual/360       No
 27          360              357             80,508       0.05190%        0.05000%     Actual/360      Yes         8.125000%
 28          360              356             76,515       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 29          360              358             74,535       0.05190%        0.05000%     Actual/360       No
 30          360              359             73,909       0.05190%        0.05000%     Actual/360       No
 30a
 30b
 30c
------------------------------------------------------------------------------------------------------------------------------------
 30d
 31          360              357             67,598       0.03190%        0.03000%     Actual/360       No
 32          360              357             71,356       0.05190%        0.05000%     Actual/360       No
 33          360              356             68,778       0.03190%        0.03000%     Actual/360       No
 34          360              360             68,358       0.14190%        0.14000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 35          360              353             74,436       0.14190%        0.14000%     Actual/360       No
 35a
 35b
 35c
 36          240              237             82,689       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 37           0                0              49,237       0.03190%        0.03000%     Actual/360       No
 38          360              357             61,075       0.03190%        0.03000%     Actual/360       No
 38a
 38b
 39          360              357             61,502       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 40           0                0              53,521       0.03190%        0.03000%     Actual/360       No
 41          360              355             61,077       0.03190%        0.03000%     Actual/360       No
 42          360              360             70,107       0.14190%        0.14000%     Actual/360       No
 42a
 42b
------------------------------------------------------------------------------------------------------------------------------------
 42c
 42d
 42e
 42f
 42g
------------------------------------------------------------------------------------------------------------------------------------
 42h
 42i
 42j
 42k
 42l
------------------------------------------------------------------------------------------------------------------------------------
 42m
 42n
 42o
 43          240              237             67,621       0.03190%        0.03000%     Actual/360       No
 44          360              357             52,236       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 45          360              356             49,550       0.03190%        0.03000%     Actual/360       No
 46           0                0              39,622       0.03190%        0.03000%     Actual/360       No
 47          318              318             52,577       0.14190%        0.14000%     Actual/360       No
 48           0                0              39,542       0.03190%        0.03000%     Actual/360       No
 49          360              356             43,840       0.05190%        0.05000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 50          300              294             49,965       0.05190%        0.05000%     Actual/360       No
 50a
 50b
 51          360              357             40,815       0.03190%        0.03000%     Actual/360       No
 51a
------------------------------------------------------------------------------------------------------------------------------------
 51b
 51c
 51d
 51e
 52          360              357             42,323       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 53          360              356             38,186       0.03190%        0.03000%     Actual/360       No
 54          360              358             42,113       0.03190%        0.03000%     Actual/360       No
 55          358              356             40,461       0.09190%        0.09000%     Actual/360       No
 56          360              358             39,526       0.03190%        0.03000%     Actual/360       No
 57          360              360             37,315       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 58          300              295             43,172       0.03190%        0.03000%     Actual/360       No
 59           0                0              26,471       0.14190%        0.14000%     Actual/360       No
 60          300              299             42,039       0.03190%        0.03000%     Actual/360       No
 61          360              357             37,887       0.03190%        0.03000%     Actual/360       No
 61a
------------------------------------------------------------------------------------------------------------------------------------
 61b
 61c
 62          360              357             37,471       0.03190%        0.03000%     Actual/360       No
 63          360              357             35,652       0.03190%        0.03000%     Actual/360       No
 64          240              237             46,041       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 65          360              357             36,735       0.03190%        0.03000%     Actual/360       No
 66          360              358             35,327       0.03190%        0.03000%     Actual/360       No
 67          132              132             63,743       0.03190%        0.03000%     Actual/360       No
 68          300              299             35,406       0.03190%        0.03000%     Actual/360       No
 69          360              360             32,676       0.08190%        0.08000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 70          360              360             31,518       0.03190%        0.03000%     Actual/360       No
 71          360              360             31,267       0.05190%        0.05000%     Actual/360       No
 72          300              296             33,993       0.03190%        0.03000%     Actual/360       No
 73          360              358             30,087       0.03190%        0.03000%     Actual/360       No
 74          360              359             29,684       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 75          300              300             31,492       0.03190%        0.03000%     Actual/360       No
 76          240              237             36,751       0.03190%        0.03000%     Actual/360       No
 77          360              358             26,953       0.14190%        0.14000%     Actual/360       No
 78          240              237             35,281       0.03190%        0.03000%     Actual/360       No
 79          360              357             27,962       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 80          360              359             27,398       0.03190%        0.03000%     Actual/360       No
 81          360              357             28,360       0.03190%        0.03000%     Actual/360       No
 82          300              297             29,329       0.03190%        0.03000%     Actual/360       No
 83          360              357             25,908       0.12190%        0.12000%     Actual/360       No
 84          360              339             32,609       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 85          360              357             25,607       0.03190%        0.03000%     Actual/360       No
 85a
 85b
 86          300              300             27,603       0.03190%        0.03000%     Actual/360       No
 86a
------------------------------------------------------------------------------------------------------------------------------------
 86b
 87          360              360             25,094       0.09190%        0.09000%     Actual/360       No
 88          360              360             23,847       0.03190%        0.03000%     Actual/360       No
 89          360              357             24,111       0.03190%        0.03000%     Actual/360       No
 90          300              297             26,166       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 91          300              298             25,431       0.03190%        0.03000%     Actual/360       No
 92          360              358             22,136       0.14190%        0.14000%     Actual/360       No
 93           0                0              13,885       0.14190%        0.14000%     Actual/360       No
 94          300              297             23,908       0.14190%        0.14000%     Actual/360      Yes         8.700000%
 95          300              297             22,997       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 96          360              360             20,537       0.03190%        0.03000%     Actual/360       No
 97          240              240             23,623       0.09190%        0.09000%     Actual/360       No
 98          300              298             21,339       0.03190%        0.03000%     Actual/360       No
 99          360              359             17,849       0.03190%        0.03000%     Actual/360       No
 100         300              297             20,207       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 101         300              299             20,403       0.03190%        0.03000%     Actual/360       No
 102         360              360             18,512       0.03190%        0.03000%     Actual/360       No
 103         300              299             18,920       0.03190%        0.03000%     Actual/360       No
 104         300              298             17,888       0.03190%        0.03000%     Actual/360       No
 105         324              321             19,093       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 106         360              359             17,337       0.03190%        0.03000%     Actual/360       No
 107         240              239             21,131       0.03190%        0.03000%     Actual/360       No
 108         300              297             18,278       0.03190%        0.03000%     Actual/360       No
 109         300              297             18,486       0.14190%        0.14000%     Actual/360       No
 110         336              332             16,450       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 111         299              298             17,234       0.09190%        0.09000%     Actual/360       No
 112         300              298             17,396       0.03190%        0.03000%     Actual/360       No
 113         360              357             15,836       0.03190%        0.03000%     Actual/360       No
 114         360              358             14,745       0.14190%        0.14000%     Actual/360       No
 115         360              355             14,089       0.09190%        0.09000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 116         300              300             14,401       0.03190%        0.03000%     Actual/360       No
 117         300              297             14,855       0.03190%        0.03000%     Actual/360       No
 118         360              360             12,255       0.03190%        0.03000%     Actual/360       No
 119         360              358             12,349       0.14190%        0.14000%     Actual/360       No
 120         300              297             13,814       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 121         300              293             14,443       0.03190%        0.03000%     Actual/360       No
 122         300              297             13,210       0.03190%        0.03000%     Actual/360       No
 123         300              299             13,292       0.03190%        0.03000%     Actual/360       No
 124         300              297             13,067       0.03190%        0.03000%     Actual/360       No
 125         300              297             12,628       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 126         300              299             11,920       0.03190%        0.03000%     Actual/360       No
 127         300              296             11,786       0.03190%        0.03000%     Actual/360       No
 128         360              360              9,918       0.03190%        0.03000%     Actual/360       No
 129         360              357              8,810       0.09190%        0.09000%     Actual/360       No
 130         300              297             10,203       0.03190%        0.03000%     Actual/360       No
------------------------------------------------------------------------------------------------------------------------------------
 131         240              238             10,705       0.09190%        0.09000%     Actual/360       No
 132         360              359              8,106       0.14190%        0.14000%     Actual/360       No
 133         360              360              7,381       0.03190%        0.03000%     Actual/360       No
 134         300              297              7,702       0.03190%        0.03000%     Actual/360       No

                            CROSSED      MORTGAGE     MORTGAGE        NET        UNITS     LETTER
                 FEE /       WITH          LOAN        LOAN         RENTABLE      OF         OF       ENVIRONMENTAL     LOAN GROUP
 ID           LEASEHOLD   OTHER LOANS     SELLER      GUARANTOR  AREA SF/UNITS  MEASURE    CREDIT      INSURANCE       (ONE OR TWO)
------------------------------------------------------------------------------------------------------------------------------------
  1     Fee/Leasehold         No           BOFA                    1,738,979     Sq. Ft.     No            Yes                1
  2               Fee         No           GACC                      445,060     Sq. Ft.     No            No                 1
  3               Fee         No           GACC                      370,310     Sq. Ft.     No            No                 1
  4               Fee         No           GACC                      367,587     Sq. Ft.     No            No                 1
  5               Fee         No           GACC                      355,457     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
  6               Fee        Yes           GACC                          597      Pads       No            No                 1
  7               Fee        Yes           GACC                          285      Pads       No            No                 1
  8               Fee         No           BOFA                      184,244     Sq. Ft.     No            No                 1
  9               Fee         No           GECC                          432      Units      No            No                 2
 10               Fee         No           GECC                      152,507     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 11               Fee         No           GECC                          281      Units      No            No                 1
 12               Fee         No           BOFA                      112,604     Sq. Ft.     No            No                 1
 13               Fee         No           GECC                      299,686     Sq. Ft.     No            No                 1
 14               Fee         No           GACC                      147,124     Sq. Ft.     No            No                 1
 15               Fee         No           BOFA                      182,148     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 16         Leasehold         No           GECC                      130,043     Sq. Ft.     No            No                 1
 17               Fee         No           GACC                       34,451     Sq. Ft.     No            No                 1
 18               Fee         No           BOFA                          307      Units      No            No                 2
 19               Fee         No           GACC                          223      Units      No            No                 2
 20               Fee         No           GECC                          330      Pads       No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 21     Fee/Leasehold         No           GECC                      127,916     Sq. Ft.     No            No                 1
 22               Fee         No           BOFA                      201,601     Sq. Ft.     No            No                 1
 22a                                       BOFA                      113,011     Sq. Ft.                   No                 1
 22b                                       BOFA                       88,590     Sq. Ft.                   No                 1
 23               Fee         No           GECC                      250,662     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 24     Fee/Leasehold         No           GECC                      112,962     Sq. Ft.     No            No                 1
 25               Fee         No           BOFA                          426      Units      No            No                 2
 26               Fee         No           GECC                      125,448     Sq. Ft.     No            No                 1
 27               Fee         No           GACC                      237,685     Sq. Ft.     No            No                 1
 28               Fee         No           GECC                      110,783     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 29               Fee         No           GACC                          496      Units      No            No                 2
 30               Fee         No           GACC                          249      Units      No            No                 2
 30a                                       GACC                           78      Units                    No                 2
 30b                                       GACC                           77      Units                    No                 2
 30c                                       GACC                           50      Units                    No                 2
------------------------------------------------------------------------------------------------------------------------------------
 30d                                       GACC                           44      Units                    No                 2
 31               Fee         No           GECC                       87,905     Sq. Ft.     No            No                 1
 32               Fee         No           GACC                      199,232     Sq. Ft.     No            No                 1
 33               Fee         No           GECC                       17,762     Sq. Ft.     No            No                 1
 34               Fee         No           BOFA                       95,251     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 35               Fee         No           BOFA                      143,376     Sq. Ft.     No            No                 1
 35a                                       BOFA                       80,370     Sq. Ft.                   No                 1
 35b                                       BOFA                       52,209     Sq. Ft.                   No                 1
 35c                                       BOFA                       10,797     Sq. Ft.                   No                 1
 36               Fee         No           GECC                          147      Rooms      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 37               Fee         No           GECC                       84,836     Sq. Ft.     No            No                 1
 38               Fee         No           GECC                       29,230     Sq. Ft.     No            No                 1
 38a                                       GECC                       22,606     Sq. Ft.                   No                 1
 38b                                       GECC                        6,624     Sq. Ft.                   No                 1
 39               Fee         No           GECC                          110      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 40     Fee/Leasehold         No           GECC                       91,504     Sq. Ft.     No            No                 1
 41               Fee         No           GECC                          240      Units      No            No                 2
 42               Fee         No           BOFA                    1,649,751     Sq. Ft.     No            No                 1
 42a                                       BOFA                      186,000     Sq. Ft.                   No                 1
 42b                                       BOFA                      225,222     Sq. Ft.                   No                 1
------------------------------------------------------------------------------------------------------------------------------------
 42c                                       BOFA                      169,719     Sq. Ft.                   No                 1
 42d                                       BOFA                      216,454     Sq. Ft.                   No                 1
 42e                                       BOFA                       41,300     Sq. Ft.                   No                 1
 42f                                       BOFA                       31,400     Sq. Ft.                   No                 1
 42g                                       BOFA                       68,000     Sq. Ft.                   No                 1
------------------------------------------------------------------------------------------------------------------------------------
 42h                                       BOFA                       79,636     Sq. Ft.                   No                 1
 42i                                       BOFA                       54,500     Sq. Ft.                   No                 1
 42j                                       BOFA                      105,300     Sq. Ft.                   No                 1
 42k                                       BOFA                      174,551     Sq. Ft.                   No                 1
 42l                                       BOFA                       97,400     Sq. Ft.                   No                 1
------------------------------------------------------------------------------------------------------------------------------------
 42m                                       BOFA                       38,500     Sq. Ft.                   No                 1
 42n                                       BOFA                      107,958     Sq. Ft.                   No                 1
 42o                                       BOFA                       53,811     Sq. Ft.                   No                 1
 43               Fee         No           GECC                          108      Rooms      No            No                 1
 44               Fee         No           GECC                      468,726     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 45               Fee         No           GECC                           84      Units      No            No                 2
 46               Fee         No           GECC                       49,603     Sq. Ft.     No            No                 1
 47               Fee         No           BOFA                          248      Units      No            No                 2
 48               Fee         No           GECC                       49,452     Sq. Ft.     No            No                 1
 49               Fee         No           GACC                          151      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 50               Fee         No           GACC                      164,069     Sq. Ft.     No            No                 1
 50a                                       GACC                      149,280     Sq. Ft.                   No                 1
 50b                                       GACC                       14,789     Sq. Ft.                   No                 1
 51               Fee         No           GECC                          437      Pads       No            No                 1
 51a                                       GECC                          144      Pads                     No                 1
------------------------------------------------------------------------------------------------------------------------------------
 51b                                       GECC                          107      Pads                     No                 1
 51c                                       GECC                           84      Pads                     No                 1
 51d                                       GECC                           53      Pads                     No                 1
 51e                                       GECC                           49      Pads                     No                 1
 52               Fee         No           GECC                       59,858     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 53               Fee         No           GECC                          309      Units      No            No                 2
 54               Fee         No           GECC                          119      Units      No            No                 1
 55               Fee         No           BOFA                           64      Units      No            No                 2
 56               Fee         No           GECC                      103,544     Sq. Ft.     No            No                 1
 57               Fee         No           GECC                          162      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 58               Fee         No           GECC                        1,009      Units      No            No                 1
 59               Fee         No           BOFA                      101,737     Sq. Ft.     No            No                 1
 60               Fee         No           GECC                          941      Units      No            No                 1
 61               Fee         No           GECC                           58      Units      No            No                 2
 61a                                       GECC                           36      Units                    No                 2
------------------------------------------------------------------------------------------------------------------------------------
 61b                                       GECC                           18      Units                    No                 2
 61c                                       GECC                            4      Units                    No                 2
 62               Fee         No           GECC                        1,207      Units      No            No                 1
 63               Fee         No           GECC                       46,620     Sq. Ft.     No            No                 1
 64               Fee         No           GECC                          120      Rooms      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 65               Fee         No           GECC                       46,252     Sq. Ft.     No            No                 1
 66               Fee         No           GECC                       69,579     Sq. Ft.     No            No                 1
 67               Fee         No           GECC                       59,942     Sq. Ft.     No            No                 1
 68               Fee         No           GECC                          649      Units      No            No                 1
 69               Fee         No           GACC                          108      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 70               Fee         No           GECC                       40,537     Sq. Ft.     No            No                 1
 71               Fee         No           GACC                          285      Pads       No            No                 2
 72               Fee         No           GECC                          529      Units      No            No                 1
 73               Fee         No           GECC                       52,782     Sq. Ft.     No            No                 1
 74               Fee         No           GECC                          227      Pads       No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 75               Fee         No           GECC                          798      Units      No            No                 1
 76               Fee         No           GECC                           93      Rooms      No            No                 1
 77               Fee         No           BOFA                       67,241     Sq. Ft.     No            No                 1
 78               Fee         No           GECC                           90      Rooms      No            No                 1
 79               Fee         No           GECC                       31,016     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 80               Fee         No           GECC                       71,536     Sq. Ft.     No            No                 1
 81               Fee         No           GECC                       96,423     Sq. Ft.     No            No                 1
 82               Fee         No           GECC                       46,410     Sq. Ft.     No            No                 1
 83               Fee         No           BOFA                          208      Units      No            No                 2
 84               Fee         No           GECC                          728      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 85               Fee         No           GECC                          174      Units      No            No                 2
 85a                                       GECC                          102      Units                    No                 2
 85b                                       GECC                           72      Units                    No                 2
 86               Fee         No           GECC                      145,515     Sq. Ft.     No            No                 1
 86a                                       GECC                       94,850     Sq. Ft.                   No                 1
------------------------------------------------------------------------------------------------------------------------------------
 86b                                       GECC                       50,665     Sq. Ft.                   No                 1
 87               Fee         No           BOFA                           84      Units      No            No                 2
 88               Fee         No           GECC                           88      Units      No            No                 1
 89               Fee         No           GECC                      116,699     Sq. Ft.     No            No                 1
 90               Fee         No           GECC                          683      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 91               Fee         No           GECC                          962      Units      No            No                 1
 92               Fee         No           BOFA                       14,490     Sq. Ft.     No            No                 1
 93               Fee         No           BOFA                       73,280     Sq. Ft.     No            No                 1
 94               Fee         No           BOFA                       15,120     Sq. Ft.     No            No                 1
 95               Fee         No           GECC                          663      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 96               Fee         No           GECC                          135      Pads       No            No                 2
 97               Fee         No           BOFA                       38,687     Sq. Ft.     No            No                 1
 98               Fee         No           GECC                       24,000     Sq. Ft.     No            No                 1
 99               Fee         No           GECC                          104      Pads       No            No                 2
 100              Fee         No           GECC                          127      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 101              Fee         No           GECC                       44,474     Sq. Ft.     No            No                 1
 102              Fee         No           GECC                       13,343     Sq. Ft.     No            No                 1
 103              Fee         No           GECC                          556      Units      No            No                 1
 104              Fee         No           GECC                          152      Units      No            No                 2
 105              Fee         No           GECC                          376      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 106              Fee         No           GECC                       70,368     Sq. Ft.     No            No                 1
 107              Fee         No           GECC                       13,824     Sq. Ft.     No            No                 1
 108              Fee         No           GECC                          611      Units      No            No                 1
 109              Fee         No           BOFA                          789      Units      No            No                 1
 110              Fee         No           GECC                       14,490     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 111              Fee         No           BOFA                           21      Units      No            No                 2
 112              Fee         No           GECC                          685      Units      No            No                 1
 113              Fee         No           GECC                       22,750     Sq. Ft.     No            No                 1
 114              Fee         No           BOFA                           93      Units      No            No                 2
 115              Fee         No           BOFA                           40      Units      No            No                 2
------------------------------------------------------------------------------------------------------------------------------------
 116              Fee         No           GECC                          556      Units      No            No                 1
 117              Fee         No           GECC                          333      Units      No            No                 1
 118              Fee         No           GECC                       22,774     Sq. Ft.     No            No                 1
 119              Fee         No           BOFA                           81      Pads       No            No                 1
 120              Fee         No           GECC                          391      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 121              Fee         No           GECC                          524      Units      No            No                 1
 122              Fee         No           GECC                       15,502     Sq. Ft.     No            No                 1
 123              Fee         No           GECC                          466      Units      No            No                 1
 124              Fee         No           GECC                          375      Units      No            No                 1
 125              Fee         No           GECC                          506      Units      No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 126              Fee         No           GECC                       10,260     Sq. Ft.     No            No                 1
 127        Leasehold         No           GECC                       15,138     Sq. Ft.     No            No                 1
 128              Fee         No           GECC                            8      Units      No            No                 2
 129              Fee         No           BOFA                           39      Units      No            No                 2
 130              Fee         No           GECC                       16,425     Sq. Ft.     No            No                 1
------------------------------------------------------------------------------------------------------------------------------------
 131              Fee         No           BOFA                           48      Units      No            No                 2
 132     Fee/Leasehold        No           BOFA                       16,747     Sq. Ft.     No            No                 1
 133              Fee         No           GECC                            8      Units      No            No                 2
 134              Fee         No           GECC                           60      Units      No            No                 2

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER


Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28255

Wells Fargo Bank Minnesota, N.A.,
Sixth Street & Marquette Avenue
Minneapolis, MN 55479-0213
Attention:  GECMC 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  ---------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to all of the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.    Check one of the following:*

----------------------
*  Purchaser must include one of the following two certifications.

            |_| The Purchaser is not purchasing a Class S, Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual or Class S Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an Opinion of Counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3. The Purchaser has reviewed each Private Placement Memorandum relating to the Certificates (collectively, the "Private Placement Memoranda") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memoranda.

4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.    Check one of the following:*

-------------------
*  Each Purchaser must include one of the two alternative certifications.


           |_| The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           |_| The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) a duly executed IRS Form W-8IMY (with appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business or (iv) the duly executed copies of IRS Form W-8IMY (with appropriate attachments). The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]** IRS Forms W-8ECI[, as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

---------------------
**  Omit for Class R and Class LR.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8.    Please make all payments due on the Certificates:***

----------------
*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).


           |_| (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

           |_|    (b)   by mailing a check or draft to the following address:


                                       Very truly yours,


                                       _________________________________________
                                       [The Purchaser]




                                       By:______________________________________
                                          Name:
                                          Title:

Dated:

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(E)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED


STATE OF    )
            )  ss:
COUNTY OF   )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [ ].

            3. That the Transferee of a GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent") or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan, including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101. For these purposes, "Non-U.S. Person" means any person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that after conducting a reasonable investigation of the financial condition of the Person or entity, it has no reason to believe that such Person or entity does not satisfy the requirements set forth in paragraphs 3 and 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of April 1, 2003 among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to all of the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" if it will own the largest Percentage Interest in the Class [R][LR] Certificate and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. That the Transferee agrees not to transfer the Class [R][LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Transferee or any other U.S. Person.

            11.*  Check one of the following, if applicable:

---------
* Insert appropriate paragraph, if applicable.


            |_| That the present value of the anticipated tax liabilities associated with holding the Class [R][LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R][LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R][LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Class [R][LR] Certificate complies = with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_|  None of the above.


            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


______________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]


Wells Fargo Bank Minnesota, N.A.,
as Certificate Registrar
Sixth Street & Marquette Avenue
Minneapolis, MN 55479-0213
Attention:  GECMC 2003-C1


            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  -------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to believe (i) that the requirements set forth in paragraph 3 thereof are not satisfied, (ii) after conducting a reasonable investigation of the financial condition of [Transferee], that the information contained in paragraph 4 thereof is not true or (iii) that the information contained in paragraphs 3 and 10 is not true.

                                       Very truly yours,


                                       [Transferor]


                                       ______________________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                  __________[Date]


Wells Fargo Bank Minnesota, N.A.,
as Certificate Registrar
Sixth Street & Marquette Avenue
Minneapolis, MN 55479-0213
Attention:  GECMC 2003-C1

            Re:   GE Commercial Mortgage Corporation,
                  Commercial Mortgage Pass-Through Certificates, Series 2003-C1, REQUEST FOR RELEASE
                  --------------------------------------------------------


Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor, [the undersigned, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar"), GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer")] [Bank of America, N.A., as servicer (the "Servicer"), the undersigned, as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar"), GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer")] [Bank of America, N.A., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar"), the undersigned, as special servicer with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer")] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [SERVICER][SPECIAL SERVICER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.,
as Certificate Registrar
Sixth Street & Marquette Avenue
Minneapolis, MN 55479-0213
Attention:  GECMC 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention:  Legal Department (Real Estate)

            Re:   Transfer of GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C1
                  ----------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class ___ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Bank of America, N.A., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar"), GMAC Commercial Mortgage Corporation, as special services with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you either of the following:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other (except with respect to the Class S, Class R or Class LR Certificates) than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60; or

            2. Except with respect to the Class S, Class R or Class LR Certificates (which may not be transferred to a Person who is described in paragraph 1(a) or (b) above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be plan assets (by reason of the application of the Department of Labor Regulation ss. 2510.3-101) and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the [Placement Agents] [Initial Purchasers] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the [Placement Agents] [Initial Purchasers] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                       Very truly yours,


                                       _______________________________________
                                                [The Purchaser]




                                       By:____________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT G-1

                                               FORM OF STATEMENT TO CERTIFICATEHOLDERS

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------


                                            DISTRIBUTION DATE STATEMENT

                                                 TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Cash Reconciliation Detail                                                   6
Ratings Detail                                                               7
Current Mortgage Loan and Property Stratification Tables                  8 - 16
Mortgage Loan Detail                                                        17
Principal Prepayment Detail                                                 18
Historical Detail                                                           19
Delinquency Loan Detail                                                     20
Specially Serviced Loan Detail                                           21 - 22
Modified Loan Detail                                                        23
Liquidated Loan Detail                                                      24

                                    DEPOSITOR

                    GE Commercial Mortgage Corporation
                    292 Long Ridge Road
                    Stamford, CT 06927

                    Contact:      General Information Number
                    Phone Number: (203) 357-4000

                                MASTER SERVICER

                    Bank of America, N.A.
                    555 South Flower Street
                    6th Floor
                    Los Angeles, CA 90071

                    Contact:      Anita Roglich
                    Phone Number: (213) 345-0182

                                SPECIAL SERVICER

                    Lennar Partners, Inc.
                    1601 Washington Avenue
                    Suite 800
                    Miami Beach, FL 33139

                    Contact:      Steve Bruha
                    Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                         CERTIFICATE DISTRIBUTION DETAIL



                        Pass-
 Class/               Through     Original   Beginning    Principal       Interest
Component   CUSIP       Rate      Balance     Balance    Distribution   Distribution
---------   -----     --------    --------   ---------   ------------   ------------
   A-1                0.000000%     0.00        0.00         0.00           0.00
   A-2                0.000000%     0.00        0.00         0.00           0.00
   A-3                0.000000%     0.00        0.00         0.00           0.00
   A-4                0.000000%     0.00        0.00         0.00           0.00
  A-1A                0.000000%     0.00        0.00         0.00           0.00
    B                 0.000000%     0.00        0.00         0.00           0.00
    C                 0.000000%     0.00        0.00         0.00           0.00
    D                 0.000000%     0.00        0.00         0.00           0.00
    E                 0.000000%     0.00        0.00         0.00           0.00
    F                 0.000000%     0.00        0.00         0.00           0.00
    G                 0.000000%     0.00        0.00         0.00           0.00
    H                 0.000000%     0.00        0.00         0.00           0.00
    J                 0.000000%     0.00        0.00         0.00           0.00
    K                 0.000000%     0.00        0.00         0.00           0.00
    L                 0.000000%     0.00        0.00         0.00           0.00
    M                 0.000000%     0.00        0.00         0.00           0.00
    N                 0.000000%     0.00        0.00         0.00           0.00
    O                 0.000000%     0.00        0.00         0.00           0.00
    P                 0.000000%     0.00        0.00         0.00           0.00
    S                 0.000000%     0.00        0.00         0.00           0.00
    R                 0.000000%     0.00        0.00         0.00           0.00
   LR                 0.000000%     0.00        0.00         0.00           0.00
---------   -----     --------    --------   ---------   ------------   ------------
 Totals                             0.00        0.00         0.00           0.00

                          Realized
                           Loss/
                         Additional                               Current
 Class/     Prepayment   Trust Fund      Total        Ending   Subordination
Component    Premium      Expenses    Distribution   Balance     Level (1)
---------   ----------   ----------   ------------   -------   -------------
   A-1        0.00         0.00          0.00         0.00         0.00
   A-2        0.00         0.00          0.00         0.00         0.00
   A-3        0.00         0.00          0.00         0.00         0.00
   A-4        0.00         0.00          0.00         0.00         0.00
  A-1A        0.00         0.00          0.00         0.00         0.00
    B         0.00         0.00          0.00         0.00         0.00
    C         0.00         0.00          0.00         0.00         0.00
    D         0.00         0.00          0.00         0.00         0.00
    E         0.00         0.00          0.00         0.00         0.00
    F         0.00         0.00          0.00         0.00         0.00
    G         0.00         0.00          0.00         0.00         0.00
    H         0.00         0.00          0.00         0.00         0.00
    J         0.00         0.00          0.00         0.00         0.00
    K         0.00         0.00          0.00         0.00         0.00
    L         0.00         0.00          0.00         0.00         0.00
    M         0.00         0.00          0.00         0.00         0.00
    N         0.00         0.00          0.00         0.00         0.00
    O         0.00         0.00          0.00         0.00         0.00
    P         0.00         0.00          0.00         0.00         0.00
    S         0.00         0.00          0.00         0.00         0.00
    R         0.00         0.00          0.00         0.00         0.00
   LR         0.00         0.00          0.00         0.00         0.00
---------   ----------   ----------   ------------   -------   -------------
 Totals       0.00         0.00          0.00         0.00         0.00

                 Pass-     Original   Beginning                                               Ending
                Through    Notional   Notional      Interest     Prepayment      Total       Notional
Class   CUSIP     Rate      Amount     Amount     Distribution    Premium     Distribution    Amount
-----   -----   --------   --------   ---------   ------------   ----------   ------------   --------
 X-1            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
 X-2            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                            CERTIFICATE FACTOR DETAIL

                                                                             Realized
                                                                              Loss/
                                                                            Additional
 Class/             Beginning     Principal       Interest     Prepayment   Trust Fund     Ending
Component   CUSIP    Balance     Distribution   Distribution    Premium      Expenses     Balance
---------   -----   ----------   ------------   ------------   ----------   ----------   ----------
   A-1              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-2              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-3              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-4              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  A-1A              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    B               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    C               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    D               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    E               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    F               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    G               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    H               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    J               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    K               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    L               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    M               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    N               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    O               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    P               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    S               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    R               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   LR               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000

                Beginning                                  Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-----   -----   ----------   ------------   ----------   ----------
 X-1            0.00000000     0.00000000   0.00000000   0.00000000
 X-2            0.00000000     0.00000000   0.00000000   0.00000000


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursements for Interest on P & I                                        0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                                    0.00
Advances paid from general collections

                              SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                                       0.00
Less Servicing Fees on Delinquent Payments                                  0.00
Less Reductions to Servicing Fees                                           0.00
Plus Servicing Fees on Delinquent Payments Received                         0.00
Plus Adjustments for Prior Servicing Calculation                            0.00
Total Servicing Fees Collected                                              0.00

CERTIFICATE INTEREST RECONCILIATION

                      Uncovered                      Certificate    Unpaid       Optimal
          Accrued     Prepayment                      Deferred     Interest      Interest     Interest
        Certificate    Interest    Indemnification    Interest     Shortfall   Distribution   Shortfall     Interest
Class    Interest     Shortfall       Expenses         Amount       Amount        Amount       Amount     Distribution
-----   -----------   ----------   ---------------   -----------   ---------   ------------   ---------   ------------
 A-1
 A-2
 A-3
 A-4
A-1A
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 X-1
 X-2
-----   -----------   ----------   ---------------   -----------   ---------   ------------   ---------   ------------
Total


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

   Available Distribution Amount                                                         0.00

   Principal Distribution Amount                                                         0.00
   (a) Principal portion of Monthly Payments and any Assumed Monthly Payments     0.00
   (b) Principal Prepayments                                                      0.00
   (c) Collection of Principal on a Balloon Loan after its stated Maturity Date   0.00

   Plus the excess of the prior Principal Distribution Amount over the            0.00
   principal paid to the Sequential Pay Certificates

   Aggregate Number of Outstanding Loans                                                    0
   Aggregate Unpaid Principal Balance of Loans                                           0.00
   Aggregate Stated Principal Balance of Loans                                           0.00

   Aggregate Amount of Servicing Fee                                                     0.00
   Aggregate Amount of Special Servicing Fee                                             0.00
   Aggregate Amount of Trustee Fee                                                       0.00
   Aggregate Trust Fund Expenses                                                         0.00

   Interest Reserve Deposit                                                              0.00
   Interest Reserve Withdrawal                                                           0.00

   Excess Liquidation Proceeds Account Balance                                           0.00

   Specially Serviced Loans not Delinquent
   Number of Outstanding Loans                                                              0
   Aggregate Unpaid Principal Balance                                                    0.00

Appraisal Reduction Amount

                    Appraisal               Cumulative               Most Recent
 Loan               Reduction                  ASER                   App. Red.
Number              Effected                  Amount                    Date
------              ---------               ----------               -----------



------              ---------               ----------               -----------
Total


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
       Interest paid or advanced                                      0.00
       Interest reductions due to Non-Recoverability Determinations   0.00
       Interest Adjustments                                           0.00
       Deferred Interest                                              0.00
       Net Prepayment Interest Shortfall                              0.00
       Net Prepayment Interest Excess                                 0.00
       Extension Interest                                             0.00
       Interest Reserve Withdrawal                                    0.00
                                                                            ----
           TOTAL INTEREST COLLECTED                                         0.00

   PRINCIPAL:
       Scheduled Principal                                            0.00
       Unscheduled Principal                                          0.00
           Principal Prepayments                                      0.00
           Collection of Principal after Maturity Date                0.00
           Recoveries from Liquidation and Insurance Proceeds         0.00
           Excess of Prior Principal Amounts paid                     0.00
           Curtailments                                               0.00
       Negative Amortization                                          0.00
       Principal Adjustments                                          0.00
                                                                            ----
           TOTAL PRINCIPAL COLLECTED                                        0.00

   OTHER:
       Prepayment Penalties/Yield Maintenance                         0.00
       Repayment Fees                                                 0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Received                                       0.00
       Net Swap Counterparty Payments Received                        0.00
                                                                            ----
            TOTAL OTHER COLLECTED                                           0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
       Master Servicing Fee                                           0.00
       Trustee Fee                                                    0.00
       Certificate Administration Fee                                 0.00
       Insurer Fee                                                    0.00
       Miscellaneous Fee                                              0.00
                                                                            ----
                TOTAL FEES                                                  0.00

   ADDITIONAL TRUST FUND EXPENSES:
       Reimbursement for Interest on Advances                         0.00
       ASER Amount                                                    0.00
       Special Servicing Fee                                          0.00
       Reduction of funds due to Non-Recoverability Determinations    0.00
       Rating Agency Expenses                                         0.00
       Attorney Fees & Expenses                                       0.00
       Bankruptcy Expense                                             0.00
       Taxes Imposed on Trust Fund                                    0.00
       Non-Recoverable Advances                                       0.00
       Other Expenses                                                 0.00
                                                                            ----
                TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00

   INTEREST RESERVE DEPOSIT                                           0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
       Interest Distribution                                          0.00
       Principal Distribution                                         0.00
       Prepayment Penalties/Yield Maintenance                         0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Paid                                           0.00
       Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                      RATINGS DETAIL

                       Original Ratings         Current Ratings (1)
                    -----------------------   -----------------------
Class       CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----       -----   -----   -------   -----   -----   -------   -----
 A-1
 A-2
 A-3
 A-4
A-1A
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 X-1
 X-2

NR    -     Designates that the class was not rated by the above agency at the time of original issuance.

X     -     Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A   -     Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                 % of
Scheduled                    # of    Scheduled   Agg.   WAM           Weighted
Balance                      loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------

Totals

                                    STATE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
State                        Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------

Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                 % of
Debt Service                 # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio               loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    NOTE RATE

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Note Rate                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                PROPERTY TYPE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Property Type                Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    SEASONING

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Seasoning                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                 % of
Anticipated Remaining        # of    Scheduled   Agg.   WAM           Weighted
Term (2)                     loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                 % of
Remaining Amortization       # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                 % of
Remaining Stated             # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                             AGE OF MOST RECENT NOI

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Age of Most Recent NOI       loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                                 % of
Scheduled                    # of    Scheduled   Agg.   WAM           Weighted
Balance                      loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    STATE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
State                        Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                                 % of
Debt Service                 # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio               loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    NOTE RATE

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Note Rate                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
    Totals

                                PROPERTY TYPE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Property Type                Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    SEASONING

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Seasoning                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                 % of
Anticipated Remaining        # of    Scheduled   Agg.   WAM           Weighted
Term (2)                     loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                 % of
Remaining Amortization       # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                 % of
Remaining Stated             # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                             AGE OF MOST RECENT NOI

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Age of Most Recent NOI       loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                                 % of
Scheduled                    # of    Scheduled   Agg.   WAM           Weighted
Balance                      loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    STATE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
State                        Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                                 % of
Debt Service                 # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio               loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    NOTE RATE

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Note Rate                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                PROPERTY TYPE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Property Type                Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                                    SEASONING

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Seasoning                    loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                 % of
Anticipated Remaining        # of    Scheduled   Agg.   WAM           Weighted
Term (2)                     loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------

Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                 % of
Remaining Amortization       # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                 % of
Remaining Stated             # of    Scheduled   Agg.   WAM           Weighted
Term                         loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

                             AGE OF MOST RECENT NOI

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
Age of Most Recent NOI       loans    Balance    Bal.    (2)  WAC   Avg DSCR (1)
----------------------       -----   ---------   ----   ---   ---   ------------



                             -----   ---------   ----   ---   ---   ------------
Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity
Number   ODCR   Type (1)   City   State   Payment     Payment    Coupon      Date         Date
------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------


------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------
Totals

         Neg.    Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date     Date       Amount      (2)     (3)
------   -----   ---------   ---------   ----   ---------   ---------   ------   ----


------   -----   ---------   ---------   ----   ---------   ---------   ------   ----
Totals

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           PRINCIPAL PREPAYMENT DETAIL

                          Principal Prepayment Amount     Prepayment Penalties
              Offering    ---------------------------   ------------------------
              Document                                                  Yield
               Cross-     Payoff          Curtailment   Percentage   Maintenance
Loan Number   Reference   Amount            Amount       Premium       Charge
-----------   ---------   ------          -----------   ----------   -----------



-----------   ---------   ------          -----------   ----------   -----------
Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                HISTORICAL DETAIL

                                                          Delinquencies
               ---------------------------------------------------------------------------------------------
                30-59 Days      60-89 Days    90 Days or more   Foreclosure         REO        Modifications
Distribution   -------------   -------------  ---------------  -------------   -------------   -------------
    Date        #    Balance    #    Balance   #     Balance    #    Balance    #    Balance    #    Balance
------------   ---   -------   ---   -------  ---    -------   ---   -------   ---   -------   ---   -------



                       Prepayments               Rate and Maturities
               -----------------------------   ------------------------
               Curtailments       Payoff       Next Weighted Avg.
Distribution   -------------   -------------   ------------------
    Date        #    Balance    #    Balance   Coupon       Remit   WAM
------------   ---   -------   ---   -------   ------       -----   ---




Note: Foreclosure and REO Totals are excluded from the delinquencies.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 19 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

                 Offering        # of      Paid      Current     Status of   Resolution
                 Document       Months    Through     P & I      Mortgage     Strategy
Loan Number   Cross-Reference   Delinq.    Date     Advances**   Loan (1)     Code (2)
-----------   ---------------   -------   -------   ----------   ---------   ----------



-----------   ---------------   -------   -------   ----------   ---------   ----------
Totals

              Servicing                  Current    Outstanding
              Transfer    Foreclosure   Servicing    Servicing    Bankruptcy   REO
Loan Number     Date         Date       Advances     Advances        Date      Date
-----------   ---------   -----------   ---------   -----------   ----------   ----



-----------   ---------   -----------   ---------   -----------   ----------   ----
Totals

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Mature Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 20 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                        Offering
                        Document    Servicing   Resolution
Distribution    Loan     Cross-     Transfer     Strategy    Scheduled   Property
    Date       Number   Reference     Date       Code (1)     Balance    Type (2)   State
------------   ------   ---------   ---------   ----------   ---------   --------   -----



                                       Net                                       Remaining
Distribution   Interest   Actual    Operating   NOI           Note   Maturity   Amortization
    Date         Rate     Balance    Income     Date   DSCR   Date     Date         Term
------------   --------   -------   ---------   ----   ----   ----   --------   ------------



                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO

                             (2) Property Type Code

MF - Multi-Family                         OF - Office
RT - Retail                               MU - Mixed Use
HC - Health Care                          LO - Lodging
IN - Industrial                           SS - Self Storage
WH - Warehouse                            OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 21 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                             Offering
                             Document    Resolution      Site                                        Other REO
Distribution                  Cross-      Strategy    Inspection   Phase 1   Appraisal   Appraisal   Property
    Date       Loan Number   Reference    Code (1)       Date       Date       Date        Value      Revenue    Comment
------------   -----------   ---------   ----------   ----------   -------   ---------   ---------   ---------   -------




                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 22 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

                    Offering            Pre-
                    Document        Modification    Modification    Modification
Loan Number      Cross-Reference      Balance           Date        Description
-----------      ---------------    ------------    ------------    ------------

  Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 23 of 24

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

                                                                                               Gross
                                   Offering                                                 Proceeds as
                       Final       Document                                                      a
                     Recovery       Cross-     Appraisal   Appraisal   Actual     Gross     % of Actual
Loan Number        Determination   Reference     Date        Value     Balance   Proceeds     Balance
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------



----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Current Total
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Cumulative Total


                                               Net Proceeds
                    Aggregate        Net        as a % of                Repurchased
                   Liquidation   Liquidation      Actual      Realized    by Seller
Loan Number         Expenses*     Proceeds       Balance        Loss        (Y/N)
----------------   -----------   -----------   ------------   --------   -----------



----------------   -----------   -----------   ------------   --------   -----------
Current Total
----------------   -----------   -----------   ------------   --------   -----------
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 24 of 24



                                                            EXHIBIT G-2
                                                        FORM OF STATEMENT TO
                                               CERTIFICATEHOLDERS FILED WITH THE SEC


                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                            DISTRIBUTION DATE STATEMENT

                                                 TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Cash Reconciliation Detail                                                   6
Ratings Detail                                                               7
Mortgage Loan Detail                                                         8
Principal Prepayment Detail                                                  9
Historical Detail                                                           10
Delinquency Loan Detail                                                     11
Specially Serviced Loan Detail                                           12 - 13
Modified Loan Detail                                                        14
Liquidated Loan Detail                                                      15

                                    DEPOSITOR

                    GE Commercial Mortgage Corporation
                    292 Long Ridge Road
                    Stamford, CT 06927

                    Contact:      General Information Number
                    Phone Number: (203) 357-4000

                                MASTER SERVICER

                    Bank of America, N.A.
                    555 South Flower Street
                    6th Floor
                    Los Angeles, CA 90071

                    Contact:      Anita Roglich
                    Phone Number: (213) 345-0182

                                SPECIAL SERVICER

                    Lennar Partners, Inc.
                    1601 Washington Avenue
                    Suite 800
                    Miami Beach, FL 33139

                    Contact:      Steve Bruha
                    Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                         CERTIFICATE DISTRIBUTION DETAIL



                        Pass-
 Class/               Through     Original   Beginning    Principal       Interest
Component   CUSIP       Rate      Balance     Balance    Distribution   Distribution
---------   -----     --------    --------   ---------   ------------   ------------
   A-1                0.000000%     0.00        0.00         0.00           0.00
   A-2                0.000000%     0.00        0.00         0.00           0.00
   A-3                0.000000%     0.00        0.00         0.00           0.00
   A-4                0.000000%     0.00        0.00         0.00           0.00
  A-1A                0.000000%     0.00        0.00         0.00           0.00
    B                 0.000000%     0.00        0.00         0.00           0.00
    C                 0.000000%     0.00        0.00         0.00           0.00
    D                 0.000000%     0.00        0.00         0.00           0.00
    E                 0.000000%     0.00        0.00         0.00           0.00
    F                 0.000000%     0.00        0.00         0.00           0.00
    G                 0.000000%     0.00        0.00         0.00           0.00
    H                 0.000000%     0.00        0.00         0.00           0.00
    J                 0.000000%     0.00        0.00         0.00           0.00
    K                 0.000000%     0.00        0.00         0.00           0.00
    L                 0.000000%     0.00        0.00         0.00           0.00
    M                 0.000000%     0.00        0.00         0.00           0.00
    N                 0.000000%     0.00        0.00         0.00           0.00
    O                 0.000000%     0.00        0.00         0.00           0.00
    P                 0.000000%     0.00        0.00         0.00           0.00
    S                 0.000000%     0.00        0.00         0.00           0.00
    R                 0.000000%     0.00        0.00         0.00           0.00
   LR                 0.000000%     0.00        0.00         0.00           0.00
---------   -----     --------    --------   ---------   ------------   ------------
 Totals                             0.00        0.00         0.00           0.00

                          Realized
                           Loss/
                         Additional                               Current
 Class/     Prepayment   Trust Fund      Total        Ending   Subordination
Component    Premium      Expenses    Distribution   Balance     Level (1)
---------   ----------   ----------   ------------   -------   -------------
   A-1        0.00         0.00          0.00         0.00         0.00
   A-2        0.00         0.00          0.00         0.00         0.00
   A-3        0.00         0.00          0.00         0.00         0.00
   A-4        0.00         0.00          0.00         0.00         0.00
  A-1A        0.00         0.00          0.00         0.00         0.00
    B         0.00         0.00          0.00         0.00         0.00
    C         0.00         0.00          0.00         0.00         0.00
    D         0.00         0.00          0.00         0.00         0.00
    E         0.00         0.00          0.00         0.00         0.00
    F         0.00         0.00          0.00         0.00         0.00
    G         0.00         0.00          0.00         0.00         0.00
    H         0.00         0.00          0.00         0.00         0.00
    J         0.00         0.00          0.00         0.00         0.00
    K         0.00         0.00          0.00         0.00         0.00
    L         0.00         0.00          0.00         0.00         0.00
    M         0.00         0.00          0.00         0.00         0.00
    N         0.00         0.00          0.00         0.00         0.00
    O         0.00         0.00          0.00         0.00         0.00
    P         0.00         0.00          0.00         0.00         0.00
    S         0.00         0.00          0.00         0.00         0.00
    R         0.00         0.00          0.00         0.00         0.00
   LR         0.00         0.00          0.00         0.00         0.00
---------   ----------   ----------   ------------   -------   -------------
 Totals       0.00         0.00          0.00         0.00         0.00

                 Pass-     Original   Beginning                                               Ending
                Through    Notional   Notional      Interest     Prepayment      Total       Notional
Class   CUSIP     Rate      Amount     Amount     Distribution    Premium     Distribution    Amount
-----   -----   --------   --------   ---------   ------------   ----------   ------------   --------
 X-1            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
 X-2            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                            CERTIFICATE FACTOR DETAIL

                                                                             Realized
                                                                              Loss/
                                                                            Additional
 Class/             Beginning     Principal       Interest     Prepayment   Trust Fund     Ending
Component   CUSIP    Balance     Distribution   Distribution    Premium      Expenses     Balance
---------   -----   ----------   ------------   ------------   ----------   ----------   ----------
   A-1              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-2              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-3              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-4              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  A-1A              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    B               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    C               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    D               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    E               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    F               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    G               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    H               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    J               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    K               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    L               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    M               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    N               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    O               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    P               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    S               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    R               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   LR               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000

                Beginning                                  Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-----   -----   ----------   ------------   ----------   ----------
 X-1            0.00000000     0.00000000   0.00000000   0.00000000
 X-2            0.00000000     0.00000000   0.00000000   0.00000000


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursements for Interest on P & I                                        0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                                    0.00
Advances paid from general collections

                              SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                                       0.00
Less Servicing Fees on Delinquent Payments                                  0.00
Less Reductions to Servicing Fees                                           0.00
Plus Servicing Fees on Delinquent Payments Received                         0.00
Plus Adjustments for Prior Servicing Calculation                            0.00
Total Servicing Fees Collected                                              0.00

CERTIFICATE INTEREST RECONCILIATION

                      Uncovered                      Certificate    Unpaid       Optimal
          Accrued     Prepayment                      Deferred     Interest      Interest     Interest
        Certificate    Interest    Indemnification    Interest     Shortfall   Distribution   Shortfall     Interest
Class    Interest     Shortfall       Expenses         Amount       Amount        Amount       Amount     Distribution
-----   -----------   ----------   ---------------   -----------   ---------   ------------   ---------   ------------
 A-1
 A-2
 A-3
 A-4
A-1A
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 X-1
 X-2
-----   -----------   ----------   ---------------   -----------   ---------   ------------   ---------   ------------
Total


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

   Available Distribution Amount                                                         0.00

   Principal Distribution Amount                                                         0.00
   (a) Principal portion of Monthly Payments and any Assumed Monthly Payments     0.00
   (b) Principal Prepayments                                                      0.00
   (c) Collection of Principal on a Balloon Loan after its stated Maturity Date   0.00

   Plus the excess of the prior Principal Distribution Amount over the            0.00
   principal paid to the Sequential Pay Certificates

   Aggregate Number of Outstanding Loans                                                    0
   Aggregate Unpaid Principal Balance of Loans                                           0.00
   Aggregate Stated Principal Balance of Loans                                           0.00

   Aggregate Amount of Servicing Fee                                                     0.00
   Aggregate Amount of Special Servicing Fee                                             0.00
   Aggregate Amount of Trustee Fee                                                       0.00
   Aggregate Trust Fund Expenses                                                         0.00

   Interest Reserve Deposit                                                              0.00
   Interest Reserve Withdrawal                                                           0.00

   Excess Liquidation Proceeds Account Balance                                           0.00

   Specially Serviced Loans not Delinquent
   Number of Outstanding Loans                                                              0
   Aggregate Unpaid Principal Balance                                                    0.00

Appraisal Reduction Amount

                    Appraisal               Cumulative               Most Recent
 Loan               Reduction                  ASER                   App. Red.
Number              Effected                  Amount                    Date
------              ---------               ----------               -----------



------              ---------               ----------               -----------
Total


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
       Interest paid or advanced                                      0.00
       Interest reductions due to Non-Recoverability Determinations   0.00
       Interest Adjustments                                           0.00
       Deferred Interest                                              0.00
       Net Prepayment Interest Shortfall                              0.00
       Net Prepayment Interest Excess                                 0.00
       Extension Interest                                             0.00
       Interest Reserve Withdrawal                                    0.00
                                                                            ----
           TOTAL INTEREST COLLECTED                                         0.00

   PRINCIPAL:
       Scheduled Principal                                            0.00
       Unscheduled Principal                                          0.00
           Principal Prepayments                                      0.00
           Collection of Principal after Maturity Date                0.00
           Recoveries from Liquidation and Insurance Proceeds         0.00
           Excess of Prior Principal Amounts paid                     0.00
           Curtailments                                               0.00
       Negative Amortization                                          0.00
       Principal Adjustments                                          0.00
                                                                            ----
           TOTAL PRINCIPAL COLLECTED                                        0.00

   OTHER:
       Prepayment Penalties/Yield Maintenance                         0.00
       Repayment Fees                                                 0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Received                                       0.00
       Net Swap Counterparty Payments Received                        0.00
                                                                            ----
            TOTAL OTHER COLLECTED                                           0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
       Master Servicing Fee                                           0.00
       Trustee Fee                                                    0.00
       Certificate Administration Fee                                 0.00
       Insurer Fee                                                    0.00
       Miscellaneous Fee                                              0.00
                                                                            ----
                TOTAL FEES                                                  0.00

   ADDITIONAL TRUST FUND EXPENSES:
       Reimbursement for Interest on Advances                         0.00
       ASER Amount                                                    0.00
       Special Servicing Fee                                          0.00
       Reduction of funds due to Non-Recoverability Determinations    0.00
       Rating Agency Expenses                                         0.00
       Attorney Fees & Expenses                                       0.00
       Bankruptcy Expense                                             0.00
       Taxes Imposed on Trust Fund                                    0.00
       Non-Recoverable Advances                                       0.00
       Other Expenses                                                 0.00
                                                                            ----
                TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00

   INTEREST RESERVE DEPOSIT                                           0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
       Interest Distribution                                          0.00
       Principal Distribution                                         0.00
       Prepayment Penalties/Yield Maintenance                         0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Paid                                           0.00
       Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                 RATINGS DETAIL

                                  Original Ratings         Current Ratings (1)
                               -----------------------   -----------------------
Class                  CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----                  -----   -----   -------   -----   -----   -------   -----
 A-1
 A-2
 A-3
 A-4
A-1A
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 X-1
 X-2

NR    -     Designates that the class was not rated by the above agency at the time of original issuance.

X     -     Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A   -     Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity
Number   ODCR   Type (1)   City   State   Payment     Payment    Coupon      Date         Date
------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------


------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------
Totals

         Neg.    Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date     Date       Amount      (2)     (3)
------   -----   ---------   ---------   ----   ---------   ---------   ------   ----


------   -----   ---------   ---------   ----   ---------   ---------   ------   ----
Totals

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           PRINCIPAL PREPAYMENT DETAIL

                          Principal Prepayment Amount     Prepayment Penalties
              Offering    ---------------------------   ------------------------
              Document                                                  Yield
               Cross-     Payoff          Curtailment   Percentage   Maintenance
Loan Number   Reference   Amount            Amount       Premium       Charge
-----------   ---------   ------          -----------   ----------   -----------



-----------   ---------   ------          -----------   ----------   -----------
Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                HISTORICAL DETAIL

                                                          Delinquencies
               ---------------------------------------------------------------------------------------------
                30-59 Days      60-89 Days    90 Days or more   Foreclosure         REO        Modifications
Distribution   -------------   -------------  ---------------  -------------   -------------   -------------
    Date        #    Balance    #    Balance   #     Balance    #    Balance    #    Balance    #    Balance
------------   ---   -------   ---   -------  ---    -------   ---   -------   ---   -------   ---   -------



                       Prepayments               Rate and Maturities
               -----------------------------   ------------------------
               Curtailments       Payoff       Next Weighted Avg.
Distribution   -------------   -------------   ------------------
    Date        #    Balance    #    Balance   Coupon       Remit   WAM
------------   ---   -------   ---   -------   ------       -----   ---




Note: Foreclosure and REO Totals are excluded from the delinquencies.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

                 Offering        # of      Paid      Current     Status of   Resolution
                 Document       Months    Through     P & I      Mortgage     Strategy
Loan Number   Cross-Reference   Delinq.    Date     Advances**   Loan (1)     Code (2)
-----------   ---------------   -------   -------   ----------   ---------   ----------



-----------   ---------------   -------   -------   ----------   ---------   ----------
Totals

              Servicing                  Current    Outstanding
              Transfer    Foreclosure   Servicing    Servicing    Bankruptcy   REO
Loan Number     Date         Date       Advances     Advances        Date      Date
-----------   ---------   -----------   ---------   -----------   ----------   ----



-----------   ---------   -----------   ---------   -----------   ----------   ----
Totals

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Mature Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                        Offering
                        Document    Servicing   Resolution
Distribution    Loan     Cross-     Transfer     Strategy    Scheduled   Property
    Date       Number   Reference     Date       Code (1)     Balance    Type (2)   State
------------   ------   ---------   ---------   ----------   ---------   --------   -----



                                       Net                                       Remaining
Distribution   Interest   Actual    Operating   NOI           Note   Maturity   Amortization
    Date         Rate     Balance    Income     Date   DSCR   Date     Date         Term
------------   --------   -------   ---------   ----   ----   ----   --------   ------------



                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO

                             (2) Property Type Code

MF - Multi-Family                         OF - Office
RT - Retail                               MU - Mixed Use
HC - Health Care                          LO - Lodging
IN - Industrial                           SS - Self Storage
WH - Warehouse                            OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                             Offering
                             Document    Resolution      Site                                        Other REO
Distribution                  Cross-      Strategy    Inspection   Phase 1   Appraisal   Appraisal   Property
    Date       Loan Number   Reference    Code (1)       Date       Date       Date        Value      Revenue    Comment
------------   -----------   ---------   ----------   ----------   -------   ---------   ---------   ---------   -------




                          (1) Resolution Strategy Code

1 - Modification                          8  - Resolved
2 - Foreclosure                           9  - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

                    Offering            Pre-
                    Document        Modification    Modification    Modification
Loan Number      Cross-Reference      Balance           Date        Description
-----------      ---------------    ------------    ------------    ------------

  Totals


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 15

                                            GE COMMERCIAL MORTGAGE CORPORATION             -----------------------------------------
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                      SERIES 2003-C1                                    (301) 815-6600
                                                                                            Reports Available on the World Wide Web
            [LOGO]                                                                                  @ www.ctslink.com/cmbs
WELLS FARGO BANK MINNESOTA, N.A.                                                           -----------------------------------------
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                            PAYMENT DATE: 05/15/2003
COLUMBIA, MD 21045-1951                                                                            RECORD DATE:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

                                                                                               Gross
                                   Offering                                                 Proceeds as
                       Final       Document                                                      a
                     Recovery       Cross-     Appraisal   Appraisal   Actual     Gross     % of Actual
Loan Number        Determination   Reference     Date        Value     Balance   Proceeds     Balance
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------



----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Current Total
----------------   -------------   ---------   ---------   ---------   -------   --------   -----------
Cumulative Total


                                               Net Proceeds
                    Aggregate        Net        as a % of                Repurchased
                   Liquidation   Liquidation      Actual      Realized    by Seller
Loan Number         Expenses*     Proceeds       Balance        Loss        (Y/N)
----------------   -----------   -----------   ------------   --------   -----------



----------------   -----------   -----------   ------------   --------   -----------
Current Total
----------------   -----------   -----------   ------------   --------   -----------
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 15

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "[_______________], as trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1" (the "Assignee"), having an office at [_______________], Attn: Corporate Trust Administrator/GE Commercial Mortgage Corporation, Series 2003-C1, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [ ], 20[__].

                                       [NAME OF CURRENT ASSIGNOR]

                                       By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT I

               FORM OF CMSA OPERATING STATEMENT ANALYSIS REPORT
                        AND CMSA NOI ADJUSTMENT WORKSHEET

                         CMSA INVESTOR REPORTING PACKAGE

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                                                                                    Allocated Loan Amount/Percentage
                                                                               Debt Outside Trust
                                                 1001-001      Paid Thru Date  (1)                  $           %
PROPERTY ID
  Note A - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Note B - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Note C - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sqft.,units...
  Year Built/Year Renovated                          MM/DD/YY  MM/DD/YY
  Cap Ex Reserve (annually)/per Unit.etc. (2)    $     -       $     -         specify annual/per unit...
  Year of Operations                             UNDERWRITING  MM/DD/YY        MM/DD/YY             MM/DD/YY      MM/DD/YY
  Occupancy Rate (physical)                             0.00%     0.00%           0.00%                0.00%         0.00%
  Occupancy Date                                     MM/DD/YY  MM/DD/YY        MM/DD/YY             MM/DD/YY      MM/DD/YY
  Average Rental Rate                                  $0.00      $0.00           $0.00                $0.00         $0.00

                                                 (1) "X" if debt is outside of the trust, otherwise leave blank
                                                 (2) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================

                                                                                                          (prcdng yr  (prcdng yr
                                                                                                           to base)   to 2nd prcdng)
                                Underwriting  3rd Preceding  2nd Preceding    Preceding Yr.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
                                  Base Line                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
INCOME:
  Number of Mos. Covered
  Period Ended
  Statement Classification (yr)
  Gross Potential Rent (4)
   Less: Vacancy Loss
                             OR
  Base Rent (4)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                (3) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                (4) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                    Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

Debt Service - A Note
Debt Service - B Note
Debt Service - C Note

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR:  (NOI/Debt Service) - A Note
*DSCR:  (NOI/Debt Service) - A & B Note
*DSCR:  (NOI/Debt Service) - A, B & C Note

*DSCR:  (NCF/Debt Service) - A Note
*DSCR:  (NCF/Debt Service) - A & B Note
*DSCR:  (NCF/Debt Service) - A, B & C Note

SOURCE OF FINANCIAL DATA:
                                (ie. operating statements, financial statements, tax return, other)
====================================================================================================================================

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following:>10%
DSCR CHANGE, >15% EGI/Total Operating Expenses or Total Capital Items.
INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                        CMSA INVESTOR REPORTING PACKAGE

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                                                                                    Allocated Loan Amount/Percentage
                                                                               Debt Outside Trust
                                                 1001-001      Paid Thru Date  (1)                  $           %
PROPERTY ID
  Note A - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Note B - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Note C - Scheduled Loan Balance                $     -       MM/DD/YY        X or Blank           $      -      0.00%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sqft.,units...
  Year Built/Year Renovated                          MM/DD/YY  MM/DD/YY
  Cap Ex Reserve (annually)/per Unit.etc. (2)    $     -       $     -         specify annual/per unit...
  Year of Operations                                 MM/DD/YY
  Occupancy Rate (physical)                             0.00%
  Occupancy Date                                     MM/DD/YY
  Average Rental Rate                                  $0.00

                                                 (1) "X" if debt is outside of the trust, otherwise leave blank
                                                 (2) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================

                                                YYYY                                          NOTES
                                              --------
                                              BORROWER
                                               ACTUAL         ADJUSTMENT     NORMALIZED
                                              --------        ----------     ----------
INCOME:
  Statement Classification
  Gross Potential Rent (3)
     Less: Vacancy Loss
                            OR
  Base Rent (2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME

                                              (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                                              For self-storage include franchise
                                                                                              fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS
                                              (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

NET CASH FLOW

Debt Service - A Note
Debt Service - B Note
Debt Service - C Note

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR:  (NOI/Debt Service) - A Note
*DSCR:  (NOI/Debt Service) - A & B Note
*DSCR:  (NOI/Debt Service) - A, B & C Note

*DSCR:  (NCF/Debt Service) - A Note
*DSCR:  (NCF/Debt Service) - A & B Note
*DSCR:  (NCF/Debt Service) - A, B & C Note


SOURCE OF FINANCIAL DATA:
                                              (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.
INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                         CMSA INVESTOR REPORTING PACKAGE
            COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes
           Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

                                    EXHIBIT J

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [DATE]

Bank of America, N.A.
555 South Flower Street, 6th Floor
CA9-706-06-42
Los Angeles, California  90071

Attention:   GECMC Commercial Mortgage Pass-Through Certificates, Series 2003-C1

            Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1

Ladies and Gentlemen:

            In connection with the GECMC Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer] [Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), GE Commercial Mortgage Corporation, as depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a nonconfidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a nonconfidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of April 1, 2003, by and among the Depositor, the Trustee, Bank of America, N.A., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar") and GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer").

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                       Very truly yours,
                                          [NAME OF ENTITY]



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT K

                         FORM OF INVESTOR CERTIFICATION

                                                      Dated:
Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Tel:  (410) 884-2000
Attention:  GE Commercial Mortgage Corporation Commercial Mortgage
            Pass-Through Certificates, Series 2003-C1

            In accordance with the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Agreement"), by and among GE Commercial Mortgage Corporation as Depositor, Bank of America, N.A. as Servicer, Lennar Partners, Inc. as Special Servicer with respect to Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A. as Trustee, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                     __________________________________________
                                     Certificate Owner or Prospective Purchaser


                                     By:_______________________________________


                                     Title:____________________________________


                                     Company: _________________________________


                                       Phone:_________________________________

                                    EXHIBIT L

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

     FOR MORTGAGE LOANS EITHER (A) (I) HAVING A STATED PRINCIPAL BALANCE OF $20,000,000 OR LESS OR (II) HAVING AN AGGREGATE STATED PRINCIPAL BALANCE OF 5% OR LESS OF ALL OF THE MORTGAGE LOANS, WHICHEVER IS LESS OR (B) THAT ARE
          NOT, AS OF THE DATED HEREOF, ONE OF THE TEN LARGEST LOANS BY
                            STATED PRINCIPAL BALANCE


To:___Standard & Poor's Ratings Services
______55 Water Street
______New York, New York 10041
______Attn:  Commercial Mortgage Surveillance

From:_Bank of America, N.A., in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee, and others.

Date: _________, 20___

Re:   GE Commercial Mortgage Corporation
      Commercial Mortgage Pass-Through Certificates Series 2003-C1
      ------------------------------------------------------------

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: ______________________
                                            ______________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire principal balance;

            2. Certify that each of the following is true[, subject to those exceptions set forth with explanatory notes on Exhibit A hereto], which exceptions the Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c.    The defeasance collateral consists of securities that
                        (i) constitute "government securities" as defined in
                        Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                            CUSIP   RATE   MAT   PAY   DATES   ISSUED
                            -----------------------------------------

                  d. The Servicer received an Opinion of Counsel (from counsel approved by Servicer in accordance with the Servicing Standards) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                        ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                        ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                  h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with accepted Servicing Standards stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Servicer received opinions from counsel, who were approved by Servicer in accordance with accepted master servicing practices or accepted special servicing practices, as applicable, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and
                        (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $___________ which is [$20,000,000 or less or five percent or less of the aggregate Stated Principal Balance of all Mortgage Loans, whichever is less] [not, as of the date hereof, one of the ten largest Mortgage Loans by Stated Principal Balance]*, as of the date of the most recent Statement to Certificateholders received by us (the "Current Report").

---------------------
* Insert appropriate clause.


                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the
                        Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            3. Certify that, in addition to the foregoing, Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with accepted Servicing Standards.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with accepted Servicing Standards set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            6. Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed on [Exhibit B] hereto to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:______________________________


                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

Wells Fargo Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0213
Attention:  GECMC 2003-C1

Bank of America, N.A.
555 South Flower Street, 6th Floor
CA9-706-06-42
Los Angeles, California  90017

      Re:   GE Commercial Mortgage Corporation
            Commercial Mortgage Pass-Through Certificates, Series 2003-C1
            -------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of April 1, 2003, by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Bank of America, N.A., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair ("Lennar"), GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair (and together with Lennar, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Directing Certificateholder] [acquired its Purchase Option from the Directing Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                     Very truly yours,

                                     [Option Holder]



                                     By:
                                     Name:
                                     Title:

            [By signing this letter in the space provided below, the [Directing Certificateholder] [Special Servicer] [Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on


[______________________].



By:______________________
Name:
Title:]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

      (PURSUANT TO SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT)

                       GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates
                   Series 2003-C1, Class ____ (the "Certificates")


Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:    Corporate Trust - CMBS
              GE Commercial Mortgage Corporation,
              Commercial Mortgage Pass-Through Certificates, Series 2003-C1

TO:   [Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Services]

      Re:   Transfer of GE Commercial Mortgage Corporation,
            Commercial Mortgage Pass-Through Certificates,
            Series 2003-C1 Class __
            -----------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common Code No.____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],**

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].*
--------------------

* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                    EXHIBIT O

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                  BOOK-ENTRY CERTIFICATE AFTER THE RELEASE DATE

      (PURSUANT TO SECTION 5.02(b) OF THE POOLING AND SERVICING AGREEMENT)

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re:   Transfer of GE Commercial Mortgage Corporation,
            Commercial Mortgage Pass-Through Certificates, Series 2003-C1
            -------------------------------------------------------------


Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

----------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT P

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                       TO RULE 144A BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

      (PURSUANT TO SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT)


Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

           Re:  Transfer of GE Commercial Mortgage Corporation,
                Commercial Mortgage Pass-Through Certificates, Series 2003-C1__
                ---------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

------------------
* Select appropriate depository.

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer, the Initial Purchaser and Placement Agents of the offering of the Certificates.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT Q

         FORM OF TRANSFER CERTIFICATE FOR TRANSFERS WITHIN REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  ----------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate on or prior to the Release Date to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 of Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                   EXHIBIT R-1

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  ----------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance] [Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

--------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

**  Select appropriate depository.

                                   EXHIBIT R-2
             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                             AFTER THE RELEASE DATE

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  ----------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

--------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

                                    EXHIBIT S

             FORM OF TRANSFER CERTIFICATE FOR BOOK-ENTRY CERTIFICATE
                     TO REGULATION S DEFINITIVE CERTIFICATE

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:   Corporate Trust - CMBS
             GE Commercial Mortgage Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 2003-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  ----------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Bank of America, N.A., as Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of a beneficial interest in $__________________ [Certificate Balance] [Notional Amount] of Book-Entry Certificates to _________ (the "Transferee"), who will take delivery in fully registered form (such transferred interest being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

---------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

                                    EXHIBIT T

                         SUPPLEMENTAL SERVICER SCHEDULE


------------------------------------------------------------------------------------------------------------------------------------
ID  Mortgage  OM Plan     O&M     Lockbox  Defeasance    Current      Monthly      Current  Monthly  Current  Monthly    Current
      Loan    In Place  Comments                       Replacement  Replacement                        Tax      Tax     Insurance
                                                                                    TI/LC    TI/LC    Escrow   Escrow     Escrow
     Seller                                             Reserves     Reserves
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
ID   Monthly     Current      Current    Monthly
    Insurance  Engineering     Other      Other
     Escrow
                 Reserve      Reserve    Reserve
------------------------------------------------------------------------------------------------------------------------------------




                                    EXHIBIT U

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K
                             -----------------------

                       GE Commercial Mortgage Corporation
                       Trust, Series 2003-C1 (the "Trust")

I, [identify the certifying individual], certify that:

            1.____I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer and the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, and except as disclosed in the reports, the servicer and special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, N.A., as servicer, Lennar Partners, Inc., as special servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair and Wells Fargo Bank Minnesota, N.A., as trustee.

Date:__________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT V

                          FORM OF CERTIFICATIONS TO BE
                              PROVIDED TO DEPOSITOR

                       GE Commercial Mortgage Corporation
                       Trust, Series 2003-C1 (the "Trust")

                     CERTIFICATION OF BANK OF AMERICA, N.A.

                    GE COMMERCIAL MORTGAGE CORPORATION TRUST,
                          SERIES 2003-C1 (THE "TRUST")

The undersigned, [__________], a [__________] of BANK OF AMERICA, N.A., a national banking association (the "Servicer"), as Servicer under that certain pooling and servicing agreement, dated as of April 1, 2003, by and among GE Commercial Mortgage Corporation, Bank of America, N.A., Lennar Partners, Inc., GMAC Commercial Mortgage Corporation and Wells Fargo Bank Minnesota, N.A. (the "Agreement") certifies to GE Commercial Mortgage Corporation (the "Depositor") and its officers, directors and affiliates that:

1. I have reviewed the draft of the Annual Report on Form 10-K of the Trust for the year ended December 31, 2003 and related reports that were sent to the Servicer by the Depositor (the "Draft Report") as to the servicing by the Servicer of the mortgage loans as to which the Servicer has servicing responsibilities (the "Mortgage Loans").

2. To the best of my knowledge, the information in the Draft Report relating to servicing information in respect of the Mortgage Loans, including information relating to actions of the Servicer and/or payments and other collections on and characteristics of the Mortgage Loans, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of March 31, 2004.

3. I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon the review required by the Agreement, and except as disclosed in the Draft Report, the Servicer has complied in all material respects with all its servicing obligations and with all the minimum servicing standards under the Agreement.

4. I or persons acting under my supervision have disclosed to the certified public accountants for the Depositor and to the accountants that are to deliver the Annual Accountants Report in respect of the Servicer required by the Agreement with respect to the year ended December 31, 2003 all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers.

The statements in this Certificate are limited to information regarding the Servicer and the Servicer's activities under the Agreement. This Certification does not relate to information in the Draft Report relating to any other person or any other topic. In giving the certification above, I have reasonably relied on the information provided to me by [_______] with respect to any applicable Mortgage Loan.


IN WITNESS WHEREOF, I have executed this Certification on March , 2004.



                                    --------------------------------------------
                                    [NAME]
                                    [TITLE]
                                    BANK OF AMERICA, N.A.

                     CERTIFICATION OF LENNAR PARTNERS, INC.

                    GE COMMERCIAL MORTGAGE CORPORATION TRUST,
                          SERIES 2003-C1 (THE "TRUST")

The undersigned, Susan K. Chapman, a Vice President of LENNAR PARTNERS, INC., a Florida Corporation (the "Special Servicer"), as Special Servicer under that certain pooling and servicing agreement, dated as of April 1, 2003, by and among GE Commercial Mortgage Corporation, Bank of America, N.A., Lennar Partners, Inc., GMAC Commercial Mortgage Corporation and Wells Fargo Bank Minnesota, N.A. (the "Agreement") certifies to GE Commercial Mortgage Corporation (the "Depositor") and its officers, directors and affiliates that:

1. I have reviewed the draft of the Annual Report on Form 10-K of the Trust for the year ended December 31, 2003 and related reports that were sent to the Special Servicer by the Depositor (the "Draft Report") as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties").

2. To the best of my knowledge, the information in the Draft Report relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of March 31, 2004.

3. I am responsible for reviewing the activities performed by the Special Servicer under the Agreement, and based upon the review required by the Agreement, and except as disclosed in the Draft Report, the Special Servicer has complied in all material respects with all its servicing obligations and with all the minimum servicing standards under the Agreement.

4. I or persons acting under my supervision have disclosed to the certified public accountants for the Depositor and to the accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Agreement with respect to the year ended December 31, 2003 all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers.

The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the Agreement. This Certification does not relate to information in the Draft Report relating to any other person or any other topic.

IN WITNESS WHEREOF, I have executed this Certification on March , 2004.



                                             -----------------------------------
                                              Susan K. Chapman
                                              Vice President
                                              Lennar Partners, Inc.

                                  CERTIFICATION

Re: GE Commercial Mortgage Corporation Trust, Series 2003-C1 (the "Trust") and that certain Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation, as depositor, Bank of America, N.A., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer with respect to all of the Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as special servicer with respect to the Renaissance Loan Pair (the "Renaissance Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee").


         I, Eric Lindner, an Executive Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, on behalf of GMAC COMMERCIAL MORTGAGE CORPORATION, as Renaissance Special Servicer, certify to GE Commercial Mortgage Corporation, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I am responsible for reviewing the activities performed by the Renaissance Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required by Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on
                  Schedule 1 hereto, the Renaissance Special Servicer, to my knowledge, has fulfilled its material obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by the Renaissance Special Servicer to the Trustee and the Servicer thereunder, and that, to the knowledge of the Renaissance Special Servicer, such reports do not contain any material misstatements or omissions;

            2. I have disclosed to the Renaissance Special Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the Renaissance Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement; and

            3. To the actual knowledge of the Renaissance Special Servicer, the Renaissance Loan Pair is not a Specially Serviced Mortgage Loan.

Date:  March [__], 2004



GMAC COMMERCIAL MORTGAGE CORPORATION



By:  _____________________________________________________
     Name:  Eric Lindner
     Title:  Executive Vice President

                                   SCHEDULE I

                                   EXHIBIT W-1

                       FORM OF CLOSING DATE CERTIFICATION
                                April [__], 2003



GE Commercial Mortgage Corp.
292 Long Ridge Road
Stamford, Connecticut  06927

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139

General Electric Capital Corporation
125 Park Avenue, 10th Floor
New York, New York 10017

German American Capital Corporation
31 West 52nd Street, 17th Floor
New York, New York 10019
Attention:  [Gregory Hartch]

Standard & Poor's Ratings Services,
a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10007

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Bank of America, N.A.
555 South Flower Street, 6th Floor
CA9-706-06-42
Los Angeles, California  90071

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
                  -------------------------------------------------------

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, Bank of America, N.A., in such capacity, as Servicer, Lennar Partners, Inc. as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all Mortgage Notes or an appropriate lost note affidavit and indemnification, a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit and the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii) and (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trustee

                                          [____________________]
                                          Corporate Trust Officer

                                   EXHIBIT W-2

                          FORM OF INITIAL CERTIFICATION

                                     [DATE]


GE Commercial Mortgage Corp.
292 Long Ridge Road
Stamford, Connecticut 06927

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044

General Electric Capital Corporation
125 Park Avenue, 10th Floor
New York, New York 10017

German American Capital Corporation
31 West 52nd Street, 17th Floor
New York, New York 10019
Attention:  [Gregory Hartch]

Standard & Poor's Ratings Services
a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  100907

Moody's Investors Services, Inc.
99 Church Street
New York, New York  10007

Bank of America, N.A.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28255

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1
            -------------------------------------------------------

            In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, Bank of America, N.A., in such capacity, as Servicer, Lennar Partners, Inc. as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair, and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i) through (v), (ix) through (xii), (xvi) through (xix) of the definition of "Mortgage File", (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the final sentence of
Section 2.01(b) of the Agreement), (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and
(viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii) and (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trustee

                                          _____________________________________
                                          [____________________]

                                          Corporate Trust Officer

                                   EXHIBIT X

                                DIRECTION LETTER
                                ----------------

                                 April 15, 2003

VIA FACSIMILE
-------------

Bank of America, N.A.

Capital Markets Servicing Group
555 South Flower Street, 6th Floor
Los Angeles, California 90071
Attn: [____________________]

      RE: GE COMMERCIAL MORTGAGE CORPORATION, COMMERCIAL
      MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1 AND THE
      WELLBRIDGE MORTGAGE LOAN

Dear Ms. [____________________]:

      GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (the "TRUST FUND") is the Note A-2 Holder, as such term is defined under the Wellbridge Intercreditor and Servicing Agreement dated as of April 1, 2003, by and among Bank of America, N.A., as Note A-1 Holder, Bank of America, N.A., as Note A-2 Holder, Bank of America, N.A., as Note A-3 Holder, and Bank of America, N.A., as Note B Holder. Note A-2 is being serviced pursuant to the terms of a Pooling and Servicing Agreement, dated as of April 1, 2003, by and among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent, as from time to time amended, supplemented or modified (the "BACM POOLING AGREEMENT"). Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of the Trust Fund hereby directs Bank of America, N.A., as servicer under the BACM Pooling Agreement, as follows:

      1. Bank of America, N.A. shall remit the Remittance Amount (as defined in the BACM Pooling Agreement) due the Note A-2 Lender on the Remittance Date (as defined in the BACM Pooling Agreement) to Bank of America, N.A., as Master Servicer of the Trust Fund (the "MASTER SERVICER"), to the account set forth on Schedule I hereto in accordance with the terms of the BACM Pooling Agreement;

      2. Bank of America, N.A. shall deliver the Officer's Certificate required under Section [____] of the BACM Pooling Agreement to the Master Servicer at the address set forth in Section 4 below in accordance with the terms of the BACM Pooling Agreement.

      3. Bank of America, N.A. shall deliver the reports required under Sections [3.12(a)] and [4.02] of the BACM Pooling Agreement to the Master Servicer at the address set forth in Section 4 below in accordance with the terms of the BACM Pooling Agreement.

      4. All reports and certificates required to be delivered to the Master Servicer shall be addressed as follows:

                          [BANK OF AMERICA TO PROVIDE]



      Thank you for your attention to this matter.

                                            WELLS FARGO BANK MINNESOTA, N.A.
                                            AS TRUSTEE FOR THE HOLDERS OF GE
                                            COMMERCIAL MORTGAGE
                                            CORPORATION, COMMERCIAL
                                            MORTGAGE PASS-THROUGH
                                            CERTIFICATES, SERIES 2003-C1



                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                   SCHEDULE I
                                   ----------


           Account:           Certificate Account

           Account #:         [____________________]

           Title: Bank of America, N.A., as Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Certificate Account

           Location:          Bank of America, N.A.

                                   SCHEDULE 1

                        COMPUTERIZED DATABASE INFORMATION
                        ---------------------------------

                      [TO BE CONFORMED TO CMSA SET-UP FILE]

                              Field
                              Identification Number
                              Property Type
                              Property City and State
                              Year Built
                              Year Renovated
                              Occupancy Rate as Of ___
                              Total Square Feet
                              Number of units
                              Original Principal Balance
                              Prepayment Premium
                              Note Rate
                              Annual Debt Service
                              Current DSCR
                              Appraised Value (MAI)
                              Cut-off LTV (MAI)
                              LTV at Maturity (MAI)
                              Annual Reserves per Square Foot/Unit
                              Origination Date
                              Maturity Date
                              (Original) Loan Balance Per SF or Per Unit
                              Current Unpaid Principal Balance
                              2001 Actual or Rolling 12 Month NOI
                              Actual Current Annual Net Operating Income
                              Current Statement Date
                              Originator

                                   SCHEDULE 2

                    Mortgage Loans Containing Additional Debt




              LOAN ID                PROPERTY NAME
            ----------------------------------------------------
                 1                 Renaissance Tower
                 4           Walmart Islip Shopping Center
                 9              The Links at Bentonville
                 17                  Chatham Retail
                 42               Wellbridge Portfolio
                 94            Walgreens-Delray Beach, FL

 ID         EXISTING ADDITIONAL     EXISTING ADDITIONAL                        EXISTING ADDITIONAL
                  DEBT                 DEBT AMOUNT                              DEBT DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
 1                 Yes                     20,000,000    B Note
 2                 No
 3                 No
 4                 Yes                      3,015,532    Soft unsecured debt to affiliate of the Borrower held outside of the trust.
 5                 No
------------------------------------------------------------------------------------------------------------------------------------
 6                 No
 7                 No
 8                 No
 9                 Yes                      6,749,500    Mezzanine
 10                No
------------------------------------------------------------------------------------------------------------------------------------
 11                No
 12                No
 13                No
 14                No
 15                No
------------------------------------------------------------------------------------------------------------------------------------
 16                No
 17                Yes       $100,000 and $14,225,000    Mezzanine Debt
 18                No
 19                No
 20                No
------------------------------------------------------------------------------------------------------------------------------------
 21                No
 22                No
22a
22b
 23                No
------------------------------------------------------------------------------------------------------------------------------------
 24                No
 25                No
 26                No
 27                No
 28                No
------------------------------------------------------------------------------------------------------------------------------------
 29                No
 30                No
30a
30b
30c
------------------------------------------------------------------------------------------------------------------------------------
30d
 31                No
 32                No
 33                No
 34                No
------------------------------------------------------------------------------------------------------------------------------------
 35                No
35a
35b
35c
 36                No
------------------------------------------------------------------------------------------------------------------------------------
 37                No
 38                No
38a
38b
 39                No
------------------------------------------------------------------------------------------------------------------------------------
 40                No
 41                No
 42                Yes                     49,752,729    B Note $29,837,902.60;4Mezzanine $19,914,826.85
42a
42b
------------------------------------------------------------------------------------------------------------------------------------
42c
42d
42e
42f
42g
------------------------------------------------------------------------------------------------------------------------------------
42h
42i
42j
42k
42l
------------------------------------------------------------------------------------------------------------------------------------
42m
42n
42o
 43                No
 44                No
------------------------------------------------------------------------------------------------------------------------------------
 45                No
 46                No
 47                No
 48                No
 49                No
------------------------------------------------------------------------------------------------------------------------------------
 50                No
50a
50b
 51                No
51a
------------------------------------------------------------------------------------------------------------------------------------
51b
51c
51d
51e
 52                No
------------------------------------------------------------------------------------------------------------------------------------
 53                No
 54                No
 55                No
 56                No
 57                No
------------------------------------------------------------------------------------------------------------------------------------
 58                No
 59                No
 60                No
 61                No
61a
------------------------------------------------------------------------------------------------------------------------------------
61b
61c
 62                No
 63                No
 64                No
------------------------------------------------------------------------------------------------------------------------------------
 65                No
 66                No
 67                No
 68                No
 69                No
------------------------------------------------------------------------------------------------------------------------------------
 70                No
 71                No
 72                No
 73                No
 74                No
------------------------------------------------------------------------------------------------------------------------------------
 75                No
 76                No
 77                No
 78                No
 79                No
------------------------------------------------------------------------------------------------------------------------------------
 80                No
 81                No
 82                No
 83                No
 84                No
------------------------------------------------------------------------------------------------------------------------------------
 85                No
85a
85b
 86                No
86a
------------------------------------------------------------------------------------------------------------------------------------
86b
 87                No
 88                No
 89                No
 90                No
------------------------------------------------------------------------------------------------------------------------------------
 91                No
 92                No
 93                No
 94                Yes                        584,254    B Note
 95                No
------------------------------------------------------------------------------------------------------------------------------------
 96                No
 97                No
 98                No
 99                No
100                No
------------------------------------------------------------------------------------------------------------------------------------
101                No
102                No
103                No
104                No
105                No
------------------------------------------------------------------------------------------------------------------------------------
106                No
107                No
108                No
109                No
110                No
------------------------------------------------------------------------------------------------------------------------------------
111                No
112                No
113                No
114                No
115                No
------------------------------------------------------------------------------------------------------------------------------------
116                No
117                No
118                No
119                No
120                No
------------------------------------------------------------------------------------------------------------------------------------
121                No
122                No
123                No
124                No
125                No
------------------------------------------------------------------------------------------------------------------------------------
126                No
127                No
128                No
129                No
130                No
------------------------------------------------------------------------------------------------------------------------------------
131                No
132                No
133                No
134                No
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 3

                Mortgage Loans which Initially Pay Interest Only



               LOAN ID                PROPERTY NAME
             ---------------------------------------------------
                  1                 Renaissance Tower
                  18            Charter Woods Apartments
                  37       La Verne Courtyard Shopping Center
                  40              Village Faire Centre
                  46           Shops at Jefferson Village
                  47          UDR Portfolio - Hunter Ridge
                                       Apartments
                  48                 Friar's Village
                  59          Gateway Plaza Shopping Center
                  71                   Maple Woods
                  93           Forest Hill Shopping Center
                  96            Lakeshore - Tamarack East

                  ORIGINAL        REMAINING
               INTEREST ONLY    INTEREST ONLY
   ID          PERIOD (MOS.)    PERIOD (MOS.)
-----------------------------------------------------
   1                 36             33
   2                  -              -
   3                  -              -
   4                  -              -
   5                  -              -
-----------------------------------------------------
   6                  -              -
   7                  -              -
   8                  -              -
   9                  -              -
   10                 -              -
-----------------------------------------------------
   11                 -              -
   12                 -              -
   13                 -              -
   14                 -              -
   15                 -              -
-----------------------------------------------------
   16                 -              -
   17                 -              -
   18                 6              -
   19                 -              -
   20                 -              -
-----------------------------------------------------
   21                 -              -
   22                 -              -
  22a
  22b
   23                 -              -
-----------------------------------------------------
   24                 -              -
   25                 -              -
   26                 -              -
   27                 -              -
   28                 -              -
-----------------------------------------------------
   29                 -              -
   30                 -              -
  30a
  30b
  30c
-----------------------------------------------------
  30d
   31                 -              -
   32                 -              -
   33                 -              -
   34                 -              -
-----------------------------------------------------
   35                 -              -
  35a
  35b
  35c
   36                 -              -
-----------------------------------------------------
   37                84             81
   38                 -              -
  38a
  38b
   39                 -              -
-----------------------------------------------------
   40                84             81
   41                 -              -
   42                 1              -
  42a
  42b
-----------------------------------------------------
  42c
  42d
  42e
  42f
  42g
-----------------------------------------------------
  42h
  42i
  42j
  42k
  42l
-----------------------------------------------------
  42m
  42n
  42o
   43                 -              -
   44                 -              -
-----------------------------------------------------
   45                 -              -
   46                85             82
   47                24             18
   48                84             81
   49                 -              -
-----------------------------------------------------
   50                 -              -
  50a
  50b
   51                 -              -
  51a
-----------------------------------------------------
  51b
  51c
  51d
  51e
   52                 -              -
-----------------------------------------------------
   53                 -              -
   54                 -              -
   55                 -              -
   56                 -              -
   57                 -              -
-----------------------------------------------------
   58                 -              -
   59                84             83
   60                 -              -
   61                 -              -
  61a
-----------------------------------------------------
  61b
  61c
   62                 -              -
   63                 -              -
   64                 -              -
-----------------------------------------------------
   65                 -              -
   66                 -              -
   67                 -              -
   68                 -              -
   69                 -              -
-----------------------------------------------------
   70                 -              -
   71                12             12
   72                 -              -
   73                 -              -
   74                 -              -
-----------------------------------------------------
   75                 -              -
   76                 -              -
   77                 -              -
   78                 -              -
   79                 -              -
-----------------------------------------------------
   80                 -              -
   81                 -              -
   82                 -              -
   83                 -              -
   84                 -              -
-----------------------------------------------------
   85                 -              -
  85a
  85b
   86                 -              -
  86a
-----------------------------------------------------
  86b
   87                 -              -
   88                 -              -
   89                 -              -
   90                 -              -
-----------------------------------------------------
   91                 -              -
   92                 -              -
   93                84             83
   94                 -              -
   95                 -              -
-----------------------------------------------------
   96                24             20
   97                 -              -
   98                 -              -
   99                 -              -
  100                 -              -
-----------------------------------------------------
  101                 -              -
  102                 -              -
  103                 -              -
  104                 -              -
  105                 -              -
-----------------------------------------------------
  106                 -              -
  107                 -              -
  108                 -              -
  109                 -              -
  110                 -              -
-----------------------------------------------------
  111                 -              -
  112                 -              -
  113                 -              -
  114                 -              -
  115                 -              -
-----------------------------------------------------
  116                 -              -
  117                 -              -
  118                 -              -
  119                 -              -
  120                 -              -
-----------------------------------------------------
  121                 -              -
  122                 -              -
  123                 -              -
  124                 -              -
  125                 -              -
-----------------------------------------------------
  126                 -              -
  127                 -              -
  128                 -              -
  129                 -              -
  130                 -              -
-----------------------------------------------------
  131                 -              -
  132                 -              -
  133                 -              -
  134                 -              -
-----------------------------------------------------

                                   SCHEDULE 4

             Mortgage Loans with Environmental Insurance Policies

              LOAN ID                 PROPERTY NAME

             ------------------------------------------------------
                 1                  Renaissance Tower

          ENVIRONMENTAL
   ID       INSURANCE
-----------------------------
   1           Yes
   2           No
   3           No
   4           No
   5           No
-----------------------------
   6           No
   7           No
   8           No
   9           No
   10          No
-----------------------------
   11          No
   12          No
   13          No
   14          No
   15          No
-----------------------------
   16          No
   17          No
   18          No
   19          No
   20          No
-----------------------------
   21          No
   22          No
  22a          No
  22b          No
   23          No
-----------------------------
   24          No
   25          No
   26          No
   27          No
   28          No
-----------------------------
   29          No
   30          No
  30a          No
  30b          No
  30c          No
-----------------------------
  30d          No
   31          No
   32          No
   33          No
   34          No
-----------------------------
   35          No
  35a          No
  35b          No
  35c          No
   36          No
-----------------------------
   37          No
   38          No
  38a          No
  38b          No
   39          No
-----------------------------
   40          No
   41          No
   42          No
  42a          No
  42b          No
-----------------------------
  42c          No
  42d          No
  42e          No
  42f          No
  42g          No
-----------------------------
  42h          No
  42i          No
  42j          No
  42k          No
  42l          No
-----------------------------
  42m          No
  42n          No
  42o          No
   43          No
   44          No
-----------------------------
   45          No
   46          No
   47          No
   48          No
   49          No
-----------------------------
   50          No
  50a          No
  50b          No
   51          No
  51a          No
-----------------------------
  51b          No
  51c          No
  51d          No
  51e          No
   52          No
-----------------------------
   53          No
   54          No
   55          No
   56          No
   57          No
-----------------------------
   58          No
   59          No
   60          No
   61          No
  61a          No
-----------------------------
  61b          No
  61c          No
   62          No
   63          No
   64          No
-----------------------------
   65          No
   66          No
   67          No
   68          No
   69          No
-----------------------------
   70          No
   71          No
   72          No
   73          No
   74          No
-----------------------------
   75          No
   76          No
   77          No
   78          No
   79          No
-----------------------------
   80          No
   81          No
   82          No
   83          No
   84          No
-----------------------------
   85          No
  85a          No
  85b          No
   86          No
  86a          No
-----------------------------
  86b          No
   87          No
   88          No
   89          No
   90          No
-----------------------------
   91          No
   92          No
   93          No
   94          No
   95          No
-----------------------------
   96          No
   97          No
   98          No
   99          No
  100          No
-----------------------------
  101          No
  102          No
  103          No
  104          No
  105          No
-----------------------------
  106          No
  107          No
  108          No
  109          No
  110          No
-----------------------------
  111          No
  112          No
  113          No
  114          No
  115          No
-----------------------------
  116          No
  117          No
  118          No
  119          No
  120          No
-----------------------------
  121          No
  122          No
  123          No
  124          No
  125          No
-----------------------------
  126          No
  127          No
  128          No
  129          No
  130          No
-----------------------------
  131          No
  132          No
  133          No
  134          No

                                   SCHEDULE 5

           RATES TO BE USED IN DETERMINING CLASS X PASS-THROUGH RATES



     DISTRIBUTION DATE         PERIOD        RATE (%)
---------------------------    ------        ---------
May 10,2003                      1           5.72410%
June 10,2003                     2           5.91790%
July 10, 2003                    3           5.72400%
August 10, 2003                  4           5.91770%
September 10, 2003               5           5.91770%
October 10, 2003                 6           5.72380%
November 10, 2003                7           5.91750%
December 10, 2003                8           5.72360%
January 10, 2004                 9           5.91730%
February 10, 2004               10           5.72540%
March 10,2004                   11           5.72160%
April 10, 2004                  12           5.91710%
May 10,2004                     13           5.72320%
June 10, 2004                   14           5.91690%
July 10, 2004                   15           5.72290%
August 10, 2004                 16           5.91660%
September 10, 2004              17           5.91640%
October 10, 2004                18           5.72250%
November 10, 2004               19           5.91610%
December 10, 2004               20           5.72220%
January 10, 2005                21           5.72400%
February 10, 2005               22           5.72390%
March 10,2005                   23           5.71910%
April 10, 2005                  24           5.91530%
May 10,2005                     25           5.72140%
June 10,2005                    26           5.91500%
July 10,2005                    27           5.72110%
August 10, 2005                 28           5.91470%
September 10, 2005              29           5.91450%
October 10, 2005                30           5.72060%
November 10, 2005               31           5.91420%
December 10, 2005               32           5.72030%
January 10, 2006                33           5.72210%
February 10, 2006               34           5.72200%
March 10, 2006                  35           5.71810%
April 10, 2006                  36           5.91350%
May 10,2006                     37           5.71980%
June 10,2006                    38           5.91340%
July 10, 2006                   39           5.71960%
August 10, 2006                 40           5.91320%
September 10, 2006              41           5.91310%
October 10, 2006                42           5.71940%
November 10, 2006               43           5.91300%
December 10, 2006               44           5.71920%
January 10, 2007                45           5.72110%
February 10, 2007               46           5.72100%
March 10, 2007                  47           5.71780%
April 10, 2007                  48           5.91250%
May 10,2007                     49           5.71870%
June 10,2007                    50           5.91230%
July 10, 2007                   51           5.71860%
August 10, 2007                 52           5.91050%
September 10, 2007              53           5.91040%
October 10, 2007                54           5.71670%
November 10,2007                55           5.91290%
December 10, 2007               56           5.71910%
January 10, 2008                57           5.92930%
February 10, 2008               58           5.73960%
March 10, 2008                  59           5.74150%
April 10, 2008                  60           5.95980%
May 10, 2008                    61           5.76450%
June 10, 2008                   62           5.95950%
July 10, 2008                   63           5.76420%
August 10, 2008                 64           5.95930%
September 10, 2008              65           5.95920%
October 10, 2008                66           5.76390%
November 10, 2008               67           5.95890%
December 10, 2008               68           5.76360%
January 10, 2009                69           5.76550%
February 10, 2009               70           5.76540%
March 10, 2009                  71           5.76310%
April 10, 2009                  72           5.95820%
May 10, 2009                    73           5.76300%
June 10, 2009                   74           5.95800%
July 10, 2009                   75           5.76270%
August 10, 2009                 76           5.96220%
September 10, 2009              77           5.96210%
October 10, 2009                78           5.76680%
November 10, 2009               79           5.96200%
December 10, 2009               80           5.76670%
January 10, 2010                81           5.76920%
February 10, 2010               82           5.85380%
March 10, 2010                  83           5.88360%
April 10, 2010                  84           6.07210%